                                                                     Exhibit 4.1

================================================================================






                        ASSET BACKED FUNDING CORPORATION,
                                    Depositor

                        WELLS FARGO HOME MORTGAGE, INC.,
                                    Servicer

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                            Securities Administrator

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT
                          Dated as of September 1, 2002

                               ABFC 2002-WF2 Trust

          ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2







================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                                      ARTICLE I

                                                     DEFINITIONS
Section 1.01      Defined Terms...................................................................................3
Section 1.02      Accounting.....................................................................................32

                                                     ARTICLE II

                           CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES
Section 2.01      Conveyance of Mortgage Loans...................................................................33
Section 2.02      Acceptance by Trustee..........................................................................34
Section 2.03      Repurchase or Substitution of Mortgage Loans...................................................35
Section 2.04      Representations, Warranties and Covenants of the Securities Administrator......................37
Section 2.05      Representations, Warranties and Covenants of the Servicer......................................39
Section 2.06      Representations and Warranties of the Depositor................................................40
Section 2.07      Issuance of Certificates and the Uncertificated Regular Interests..............................41

                                                     ARTICLE III

                                   ADMINISTRATION AND SERVICING OF THE TRUST FUND
Section 3.01      Servicer to Act as Servicer....................................................................41
Section 3.02      Collection of Mortgage Loan Payments...........................................................42
Section 3.03      Realization Upon Defaulted Mortgage Loans......................................................42
Section 3.04      Collection Account and Distribution Account....................................................43
Section 3.05      Permitted Withdrawals From the Collection Account..............................................45
Section 3.06      Establishment of Escrow Accounts; Deposits in Escrow Accounts..................................46
Section 3.07      Permitted Withdrawals From Escrow Account......................................................46
Section 3.08      Payment of Taxes, Insurance and Other Charges; Collections Thereunder;
                  Primary Mortgage Insurance.....................................................................46
Section 3.09      Transfer of Accounts...........................................................................47
Section 3.10      Maintenance of Hazard Insurance................................................................47
Section 3.11      Maintenance of Mortgage Impairment Insurance Policy............................................48
Section 3.12      Fidelity Bond, Errors and Omissions Insurance..................................................48
Section 3.13      Title, Management and Disposition of REO Property..............................................48
Section 3.14      Due-on-Sale Clauses; Assumption and Substitution Agreements....................................50
Section 3.15      Duties of the Credit Risk Manager..............................................................50
Section 3.16      Optional Purchases of 60+ Day Delinquent Loans by Servicer.....................................51
Section 3.17      Trustee to Cooperate; Release of Files.........................................................51
Section 3.18      Servicing Compensation.........................................................................52
Section 3.19      Annual Statement as to Compliance..............................................................52
Section 3.20      Annual Independent Certified Public Accountants' Reports.......................................52
Section 3.21      Access to Certain Documentation and Information Regarding the Mortgage Loans...................53
Section 3.22      Reports Filed with Securities and Exchange Commission; Annual Certification of
                  Securities and Exchange Commission Filing......................................................53
Section 3.23      Obligations of the Servicer in Respect of Compensating Interest................................54
Section 3.24      Prepayment Charges.............................................................................54
Section 3.25      Investment of Funds in the Collection Account and the Distribution Account.....................55
Section 3.26      Liability of Servicer; Indemnification.........................................................55
Section 3.27      Reports of Foreclosure and Abandonment of Mortgaged Properties.................................56

Section 3.28      No Personal Solicitation.......................................................................56
Section 3.29      Limitation of Liability of the Credit Risk Manager.............................................57
Section 3.30      Auction Administration Agreement; Auction Swap Agreement.......................................57

                                                     ARTICLE IV

                                                    FLOW OF FUNDS
Section 4.01      Interest Distributions.........................................................................58
Section 4.02      Distributions of Principal and Monthly Excess Cashflow Amounts.................................58
Section 4.03      Allocation of Losses...........................................................................61
Section 4.04      Method of Distribution.........................................................................61
Section 4.05      Distributions on Book-Entry Certificates.......................................................62
Section 4.06      Statements.....................................................................................62
Section 4.07      Remittance Reports; Advances...................................................................64
Section 4.08      [Reserved].....................................................................................65
Section 4.09      REMIC Distributions............................................................................65

                                                      ARTICLE V

                                                  THE CERTIFICATES
Section 5.01      The Certificates...............................................................................67
Section 5.02      Registration of Transfer and Exchange of Certificates..........................................67
Section 5.03      Mutilated, Destroyed, Lost or Stolen Certificates..............................................71
Section 5.04      Persons Deemed Owners..........................................................................71
Section 5.05      Appointment of Paying Agent....................................................................71

                                                     ARTICLE VI

                                           THE SERVICER AND THE DEPOSITOR
Section 6.01      Liability of the Servicer and the Depositor....................................................72
Section 6.02      Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or the Depositor.72
Section 6.03      Limitation on Liability of the Servicer and Others.............................................72
Section 6.04      Servicer Not to Resign.........................................................................72
Section 6.05      Delegation of Duties...........................................................................73

                                                     ARTICLE VII

                                                       DEFAULT
Section 7.01      Servicer Events of Termination.................................................................73
Section 7.02      Securities Administrator to Act; Appointment of Successor......................................74
Section 7.03      Waiver of Defaults.............................................................................75
Section 7.04      Notification to Certificateholders.............................................................75
Section 7.05      Survival of Servicer Liabilities...............................................................76

                                                    ARTICLE VIII

                                    THE TRUSTEE AND THE SECURITIES ADMINISTRATOR
Section 8.01      Duties of Trustee and Securities Administrator.................................................76
Section 8.02      Certain Matters Affecting the Trustee and the Securities Administrator.........................77
Section 8.03      Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.............78

Section 8.04      Trustee and Securities Administrator May Own Certificates......................................79
Section 8.05      Trustee and Securities Administrator Fees and Expenses.........................................79
Section 8.06      Eligibility Requirements for Trustee and Securities Administrator..............................79
Section 8.07      Resignation or Removal of Trustee and Securities Administrator.................................80
Section 8.08      Successor Trustee and Successor Securities Administrator.......................................80
Section 8.09      Merger or Consolidation of Trustee or Securities Administrator.................................81
Section 8.10      Appointment of Co-Trustee or Separate Trustee..................................................81
Section 8.11      Limitation of Liability........................................................................82
Section 8.12      Trustee May Enforce Claims Without Possession of Certificates..................................82
Section 8.13      Suits for Enforcement..........................................................................82
Section 8.14      Waiver of Bond Requirement.....................................................................83
Section 8.15      Waiver of Inventory, Accounting and Appraisal Requirement......................................83
Section 8.16      Appointment of Custodian.......................................................................83

                                                     ARTICLE IX

                                       REMIC AND GRANTOR TRUST ADMINISTRATION
Section 9.01      REMIC Administration...........................................................................83
Section 9.02      Prohibited Transactions and Activities.........................................................85
Section 9.03      Indemnification with Respect to Certain Taxes and Loss of REMIC Status.........................85
Section 9.04      REO Property...................................................................................85
Section 9.05      Grantor Trust Administration...................................................................86

                                                      ARTICLE X

                                                     TERMINATION
Section 10.01     Termination....................................................................................86
Section 10.02     Additional Termination Requirements............................................................87

                                                     ARTICLE XI

                                              MISCELLANEOUS PROVISIONS
Section 11.01     Amendment......................................................................................88
Section 11.02     Recordation of Agreement; Counterparts.........................................................89
Section 11.03     Limitation on Rights of Certificateholders.....................................................89
Section 11.04     Governing Law; Jurisdiction....................................................................89
Section 11.05     Notices........................................................................................90
Section 11.06     Severability of Provisions.....................................................................90
Section 11.07     Article and Section References.................................................................90
Section 11.08     Notice to the Rating Agencies..................................................................90
Section 11.09     Further Assurances.............................................................................91
Section 11.10     Benefits of Agreement..........................................................................91
Section 11.11     Acts of Certificateholders.....................................................................91

                                    EXHIBITS:

Exhibit A-1     Form of Class A-1 Certificates
Exhibit A-2     Form of Class A-2 Certificates
Exhibit A-3     Form of Class AIO Certificates
Exhibit B       Form of Class B Certificates
Exhibit C-1     Form of Class R Certificates
Exhibit C-2     Form of Class M-1 Certificates
Exhibit C-3     Form of Class M-2 Certificates
Exhibit C-4     Form of Class M-3 Certificates
Exhibit C-5     Form of Class M-4 Certificates
Exhibit C-6     Form of Class CE Certificates
Exhibit C-7     Form of Class P Certificates
Exhibit D       Mortgage Loan Schedule
Exhibit E       Form of Request for Release
Exhibit F-1     Form of Trustee's Initial Certification
Exhibit F-2     Form of Trustee's Interim Certification
Exhibit F-3     Form of Trustee's Final Certification
Exhibit G       Mortgage Loan Purchase Agreement
Exhibit H       Form of Lost Note Affidavit
Exhibit I       Form of ERISA Representation
Exhibit J-1     Form of Investment Letter (Non-Rule 144A)
Exhibit J-2     Form of Investment Letter (Rule 144A)
Exhibit K       Form of Residual Certificate Transfer Affidavit
Exhibit L       Form of Transferor Certificate
Exhibit M       Depository Agreement
Exhibit N       Monthly Information Provided by Servicer
Exhibit O       Auction Administration Agreement
Exhibit P-1     Form of Sarbanes-Oxley Certification
Exhibit P-2     Form of Securities Administrator's SEC Certification
Exhibit P-3     Form of Servicer's SEC Certification
Exhibit P-4     Form of Securities Administrator's Certification to Depositor
Exhibit Q       Form of Auction Swap Agreement


Schedule I      Wells Fargo Prepayment Charge Matrix

         This Pooling and Servicing Agreement is dated as of September 1, 2002 (the "Agreement"), among ASSET BACKED FUNDING CORPORATION, as depositor (the "Depositor"), WELLS FARGO HOME MORTGAGE, INC., as servicer (the "Servicer"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as securities administrator (the "Securities Administrator") and WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

         The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of eleven Classes of Certificates, designated as (i) the Class A-1, Class A-2 and Class AIO Certificates, (ii) the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, (iii) the Class B Certificates, (iv) the Class CE Certificates,
(v) the Class P Certificates and (vi) the Class R Certificates.

         As provided herein, the Trustee shall elect that the Trust Fund, exclusive of the rights of the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates to receive payments in respect of the Net WAC Rate Carryover Amount (the "Basis Risk Rights") and the rights and obligations of the Class A-2 Certificates under the Auction Swap Agreement (the "Auction Swap Rights"), be treated for federal income tax purposes as five separate real estate mortgage investment conduits (each a "REMIC" or, in the alternative, "REMIC 1," "REMIC 2," "REMIC 3," "REMIC 4" and "REMIC 5" respectively). The Class T5-A1IO, Class A2IO, Class T5-M1IO, Class T5-M2IO, Class T5-M3IO, Class T5-M410, Class T5-BIO, Class T5-4, Class T5-11, Class T5-12 and Class T5-13 Interests (such interests, the "REMIC 5 Components") and the Class A-1, Class A-2, Class AIO, Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates represent all of the "regular interests" in REMIC 5. The Class CE Certificates represent the REMIC 5 Components collectively. Each of the Class R-1, Class R-2, Class R-3, Class R-4 and Class R-5 Interests represents the sole Class of "residual interest" in REMIC 1, REMIC 2, REMIC 3, REMIC 4 and REMIC 5, respectively, for purposes of the REMIC Provisions. There are two Classes of uncertificated REMIC 1 Regular Interests (the Class T1-1 and Class T1-2 Interests), seven classes of uncertificated REMIC 2 Regular Interests (the Class T2-1, Class T2-2, Class T2-3, Class T2-4, Class T2-1AIO, Class T2-2AIO, Class T2-3AIO), eight Classes of uncertificated REMIC 3 Regular Interests (the Class T3-1, Class T3-2, Class T3-3, Class T3-4, Class T3-11, Class T3-12, Class T3-13 Interests and Class T3-AIO), and ten Classes of uncertificated REMIC 4 Regular Interests (the Class T4-A1, Class T4-A2, Class T4-AIO, Class T4-M1, Class T4-M2, Class T4-M3, Class T4-M4, Class T4-B, Class T4-4, Class T4-11, Class T4-12 and Class T4-13 Interests). Each Class of REMIC 1 Regular Interests, REMIC 2 Regular Interests, REMIC 3 Regular Interests, REMIC 4 Regular Interests and REMIC 5 Regular Interests is a "REMIC Regular Interest." The REMIC 1 Regular Interests will be held as assets of REMIC 2, the REMIC 2 Regular Interests will be held as assets of REMIC 3, the REMIC 3 Regular Interests will be held as assets of REMIC 4 and the REMIC 4 Regular Interests will be held as assets of REMIC 5. The Class P Certificates represent an interest in a grantor trust created hereunder and are entitled to receive any Prepayment Premiums with respect to the Mortgage Loans. In addition, any Net WAC Rate Carryover Amounts that are paid with respect to the Class A-1, Class A-2, Class M or Class B Certificates will be treated as first having been distributed with respect to the Class CE Certificates and then having been paid outside of the REMICs to the Class A-1, Class A-2, Class M or Class B Certificateholders. Each of the Class A-1, Class A-2, Class M, and Class B Certificates represents an interest in a grantor trust created hereunder that holds the related regular interest in REMIC 5, the Basis Risk Rights, and, in the case of the Class A-2 Certificates, the Auction Swap Rights. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Distribution Date occurring in June, 2033.

         The following table sets forth (or describes) the Class designation, Pass-Through Rate and approximate Original Class Certificate Principal Balance for each Class of Certificates comprising the interests in the Trust Fund created hereunder:

============================== ============================ ======================= ==================================
                                     Original Class
                                Certificate Principal or
                                        Notional                 Pass-Through                 Assumed Final
            Class                        Amount                      Rate                    Maturity Dates
------------------------------ ---------------------------- ----------------------- ----------------------------------
A-1                                   $29,072,000                    2.705%(1)              February 25, 2012
------------------------------ ---------------------------- ----------------------- ----------------------------------
A-2                                   $189,463,000                   (2)                     May 25, 2032(3)
------------------------------ ---------------------------- ----------------------- ----------------------------------
AIO                                        (4)                        (5)                    March 25, 2005
------------------------------ ---------------------------- ----------------------- ----------------------------------
M-1                                   $14,309,000           LIBOR + 0.72%(6)                 March 25, 2032
------------------------------ ---------------------------- ----------------------- ----------------------------------
M-2                                   $13,008,000           LIBOR + 1.40%(7)                February 25, 2032
------------------------------ ---------------------------- ----------------------- ----------------------------------
M-3                                    $7,805,000           LIBOR + 1.85%(8)                November 25, 2031
------------------------------ ---------------------------- ----------------------- ----------------------------------
M-4                                    $3,252,000           LIBOR + 2.15%(9)                 March 25, 2031
------------------------------ ---------------------------- ----------------------- ----------------------------------
B                                      $1,951,000           LIBOR + 4.50%(10)               October 25, 2029
------------------------------ ---------------------------- ----------------------- ----------------------------------
P                                          N/A                       N/A                           N/A
------------------------------ ---------------------------- ----------------------- ----------------------------------
CE                                        (11)                       N/A                     August 25, 2033
------------------------------ ---------------------------- ----------------------- ----------------------------------
R                                          N/A                       N/A                           N/A
------------------------------ ---------------------------- ----------------------- ----------------------------------
Total                                $258,860,000
============================== ============================ ======================= ==================================

(1) Subject to a cap on any Distribution Date equal to the Net WAC Rate for that Distribution Date.

(2) For each Distribution Date through the Distribution Date in September 2004, a fixed rate of 2.858% per annum, subject to a cap equal to the Net WAC Rate for that Distribution Date. For each Distribution Date occurring after September 2004, the lesser of (i) the lesser of (a) LIBOR plus 0.75% per annum (or LIBOR plus 1.125% per annum, after the Optional Termination Date) and (b) the Maximum Cap Rate for the related Distribution Date, and (ii) the Net WAC Rate for the related Distribution Date.

(3) The Class A-2 Certificates are subject to the Mandatory Auction Call in September 2004.

(4) The Class AIO Certificates will receive distributions of interest only, based on a Notional Amount. The Notional Amount will be $26,016,000 on the first Distribution Date, and on each Distribution Date thereafter through March 2005 will equal the lesser of (i) $26,016,000 and (ii) the Pool Balance of the beginning of the related Due Period, and will equal $0.00 for Distribution Dates in April 2005 and thereafter.

(5) (A) For the Distribution Dates in October 2002 through July 2003, 6.00% per annum, (B) for the Distribution Dates in August 2003 through May 2004, 4.50% per annum, and (C) for the Distribution Dates in June 2004 through March 2005, 2.50% per annum. The Class AIO Certificates will accrue no interest after the Interest Accrual Period related to the March 2005 Distribution Date.

(6) For the first Interest Accrual Period, 2.53063% per annum. For any subsequent Interest Accrual Period, a per annum rate equal to the lesser of: (i) the lesser of (a) LIBOR plus 0.72% per annum (or LIBOR plus 1.080% per annum, after the Optional Termination Date) and (b) the Maximum Cap Rate for the related Distribution Date, and (ii) the Net WAC Rate for the related Distribution Date.

(7) For the first Interest Accrual Period, 3.21063% per annum. For any subsequent Interest Accrual Period, a per annum rate equal to the lesser of: (i) the lesser of (a) LIBOR plus 1.40% per annum (or LIBOR plus 2.100% per annum, after the Optional Termination Date) and (b) the Maximum Cap Rate for the related Distribution Date, and (ii) the Net WAC Rate for the related Distribution Date.

(8) For the first Interest Accrual Period, 3.66063% per annum. For any subsequent Interest Accrual Period, a per annum rate equal to the lesser of: (i) the lesser of (a) LIBOR plus 1.85% per annum (or LIBOR plus 2.775% per annum, after the Optional Termination Date) and (b) the Maximum Cap Rate for the related Distribution Date, and (ii) the Net WAC Rate for the related Distribution Date.

(9) For the first Interest Accrual Period, 3.96063% per annum. For any subsequent Interest Accrual Period, a per annum rate equal to the lesser of: (i) the lesser of (a) LIBOR plus 2.15% per annum (or LIBOR plus 3.225% per annum, after the Optional Termination Date) and (b) the Maximum Cap Rate for the related Distribution Date, and (ii) the Net WAC Rate for the related Distribution Date.

(10) For the first Interest Accrual Period, 6.31063% per annum. For any subsequent Interest Accrual Period, a per annum rate equal to the lesser of: (i) the lesser of (a) LIBOR plus 4.50% per annum and (b) the Maximum Cap Rate for the related Distribution Date, and (ii) the Net WAC Rate for the related Distribution Date.

(11) The Class CE Certificates, collectively, represent the beneficial ownership of the Class CE Interest, which represents the Class T5-A1IO, Class T5-A2IO, Class T5-M1IO, Class T5-M2IO, Class T5-M3IO, Class T5-M4IO, Class T5-BIO, Class T5-4, Class T5-11, Class T5-12, and Class T5-I3 Interests.

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01 Defined Terms.

         Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, interest on the Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates and on the REMIC 5 Components for any Distribution Date will be calculated on the basis of the actual number of days in the related Interest Accrual Period over a 360-day year, and interest on the Class A-1 Certificates, the Class A-2 Certificates and the Class AIO Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "1933 Act": The Securities Act of 1933, as amended.

         "60+ Day Delinquent Loan": Each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

         "Account": Either of the Collection Account or the Distribution
Account.

         "Accrued Certificate Interest": With respect to each Distribution Date and Class of Certificates (other than the Class P, Class CE and Class R Certificates), an amount equal to the interest accrued at the applicable rate set forth or described opposite such Class in the table in the Preliminary Statement during the related Interest Accrual Period on the Certificate Principal Balance of such Class of Certificates (or Notional Amount, in the case of the Class AIO Certificates), reduced by such Class's Interest Percentage of Relief Act Interest Shortfalls for such Distribution Date. The Class P, Class CE and Class R Certificates will not be entitled to distributions in respect of interest.

         "Adjustable Rate Mortgage Loan": A Mortgage Loan the documents for which provide for the adjustment of the Mortgage Interest Rate payable in respect thereof at any period during the life of such loan.

         "Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan for any Distribution Date, a per annum rate equal to the applicable Maximum Mortgage Interest Rate for such Mortgage Loan (if it is an Adjustable Rate Mortgage Loan) or the fixed Mortgage Interest Rate for such Mortgage Loan, if it is a fixed-rate Mortgage Loan, as of the beginning of the related Due Period, less the Expense Fee Rate.

         "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan for any Distribution Date, a per annum rate equal to the related Mortgage Interest Rate, as of the beginning of the related Due Period, less the Expense Fee Rate.

         "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, each adjustment date on which the Mortgage Interest Rate of such Adjustable Rate Mortgage Loan changes pursuant to the related

Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

         "Advance": As to any Mortgage Loan, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.07.

         "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

         "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments and supplements hereto.

         "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

         "Applied Realized Loss Amount": With respect to each Distribution Date, the excess, if any, of (a) the aggregate of the Certificate Principal Balances of the Certificates (after giving effect to all distributions on such Distribution Date) over (b) the Pool Balance as of the end of the related Due Period.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom the name of the assignee and mortgage recordation information which has not yet been returned by the applicable recorder's office), reflecting the sale of the Mortgage.

         "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

         "Auction Administration Agreement:" The Auction Administration Agreement, in the form of Exhibit O attached hereto, dated as of the Closing Date, among Bank of America, N.A., the Auction Administrator and the Trustee.

         "Auction Administrator": The Securities Administrator, in its capacity as auction administrator under this Agreement and the Auction Administration Agreement.

         "Auction Swap Agreement": The transactions evidenced by the ISDA Master Agreement, together with the Schedule and Confirmation and any related documents thereto dated as of September 26, 2002, between Bank of America, N.A. and the Auction Administrator.

         "Auction Swap Rights": As defined in the Preliminary Statement.

         "Available Funds": As to any Distribution Date, an amount equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable therefrom to the Servicer, the Trustee and the Securities Administrator and net of any Stayed Funds and any amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error: (a) the aggregate of the Monthly Payments due during the related Due Period and remitted by the Servicer to the Trustee one Business Day prior to the related Distribution Date, after deduction of (i) the Securities Administration Fee for such Distribution Date, (ii) the Servicing Fee for such Distribution Date, (iii) the Credit Risk Manager Fees for such Distribution Date, and (iv) any accrued and unpaid Servicing Fees (vi) Securities Administration Fees and Credit Risk Manager Fees in respect of any prior Distribution Dates, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Substitution Adjustment Amounts, the Purchase Price for any repurchased Mortgage Loan, the Termination Price with respect to the termination of the Trust pursuant to
Section 10.01 hereof and other unscheduled recoveries of principal and interest (excluding Prepayment Charges and Servicer Prepayment Charge Amounts) in respect of the Mortgage

Loans collected during the related Prepayment Period, (c) the aggregate of any amounts received in respect of an REO Property deposited in the Collection Account for such Distribution Date, (d) any Compensating Interest for such Distribution Date, and (e) the aggregate of any Advances made by the Servicer for such Distribution Date.

         "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

         "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

         "Bankruptcy Code": Title 11 of the United States Code, as amended.

         "Basic Principal Distribution Amount" means as of any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

         "Basis Risk Rights": As defined in the Preliminary Statement.

         "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A-1, Class A-2, Class AIO, Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates shall be Book-Entry Certificates.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the city in which the Corporate Trust Office of the Trustee is located or in the jurisdiction in which the Securities Administrator is located (initially the State of Maryland and the State of Minnesota) are authorized or obligated by law or executive order to be closed.

         "Certificate": Any Regular Certificate or Class R Certificate.

         "Certificate Custodian": Initially, Wachovia Bank, National Association; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

         "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

         "Certificate Principal Balance": With respect to any Class of Certificates (other than the Class AIO, Class P, Class CE and Class R Certificates) and any Distribution Date, will be equal to the Original Class Certificate Principal Balance reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) Applied Realized Loss Amounts allocated thereto. The Class AIO, Class P, Class CE and Class R Certificates do not have a Certificate Principal Balance.

         "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Class R Certificate for any purpose hereof.

         "Class": Collectively, Certificates or REMIC Regular Interests which have the same priority of payment and bear the same Class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

         "Class A Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the combined Certificate Principal Balance of the Class A-1 Certificates and the Class A-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 68.00% and (ii) the Pool Balance as of the last day of the related Due Period and (B) the Pool Balance as of the last day of the related Due Period, minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "Class A-1 Certificate": Any one of the Certificates substantially in the form annexed hereto as Exhibit A-1, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

         "Class A-1 Certificateholders": Collectively, the Holders of the Class A-1 Certificates.

         "Class A-1 Pass-Through Rate": For any Interest Accrual Period, the lesser of (i) the related Fixed Rate and (ii) the Net WAC Rate for the related Distribution Date.

         "Class A-2 Certificates": Any one of the Certificates substantially in the form annexed hereto as Exhibit A-2, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

         "Class A-2 Certificateholders": collectively, the Holders of the Class A-2 Certificates.

         "Class A-2 Pass-Through Rate": For each Interest Accrual Period, through and including the Interest Accrual Period ending in September 2004, the lesser of (i) the related Fixed Rate and (ii) the Net WAC Rate for the related Distribution Date. For any subsequent Interest Accrual Period, the lesser of (i)
(a) on or prior to the Optional Termination Date, the lesser of (1) LIBOR plus 0.75% per annum and (2) the Maximum Cap Rate, and (b) following the Optional Termination Date, the lesser of (1) LIBOR plus 1.125% per annum and (2) the Maximum Cap Rate, and (ii) the Net WAC Rate for the related Distribution Date.

         "Class AIO Certificate": Any one of the Certificates substantially in the form annexed hereto as Exhibit A-3, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

         "Class AIO Certificateholders": Collectively, the Holders of the Class AIO Certificates.

         "Class AIO Pass-Through Rate": (A) For the Distribution Dates in October 2002 through July 2003, 6.00% per annum, (B) for the Distribution Dates in August 2003 through May 2004, 4.50% per annum, and (C) for the Distribution Dates in June 2004 through March 2005, 2.50% per annum. The Class AIO Certificates will not accrue any interest after the Interest Accrual Period for the March 2005 Distribution Date.

         "Class B Certificate": Any one of the Certificates with a "B" designated on the face thereof substantially in the form annexed hereto as Exhibit B, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

         "Class B Certificateholder": Any Holder of a Class B Certificate.

         "Class B Pass-Through Rate": For the first Interest Accrual Period, 6.31063% per annum. For any subsequent Interest Accrual Period, the lesser of
(i) the lesser of (1) LIBOR plus 4.50% per annum and (2) the Maximum Cap Rate and (ii) the Net WAC Rate for the related Distribution Date.

         "Class B Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the combined Certificate Principal Balance of the Class A-1 and Class A-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such

Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (vi) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 99.00% and (ii) the Pool Balance as of the last day of the related Due Period, and (B) the Pool Balance as of the last day of the related Due Period, minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "Class CE Certificates": Any one of the Class CE Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-6, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein, representing the REMIC 5 Components in the aggregate, and which is entitled to all distributions in respect of the REMIC 5 Components.

         "Class CE Distributable Amount": With respect to any Distribution Date, the aggregate cumulative amount distributable with respect to the REMIC 5 Components less the sum of (i) amounts previously distributed pursuant to
Section 4.02(b)(xviii) and (ii) Net WAC Rate Carryforward Amounts distributed on the current or prior Distribution Dates to other classes of Certificates.

         "Class M Certificate": Any one of the Certificates with an "M" designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, C-3, C-4 or C-5 executed by the Trustee on behalf of the Trust and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

         "Class M Certificateholder": Any Holder of a Class M-1, Class M-2, Class M-3 or Class M-4 Certificate.

         "Class M-1 Pass-Through Rate": For the first Interest Accrual Period, 2.53063% per annum. For any subsequent Interest Accrual Period, the lesser of
(i) (a) on or prior to the Optional Termination Date, the lesser of (1) LIBOR plus 0.72% per annum and (2) the Maximum Cap Rate, and (b) following the Optional Termination Date, the lesser of (1) LIBOR plus 1.080% per annum and (2) the Maximum Cap Rate, and (ii) the Net WAC Rate for the related Distribution Date.

         "Class M-1 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the combined Certificate Principal Balance of the Class A-1 and Class A-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 79.00% and (ii) the Pool Balance as of the last day of the related Due Period and (B) the Pool Balance as of the last day of the related Due Period, minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "Class M-2 Pass-Through Rate": For the first Interest Accrual Period, 3.21063% per annum. For any subsequent Interest Accrual Period, the lesser of
(i) (a) on or prior to the Optional Termination Date, the lesser of (1) LIBOR plus 1.40% per annum and (2) the Maximum Cap Rate, and (b) following the Optional Termination Date, the lesser of (1) LIBOR plus 2.100% per annum and (2) the Maximum Cap Rate, and (ii) the Net WAC Rate for the related Distribution Date.

         "Class M-2 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the combined Certificate Principal Balance of the Class A-1 and Class A-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 89.00% and (ii) the Pool Balance as of the last day of the related Due Period, and (B) the Pool Balance as of the last day of the related Due Period, minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "Class M-3 Pass-Through Rate": For the first Interest Accrual Period, 3.66063% per annum. For any subsequent Interest Accrual Period, the lesser of
(i) (a) on or prior to the Optional Termination Date, the lesser of (1) LIBOR plus 1.85% per annum and (2) the Maximum Cap Rate, and (b) following the Optional Termination Date, the lesser of (1) LIBOR plus 2.775% per annum and (2) the Maximum Cap Rate, and (ii) the Net WAC Rate for the related Distribution Date.

         "Class M-3 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the combined Certificate Principal Balance of the Class A-1 and Class A-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.00% and (ii) the Pool Balance as of the last day of the related Due Period, and (B) the Pool Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "Class M-4 Pass-Through Rate": For the first Interest Accrual Period, 3.96063% per annum. For any subsequent Interest Accrual Period, the lesser of
(i) (a) on or prior to the Optional Termination Date, the lesser of (1) LIBOR plus 2.15% per annum and (2) the Maximum Cap Rate, and (b) following the Optional Termination Date, the lesser of (1) LIBOR plus 3.225% per annum and (2) the Maximum Cap Rate, and (ii) the Net WAC Rate for the related Distribution Date.

         "Class M-4 Principal Distribution Amount": As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the combined Certificate Principal Balance of the Class A-1 and Class A-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.50% and (ii) the Pool Balance as of the last day of the related Due Period, and (B) the Pool Balance as of the last day of the related Due Period, minus the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

         "Class P Certificate": Any one of the Certificates with a "P" designated on the face thereof substantially in the form annexed hereto as Exhibit C-7, executed by the Trustee on behalf of the Trust and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

         "Class R Certificate": The Class R Certificate executed by the Trustee on behalf of the Trust, and authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit C-1 and evidencing the ownership of the Residual Interest. The Class R Certificate represents the ownership of the Class R-1 Interest, Class R-2 Interest, Class R-3 Interest, Class R-4 Interest and the Class R-5 Interest.

         "Class R-1 Interest": The uncertificated residual interest in REMIC 1.

         "Class R-2 Interest": The uncertificated residual interest in REMIC 2.

         "Class R-3 Interest": The uncertificated residual interest in REMIC 3.

         "Class R-4 Interest": The uncertificated residual interest in REMIC 4.

         "Class R-5 Interest": The uncertificated residual interest in REMIC 5.

         "Class T1-1 Interest": A regular interest in REMIC 1 that is held as an asset of REMIC 2 and has a principal balance equal to the Class T1-1 Principal Balance and bears interest at the Net WAC Rate.

         "Class T1-1 Principal Amount": The lesser of (i) $26,016,000 and (ii) the Pool Balance.

         "Class T1-2 Interest": A regular interest in REMIC 1 that is held as an asset of REMIC 2 and has a principal balance equal to the Class T1-2 Principal Balance and bears interest at the Net WAC Rate.

         "Class T1-2 Principal Balance": The excess, if any, of the (a) the Pool Balance over (b) $26,016,000.

         "Class T2-1 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a principal balance equal to the Class T2-1 Principal Amount and bears interest at the Net WAC Rate.

         "Class T2-1 Principal Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to 98% of the excess of (a) the Pool Balance over (b) the Remaining Initial Overcollateralization Amount.

         "Class T2-2 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a principal balance equal to the Class T2-2 Principal Amount and bears interest at the Net WAC Rate.

         "Class T2-2 Principal Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to 1% of the excess of (a) the excess of (i) the Pool Balance over (ii) the Remaining Initial Overcollateralization Amount over (b) the Subsequent Overcollateralization Amount.

         "Class T2-3 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a principal balance equal to the Class T2-3 Principal Amount and bears interest at the Net WAC Rate.

         "Class T2-3 Principal Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to 1% of the sum of (a) the excess of (i) the Pool Balance over (ii) the Remaining Initial Overcollateralization Amount and (b) the Subsequent Overcollateralization Amount.

         "Class T2-4 Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a principal balance equal to the Class T2-4 Principal Amount and bears interest at the Net WAC Rate.

         "Class T2-4 Principal Amount": As of any Distribution Date, an amount equal to (a) the Initial Overcollateralization Amount minus (b) any principal payments and Realized Losses and accreted interest allocated to the Class T2-4 Interest as set forth in Section 4.09(d).

         "Class T2-1AIO Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a notional balance equal to the Class T1-1 Principal Amount and bears interest at 2.50% for the Distribution Dates in October 2002 through March 2005 and at 0.00% for any Distribution Date thereafter.

         "Class T2-2AIO Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a notional balance equal to the Class T1-1 Principal Amount and bears interest at 2.00% for the Distribution Dates in October 2002 through May 2004 and at 0.00% for any Distribution Date thereafter.

         "Class T2-3AIO Interest": A regular interest in REMIC 2 that is held as an asset of REMIC 3 and has a notional balance equal to the Class T1-1 Principal Amount and bears interest at 1.50% for the Distribution Dates in October 2002 through July 2003 and at 0.00% for any Distribution Date thereafter.

         "Class T3-1 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Class T2-1 Principal Amount and bears interest at the REMIC 3 Pass-Through Rate.

         "Class T3-2 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Class T2-2 Principal Amount and bears interest at the REMIC 3 Pass-Through Rate.

         "Class T3-3 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Class T2-3 Principal Amount and bears interest at the REMIC 3 Pass-Through Rate.

         "Class T3-4 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a principal balance equal to the Class T2-4 Principal Amount and bears interest at the Net WAC Rate.

         "Class T3-11 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a notional balance equal to the Class T2-1 Principal Amount and bears interest at (a) the Net WAC Rate minus (b) the REMIC 3 Pass-Through Rate.

         "Class T3-12 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a notional balance equal to the Class T2-2 Principal Amount and bears interest at (a) the Net WAC Rate minus (b) the REMIC 3 Pass-Through Rate.

         "Class T3-13 Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a notional balance equal to the Class T2-3 Principal Amount and bears interest at (a) the Net WAC Rate minus (b) the REMIC 3 Pass-Through Rate.

         "Class T3-AIO Interest": A regular interest in REMIC 3 that is held as an asset of REMIC 4 and has a notional balance equal to the Class T1-1 Principal Amount and is entitled to all interest distributions, if any, in respect of the Class T2-1AIO Interest, the Class T2-2AIO Interest and the Class T2-3AIO Interest.

         "Class T4-A1 Interest": A regular interest in REMIC 4 that is held as an asset of REMIC 5 and has a principal balance equal to the Certificate Principal Balance of the Class A-1 Certificates and bears interest at the Net WAC Rate.

         "Class T4-A2 Interest": A regular interest in REMIC 4 that is held as an asset of REMIC 5 and has a principal balance equal to the Certificate Principal Balance of the Class A-2 Certificates and bears interest at the Net WAC Rate.

         "Class T4-B Interest": A regular interest in REMIC 4 that is held as an asset of REMIC 5 and has a principal balance equal to the Certificate Principal Balance of the Class B Certificates and bears interest at the Net WAC Rate.

         "Class T4-M1 Interest": A regular interest in REMIC 4 that is held as an asset of REMIC 5 and has a principal balance equal to the Certificate Principal Balance of the Class M-1 Certificates and bears interest at the Net WAC Rate.

         "Class T4-M2 Interest": A regular interest in REMIC 4 that is held as an asset of REMIC 5 and has a principal balance equal to the Certificate Principal Balance of the Class M-2 Certificates and bears interest at the Net WAC Rate.

         "Class T4-M3 Interest": A regular interest in REMIC 4 that is held as an asset of REMIC 5 and has a principal balance equal to the Certificate Principal Balance of the Class M-3 Certificates and bears interest at the Net WAC Rate.

         "Class T4-M4 Interest": A regular interest in REMIC 4 that is held as an asset of REMIC 5 and has a principal balance equal to the Certificate Principal Balance of the Class M-4 Certificates and bears interest at the Net WAC Rate.

         "Class T4-4 Interest": A regular interest in REMIC 4 that is held as an asset of REMIC 5 and has a principal balance equal to the Class T2-4 Principal Amount and bears interest at the Net WAC Rate.

         "Class T4-11 Interest": A regular interest in REMIC 4 that is held as an asset of REMIC 5 and has a notional balance equal to the Class T2-1 Principal Amount and is entitled to all interest distributions on the Class T3-11 Interest.

         "Class T4-12 Interest": A regular interest in REMIC 4 that is held as an asset of REMIC 5 and has a notional balance equal to the Class T2-2 Principal Amount and is entitled to all interest distributions on the Class T3-12 Interest.

         "Class T4-13 Interest": A regular interest in REMIC 4 that is held as an asset of REMIC 5 and has a notional balance equal to the Class T2-3 Principal Amount and is entitled to all interest distributions on the Class T3-13 Interest.

         "Class T4-AIO Interest": A regular interest in REMIC 4 that is held as an asset of REMIC 5 and has a notional balance equal to the Class T1-1 Principal Amount and is entitled to all interest distributions in respect of the Class T3-AIO Interest.

         "Class T5-A1IO Interest": A regular interest in REMIC 5, beneficial ownership of which is represented by the Class CE Certificates, that has a notional balance equal to the Certificate Principal Balance of the Class A-1 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Net WAC Rate over (ii) the Class A-1 Pass-Through Rate.

         "Class T5-A2IO Interest": A regular interest in REMIC 5, beneficial ownership of which is represented by the Class CE Certificiates, that has a notional balance equal to the Certificate Principal Balance of the Class A-2 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Net WAC Rate over (ii) the Class A-2 Pass-Through Rate.

         "Class T5-M1IO Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class CE Certificates, that has a notional balance equal to the Certificate Principal Balance of the Class M-1 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Net WAC Rate over (ii) the Class M-1 Pass-Through Rate.

         "Class T5-M2IO Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class CE Certificates, that has a notional balance equal to the Certificate Principal Balance of the Class M-2 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Net WAC Rate over (ii) the Class M-2 Pass-Through Rate.

         "Class T5-M3IO Interest": A regular interest in REMIC 4, beneficial ownership of which is represented by the Class CE Certificates, that has a notional balance equal to the Certificate Principal Balance of the Class M-3 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Net WAC Rate over (ii) the Class M-3 Pass-Through Rate.

         "Class T5-M4IO Interest": A regular interest in REMIC 5, beneficial ownership of which is represented by the Class CE Certificates, that has a notional balance equal to the Certificate Principal Balance of the Class M-4 Certificates and bears interest at a rate equal to the excess, if any, of (i) the Net WAC Rate over (ii) the Class M-4 Pass-Through Rate.

         "Class T5-BIO Interest": A regular interest in REMIC 5, beneficial ownership of which is represented by the Class CE Certificates, that has a notional balance equal to the Certificate Principal Balance of the

Class B Certificates and bears interest at a rate equal to the excess, if any, of (i) the Net WAC Rate over (ii) the Class B Pass-Through Rate.

         "Class T5-4 Interest": A regular interest in REMIC 5, beneficial ownership of which is represented by the Class CE Certificates, that has a principal balance equal to the Class T2-4 Principal Amount and bears interest at the Net WAC Rate.

         "Class T5-11 Interest": A regular interest in REMIC 5, beneficial ownership of which is represented by the Class CE Certificates, that has a notional balance equal to the Class T2-1 Principal Amount and is entitled to all interest distributions on the Class T4-11 Interest.

         "Class T5-12 Interest": A regular interest in REMIC 5, beneficial ownership of which is represented by the Class CE Certificates, that has a notional balance equal to the Class T2-2 Principal Amount and is entitled to all interest distributions on the Class T4-12 Interest.

         "Class T5-13 Interest": A regular interest in REMIC 5, which is represented by the Class CE Certificates, that has a notional balance equal to the Class T2-3 Principal Amount and is entitled to all interest distributions on the Class T4-13 Interest.

         "Class T5 P&I Certificate": Any of the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates.

         "Closing Date": September 26, 2002.

         "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

         "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.04, which shall be entitled "Wells Fargo Home Mortgage, Inc., as Servicer for Wachovia Bank, National Association, as Trustee, in trust for registered Holders of 2002-WF2 Trust, ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2", and which must be an Eligible Account.

         "Collection Period": With respect to any Distribution Date, the period from the first day of the calendar month preceding the month in which such Distribution Date occurs through the last day of the calendar month preceding the month in which such Distribution Date occurs.

         "Compensating Interest": As defined in Section 3.23 hereof.

         "Condemnation Proceeds": All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 401 South Tryon Street, 12th Floor, NC 1179, Charlotte, North Carolina 28288 1179, Attention: Structured Finance Trust Services - ABFC 2002-WF2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator and the Servicer.

         "Corresponding Classes": With respect to REMIC 4 and REMIC 5, the following Classes shall be Corresponding Classes:

------------------------------------- ------------------------------------------
Corresponding REMIC 4 Class                    Corresponding REMIC 5 Classes
------------------------------------- ------------------------------------------
            T4-A                       Class A Certificates
------------------------------------- ------------------------------------------
           T4-AIO                      Class AIO Certificates
------------------------------------- ------------------------------------------

------------------------------------- ------------------------------------------
           T4-M1                       Class M-1 Certificates
------------------------------------- ------------------------------------------
           T4-M2                       Class M-2 Certificates
------------------------------------- ------------------------------------------
           T4-M3                       Class M-3 Certificates
------------------------------------- ------------------------------------------
            T4-B                       Class B Certificates
------------------------------------- ------------------------------------------

         "Credit Enhancement Percentage": For any Distribution Date, the percentage obtained by dividing (x) the Pool Balance as of the first day of the related Due Period minus the aggregate Certificate Principal Balance of the Class A-1 and Class A-2 Certificates (prior to any principal distributions on such Distribution Date) by (y) the Pool Balance as of the last day of the related Due Period.

         "Credit Risk Manager": The Murrayhill Company, a Colorado corporation, and any successor.

         "Credit Risk Manager Fee": The fee payable to the Credit Risk Manager on each Distribution Date for its services as Credit Risk Manager, in an amount equal to the product of (i) one-twelfth of the Credit Risk Manager Fee Rate and
(ii) the Pool Balance as of the opening of business on the first day of the related Due Period.

         "Credit Risk Manager Fee Rate": 0.0175% per annum.

         "Credit Risk Management Agreement": The Credit Risk Management Agreement between the Servicer and the Credit Risk Manager dated as of September 1, 2002.

         "Cumulative Realized Loss Percentage": As of any Distribution Date, the quotient, expressed as a percentage, which is obtained by dividing (a) the total amount of Realized Losses incurred on the Mortgage Loans from and after the Cut-off Date by (b) the Cut-off Date Aggregate Principal Balance.

         "Custodian": Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.17. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

         "Cut-off Date": September 1, 2002.

         "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans.

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after application of funds received or advanced on or before such date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan).

         "Data File": The electronic data file prepared by Wells Fargo Home Mortgage, Inc., and delivered to the Seller, pursuant to that certain Seller's Warranties and Servicing Agreement, dated as of July 1, 2002, between Wells Fargo Home Mortgage, Inc., as sellers, and the Seller, as purchaser, pursuant to which the Seller acquired the Mortgage Loans from Wells Fargo Home Mortgage, Inc.

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Defective Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificates": As defined in Section 5.02(c) hereof.

         "Delinquent": A Monthly Payment due on a Due Date on a Mortgage Loan is "Delinquent" if it is not paid by the close of business on the next scheduled Due Date for such Mortgage Loan. The Monthly Payment will be 60 days "Delinquent" if it is not paid by the close of business on the second Due Date following the Due Date on which such Monthly Payment was due.

         "Depositor": Asset Backed Funding Corporation, a Delaware corporation, or any successor in interest.

         "Depository": The initial depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         "Depository Agreement": With respect to any Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, to be dated on or about the Closing Date.

         "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, or (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

         "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "Distribution Account, Wachovia Bank, National Association, as Trustee, in trust for the registered Holders of 2002-WF2 Trust, ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2" and which must be an Eligible Account.

         "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in October 2002.

         "Due Date": With respect to each Mortgage Loan and any Distribution Date, the day of the calendar month in the related Due Period on which the Monthly Payment for such Mortgage Loan was due, exclusive of any grace period.

         "Due Period": With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

         "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1+" (or the equivalent) by each of the Rating Agencies at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel acceptable to the Rating Agencies and delivered to the Trustee and to each Rating Agency prior to the establishment of such account, to the effect that the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company (including the Trustee) acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

                  "Eligible Substitute Mortgage Loan": A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan, (iii) if an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Interest Rate not less than the Maximum Mortgage Interest Rate on the Deleted Mortgage Loan, (iv) if an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Interest Rate not less than the Minimum Mortgage Interest Rate of the Deleted Mortgage Loan, (v) if an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, have the same Index as the Deleted Mortgage Loan and have the same Adjustment Date frequency after the first Adjustment Date as the Deleted Mortgage Loan, (vii) have the same monthly Due Date as that of the Defective Mortgage Loan and have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan, (viii) be current as of the date of substitution, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Defective Mortgage Loan as of such date, (x) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Defective Mortgage Loan, (xi) have been reunderwritten in accordance with the same underwriting criteria and guidelines as the Defective Mortgage Loan and (xii) conform to each representation and warranty set forth in
Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates and related items described in clauses (ii), (iii), (iv) and (v) hereof shall be determined on the basis of weighted average Mortgage Interest

Rates and related items, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (xi) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA-Restricted Certificates": Any of the Class A-2 (prior to the Distribution Date in September 2004), Class P, Class CE and Class R Certificates.

         "Escrow Account": The account or accounts created and maintained pursuant to Section 3.06.

         "Escrow Agreement": A voluntary agreement between a Mortgagor and the Servicer relating to amounts constituting taxes and/or fire and hazard insurance premiums required to be escrowed.

         "Escrow Payments": The amounts constituting taxes and/or fire and hazard insurance premiums required to be escrowed pursuant to a voluntary escrow agreement between the Mortgagor and the Servicer.

         "Estate in Real Property": A fee simple estate in a parcel of real property.

         "Expense Fee Rate": The sum of (i) the Securities Administration Fee Rate, (ii) the Credit Risk Manager Fee Rate and (iii) the Servicing Fee Rate.

         "Extended Period": As defined in Section 9.04(b).

         "Extra Principal Distribution Amount": As of any Distribution Date, the lesser of (x) the Monthly Excess Cashflow Amount for such Distribution Date and
(y) the Overcollateralization Deficiency Amount for such Distribution Date.

         "Fannie Mae" or "FNMA": Fannie Mae, f/k/a Federal National Mortgage Association, or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

         "Fidelity Bond": Shall have the meaning assigned thereto in
Section 3.12.

         "Final Certification" means the certificate in the form of Exhibit F-3 attached hereto, delivered by the Trustee (or a Custodian on its behalf) pursuant to Section 2.02.

         "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or as contemplated by Section 2.03 or the Class CE Certificateholder or the Servicer pursuant to or as contemplated by Section 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

         "Fitch": Fitch Ratings and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

         "Fixed Rate": For the Class A-1 Certificates, 2.705% per annum. For the Class A-2 Certificates and each Distribution Date through and including the Distribution Date occurring in September 2004, 2.858% per annum.

         "Freddie Mac" or "FHLMC": Freddie Mac, f/k/a Federal Home Loan Mortgage Corporation, or any successor thereto.

         "Grantor Trust": That portion of the Trust exclusive of REMIC 1,
REMIC 2, REMIC 3, REMIC 4, and REMIC 5 which holds any Prepayment Charges received in respect of the Mortgage Loans, any Servicer Prepayment Charge Payment Amounts and the right of the Class P Certificateholders to receive such Prepayment Charges and Servicer Prepayment Charge Payment Amounts.

         "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Interest Rate for such Mortgage Loan.

         "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Securities Administrator, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Securities Administrator or the Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor, the Securities Administrator or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Securities Administrator or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor, the Securities Administrator or the Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than the Servicer or the Securities Administrator) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer or the Securities Administrator) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Index": With respect to such Adjustable Rate Mortgage Loan and each related Adjustment Date, the index as specified in the related Mortgage Note.

         "Initial Certificate Principal Balance": With respect to any Certificate of a Class other than a Class AIO, Class P, Class CE or Class R Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

         "Initial Certification" means the certificate in the form of Exhibit F-1 attached hereto, delivered by the Trustee (or a Custodian on its behalf) pursuant to Section 2.02.

         "Initial Overcollateralization Amount": $1,301,376.

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related

Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Interest Accrual Period": With respect to any Distribution Date and any Class of Certificates and any Class of REMIC Regular Interests (other than the Class A-1 Certificates, the Class AIO Certificates and the Class T2-1AIO, T2-2AIO, T2-3AIO, T3-AIO, T4-A1, T4-AIO, and T5-A1IO Interests), the period from and including the preceding Distribution Date (or the Closing Date in the case of the initial Interest Accrual Period), to and including the day prior to the current Distribution Date and, with respect to any Distribution Date and the Class A-1 Certificates, the Class AIO Certificates and the Class T2-1AIO, T2-2AIO, T2-3AIO, T3-AIO, T4-A1, T4-AIO, and T5-A1IO Interests, the calendar month immediately preceding the month in which such Distribution Date occurs. Interest will accrue during any Interest Accrual Period on the Certificates and each Class of REMIC Regular Interests (other than the Class A-1 Certificates, the Class A-2 Certificates, the Class AIO Certificates and the Class T2-1AIO, T2-2AIO, T2-3AIO, T3-AIO, T4-A1, T4-A2, T4-AIO, T5-A1IO and T5-A2IO Interests) on the basis of the actual number of days in the Interest Accrual Period over a 360-day year. Interest will accrue on the Class A-1 Certificates, the Class A-2 Certificates, the Class AIO Certificates and the Class T2-1AIO, T2-2AIO, T2-3AIO, T3-AIO, T4-A1, T4-A2, T4-AIO, T5-A1IO and T5-A2IO Interests on the basis of a 360-day year comprised of twelve 30-day months during any Interest Accrual Period.

         "Interest Determination Date": With respect to any Class of Certificates and for each Interest Accrual Period after the first Interest Accrual Period, the second LIBOR Business Day preceding the commencement of such Interest Accrual Period.

         "Interest Percentage": With respect to any Class of Certificates (other than the Class P, Class CE and Class R Certificates) and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such Class to the sum of the Accrued Certificate Interest for all Classes, in each case with respect to such Distribution Date.

         "Interest Remittance Amount": As of any Distribution Date, the sum, without duplication, of (i) all interest due and collected or advanced with respect to the related Due Period on the Mortgage Loans (less the Servicing Fee, the Securities Administration Fee, the Credit Risk Manager Fee, amounts available for reimbursement of Advances and Servicing Advances pursuant to
Section 3.05 and expenses reimbursable pursuant to Section 6.03), (ii) all Compensating Interest paid by the Servicer on such Determination Date with respect to the Mortgage Loans and (iii) the portion of any payment in connection with any substitution, Purchase Price, Termination Price, Net Liquidation Proceeds or Insurance Proceeds relating to interest with respect to the Mortgage Loans received during the related Prepayment Period.

         "Interim Certification" means the certificate in the form of Exhibit F-2 attached hereto, delivered by the Trustee (or a Custodian on its behalf) pursuant to Section 2.02.

         "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

                  "LIBOR": With respect to the first Interest Accrual Period, 1.81063% per annum. With respect to each Interest Accrual Period after the first Interest Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. With respect to any Interest Determination Date, if the BBA's Interest Settlement Rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on such date, or if Telerate Page 3750 is not available on such date, the Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of the rate at which it is offering deposits in United States dollars at approximately 11:00 a.m. London Time on that day to prime banks in the London interbank market for a period equal to the related Interest Accrual Period commencing on the first day of the related Interest Accrual Period. If at least two such quotations are provided, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 AM New York City time on that day by major banks in New York City, selected by the Securities Administrator, for loans in United States dollars to leading European banks for a period equal to the related Interest Accrual Period immediately commencing on the first day of such Interest Accrual Period.

         "LIBOR Business Day": Any Business Day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

         "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to
Section 3.13 or Section 10.01.

         "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer, in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise.

         "Liquidation Report": The report prepared by the Servicer with respect to a Liquidated Mortgage Loan in such form and containing such information as is agreed to by the Servicer, the Trustee and the Securities Administrator.

         "Loan-to-Value Ratio": As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan, and the denominator of which is the Value of the related Mortgaged Property.

         "Losses": As defined in Section 9.03.

         "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

         "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

         "Majority Class R Certificateholders": The Holders of Class R Certificates evidencing at least a 51% Percentage Interest in the Class R Certificates.

         "Majority Class CE Certificateholders": The Holders of Class CE Certificates evidencing at least a 51% Percentage Interest in the Class CE Certificates.

         "Mandatory Auction Call": The mandatory auction and sale of the Class A-2 Certificates in September 2004, as described in and governed by, and subject to the limitations set forth in, the Auction Administration Agreement.

         "Maximum Cap Rate": With respect to any Distribution Date and the related Interest Accrual Period, a per annum rate (not less than zero and subject to adjustment based on the actual number of days elapsed in such Interest Accrual Period) equal to (a) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans as of the beginning of the related Due Period less (b) for the first 30 Distribution Dates, the Pass-Through Rate for the Class AIO Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class AIO Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate outstanding principal balance of the Mortgage Loans as of the beginning of the related Due Period.

         "Maximum Mortgage Interest Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

         "Minimum Mortgage Interest Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

         "Monthly Excess Cashflow Amount": The sum of (x) the
Overcollateralization Release Amount and (y) the excess of Available Funds over the sum of (i) the interest paid on the Offered Certificates on that Distribution Date and (ii) the Basic Principal Distribution Amount.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act and similar state laws; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Moody's": Moody's Investors Service, Inc. and its successors, and if such company shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

         "Mortgage": The related mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

         "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         "Mortgage Interest Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (ii) in the case of each Adjustable Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum of the applicable Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin, subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, dated September 26, 2002, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

         "Mortgage Loan Schedule": As of any date with respect to the Mortgage Loans, the list of such Mortgage Loans included in the Trust Fund on such date, attached hereto as Exhibit D. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

    (1)  the Mortgage Loan identifying number and the borrower's name;

    (2)  the city, state, and zip code of the Mortgaged Property;

    (3) the type of Residential Dwelling constituting the Mortgaged Property or a designation that the Mortgaged Property is a multi-family property;

    (4)  the occupancy status of the Mortgaged Property at origination;

    (5)  the original months to maturity;

    (6)  the date of origination;

    (7)  the first payment date;

    (8)  the stated maturity date;

    (9)  the stated remaining months to maturity;

    (10) the original principal amount of the Mortgage Loan;

    (11) the Principal Balance of each Mortgage Loan as of the Cut-off Date;

    (12) the Mortgage Interest Rate of the Mortgage Loan as of the date of origination;

    (13) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date;

    (14) the next payment due date of the Mortgage Loan;

    (15) the Loan-to-Value Ratio at origination;

    (16) a code indicating the loan performance status of the Mortgage Loan as of the Cut-off Date;

    (17) a code indicating whether the Mortgage Loan has a Prepayment Charge;

    (18) a code indicating the Index that is associated with such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

    (19) the Gross Margin (if such Mortgage Loan is an Adjustable Rate Mortgage
Loan);

    (20) the Periodic Rate Cap for the initial Adjustment Date (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

    (21) the Minimum Mortgage Interest Rate (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

    (22) the Maximum Mortgage Interest Rate (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

    (23) the Periodic Rate Cap for each Adjustment Date after the initial Adjustment Date (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

    (24) the first Adjustment Date immediately following the Cut-off Date (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

    (25) the rate adjustment frequency (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

    (26) the FICO score of the borrower; and

    (27) whether the Mortgage Loan is covered by a primary mortgage insurance policy.

         The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date, with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time in accordance with the provisions of this Agreement. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

         "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and --------- any REO Properties acquired in respect thereof.

         "Mortgaged Property": The related real property identified on the Mortgage Loan Schedule as securing the related Mortgage Loan.

         "Mortgagor": The obligor on a Mortgage Note.

         "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees, Securities Administration Fees, Credit Risk Manager Fees and any other accrued and unpaid servicing fees (including REO Disposition Fees) received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

         "Net Mortgage Interest Rate": With respect to any Mortgage Loan, the Mortgage Interest Rate borne by such Mortgage Loan minus the Expense Fee Rate.

         "Net WAC Rate": For any Distribution Date, a per annum rate (not less than zero and subject to adjustment, in the case of applying such rate to the Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates, based on the actual number of days in the related Interest Accrual Period) equal to (a) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the beginning of the related Due Period less (b) for each of the first 30 Distribution Dates, the applicable Pass-Through Rate for the Class AIO Certificates multiplied by a fraction, the numerator of which is the Notional Amount of the Class AIO Certificates immediately before the Distribution Date, and the denominator of which is the Pool Balance as of the beginning of the related Due Period.

         "Net WAC Rate Carryover Amount": With respect to any Distribution Date, for the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates, the sum of (a) the amount, if any, by which (i) the amount of Accrued Certificate Interest that would have been distributable on that Class for that

Distribution Date had its Pass-Through Rate been equal to the related Fixed Rate or Formula Rate, as applicable, exceeds (ii) the actual amount of the Accrued Certificate Interest for that Class and Distribution Date, because the related Pass-Through Rate was limited to the Net WAC Rate, plus (b) any such amount from a previous Distribution Date that remains unpaid, with interest thereon at the applicable Fixed Rate or Formula Rate, as applicable, since that Distribution Date, to the extent such interest remains unpaid.

         "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

         "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan as provided herein.

         "Notional Amount": With respect to the Class AIO Certificates and (i) any Distribution Date occurring in March 2005 or earlier, the lesser of (A) $26,016,000 and (B) the Pool Balance as of the beginning of the related Due Period, and (ii) any Distribution Date occurring in April 2005 or thereafter, $0.00.

         "Offered Certificates": The Class A-1, Class A-2, Class AIO, Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Securities Administrator or the Depositor, as applicable.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor, the Securities Administrator, the Trustee or the Servicer except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

         "Optional Termination Date": The first Distribution Date on which the Majority Class CE Holders or the Servicer may opt to terminate the Mortgage Pool pursuant to Section 10.01.

         "Original Class Certificate Principal Balance": With respect to each Class of Certificates, the Certificate Principal Balance thereof on the Closing Date, as set forth opposite such Class in the Preliminary Statement, except with respect to the Class AIO Certificates, which have no principal balance, and the Class P, Class CE and Class R Certificates, which have an Original Class Certificate Principal Balance of zero.

         "Overcollateralization Amount": As of any Distribution Date, the excess, if any, of (x) the Pool Balance as of the last day of the immediately preceding Due Period over (y) the aggregate Certificate Principal Balances of all Classes of Offered Certificates (after taking into account all distributions of principal on such Distribution Date).

         "Overcollateralization Deficiency Amount": As of any Distribution Date, the excess, if any, of (x) the Overcollateralization Target Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of Certificates resulting from the distribution of the Basic Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

         "Overcollateralization Release Amount": With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date, over (ii) the Overcollateralization Target Amount for such Distribution Date.

         "Overcollateralization Target Amount": As of any Distribution Date, (x) prior to the Stepdown Date, 0.50% of the Cut-off Date Aggregate Principal Balance and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (A) 1.00% of the Pool Balance as of the last day of the related Due Period and (B) 0.50% of the Cut-off Date Aggregate Principal Balance and (ii) if a Trigger Event has occurred, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class AIO Pass-Through Rate, the Class M-1 Pass-Through Rate, the Class M-2 Pass-Through Rate, the Class M-3 Pass-Through Rate, the Class M-4 Pass-Through Rate and the Class B Pass-Through Rate.

         "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

         "Percentage Interest": With respect to any Certificate (other than a Class P, Class CE or Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance, as the case may be, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Class CE, Class P or Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

         "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Securities Administrator, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee or the Securities Administrator serves as an advisor:

         (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee. the Securities Administrator or their respective agents acting in their respective commercial banking capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in the highest applicable rating category of each Rating Agency and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC with a depository institution or trust company that has, or the ultimate parent company of which has, a short-term unsecured debt rating in the highest applicable rating category of each Rating Agency;

         (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated in the highest applicable rating category by Moody's or in the highest applicable rating category by each of S&P and Fitch, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and
     (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

         (iv) securities bearing interest or sold at a discount that are issued by any corporation (including the Trustee or the Securities Administrator each acting in its commercial banking capacity) incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

         (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

         (vi) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or the Securities Administrator or an affiliate thereof, having the highest rating category by the applicable Rating Agency; and

         (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

         "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Pool Balance": As of any date of determination, the aggregate Principal Balance of the Mortgage Loans.

         "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Servicer from a Mortgagor in connection with any voluntary Principal Prepayment in full pursuant to the terms of the related Mortgage Note as from time to time held as a part of the Trust Fund, the Prepayment Charges so held being determined in accordance with the guidelines for Prepayment Charge provisions set forth in the Wells Fargo Prepayment Charge Matrix. The defined term "Prepayment Charge" shall not include any Servicer Prepayment Charge Payment Amount.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the related Due Date, an amount equal to interest at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related Prepayment Period.

         "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         "Principal Balance": As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus all collections credited against the principal balance of any such Mortgage Loan and the principal portion of Advances made with respect to such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

         "Principal Distribution Amount": As to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and
(ii) the Extra Principal Distribution Amount for such Distribution Date, if any.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Principal Remittance Amount": With respect to any Distribution Date, to the extent of Available Funds attributable thereto, the sum of: (i) each payment of principal on a Mortgage Loan due during the related Due Period and received by the Servicer on or prior to the related Determination Date, and any Advances with respect thereto, (ii) all full and partial Principal Prepayments received by the Servicer during the related Prepayment Period, (iii) the Net Liquidation Proceeds allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) with respect to Defective Mortgage Loans repurchased with respect to such Prepayment Period, the portion of the Purchase Price allocable to principal, (v) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with Section 10.01 hereof, that portion of the Termination Price in respect of principal.

         "Private Certificates": Any of the Class P, Class CE and Class R Certificates.

         "Property Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's servicing procedures, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Prospectus Supplement": That certain Prospectus Supplement dated September 23, 2002 relating to the public offering of the Offered Certificates.

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers' Certificate from the Servicer to the Trustee, an amount equal to the sum of (i) 100% of (x) in the case of a Mortgage Loan, the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01) or (y) in the case of an REO Property, its fair market value, as determined in good faith by the Servicer, (ii) in the case of
(x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, accrued interest at the applicable Mortgage Interest Rate on its fair market value, determined in good faith by the Servicer, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to
Section 3.13, and (v) in the case of a Mortgage Loan required to be purchased pursuant to

Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

         "Qualified REMIC Assets": Any "qualified mortgages" or "permitted investments" within the meaning of Section 860G of the Code and any related REMIC provisions.

         "Rating Agency or Rating Agencies": Fitch, Moody's and S & P, or their respective successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

         "Realized Loss": (a) With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the principal balance of the related Mortgage Loan; (b) with respect to any Mortgage Loan, a Deficient Valuation with respect thereto; and (c) with respect to any Mortgage Loan, a reduction in the Principal Balance thereof resulting from a modification of such Mortgage Loan by the Servicer permitted pursuant to this Agreement.

         "Record Date": With respect to all of the Certificates (other than the Class A-1 Certificates, the Class AIO Certificates and the Private Certificates), the Business Day immediately preceding such Distribution Date; provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which such Distribution Date occurs. With respect to the Class A-1 Certificates, the Class AIO Certificates and the Private Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         "Reference Banks": Four major banks in the London interbank market selected by the Securities Administrator.

         "Regular Certificate": Any of the Offered Certificates and the Class CE Certificates.

         "Related Documents": With respect to any Mortgage Loan, the related Mortgage Notes and related Mortgages.

         "Relief Act": The Soldiers' and Sailors Civil Relief Act of 1940, as amended.

         "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act and similar state laws, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Interest Rate for such Mortgage Loan before giving effect to the application of the Relief Act and similar state laws.

         "Remaining Initial Overcollateralization Amount": As of any Distribution Date, an amount equal to (a) the Initial Overcollateralization Amount minus (b) the sum of (i) any Overcollateralization Release Amounts distributed and (ii) Realized Losses allocated to the Class T2-4 Interests.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC 1 Regular Interests": The Class T1-1 Interest and Class T1-2 Interest.

         "REMIC 2 Regular Interests": The Class T2-1 Interest, Class T2-2 Interest, Class T2-3 Interest, Class T2-4 Interest, Class T2-1AIO Interest, Class T2-2AIO Interest and Class T2-3AIO Interest.

         "REMIC 3 Pass-Through Rate": With respect to any Distribution Date, a rate obtained by dividing (A) the product of (i) 2 times (ii) the Net WAC Rate times (iii) the Class T2-2 Principal Amount by (B) the sum of (x) the Class T2-2 Principal Amount and (y) the Class T2-3 Principal Amount, such principal balances being determined before any reductions of principal balance or allocation of Realized Losses made on such Distribution Date.

         "REMIC 3 Regular Interests": The Class T3-1 Interest, Class T3-2 Interest, Class T3-3 Interest, Class T3-4 Interest, Class T3-11 Interest, Class T3-12 Interest, Class T3-13 Interest and Class T3-AIO Interest.

         "REMIC 4 Regular Interests": The Class T4-A1 Interest, Class T4-A2 Interest, Class T4-M1 Interest, Class T4-M2 Interest, Class T4-M3 Interest, Class T4-M4 Interest, Class T4-B Interest, Class T4-4 Interest, Class T4-11 Interest, Class T4-12 Interest, Class T4-13 Interest and Class T4-AIO Interest.

         "REMIC 5 Components": The Class T5-4, Class T5-11, Class T5-12, Class T5-13, Class T5- A1IO, Class T5-A2IO, Class T5-M1IO, Class T5-M2IO, Class T5-M3IO, Class T5-M4IO, and Class T5-BIO Interests. Each of the REMIC 5 Components represents a regular interest in REMIC 5.

         "REMIC 5 Regular Interests": The Class A-1 Certificates, Class A-2 Certificates, Class AIO Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class B Certificates, Class T5-4 Interest, Class T5-11 Interest, Class T5-12 Interest, Class T5-13 Interest, Class T5-A1IO Interest, Class T5-A2IO Interest, Class T5-M1IO Interest, Class T5-M2IO Interest, Class T5-M3IO Interest, Class T5-M4IO Interest, and Class T4-BIO Interest.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Interest": As defined in the Preliminary Statement.

         "Remittance Report": A report prepared by the Servicer and delivered to the Securities Administrator pursuant to Section 4.07, containing the information attached hereto as Exhibit N.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

         "REO Disposition Fee": A fee payable to the Servicer as servicing compensation in addition to the Servicing Fee upon the liquidation of any REO Property, in an amount equal to the lesser of (a) the greater of (i) 1.00% of the price for which the REO Property was sold and (ii) $1,500.00, and (b) the Net Liquidation Proceeds of the REO Property (without reduction for the REO Disposition Fee).

         "REO Principal Amortization": With respect to any REO Property, for any calendar month, the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to
Section 3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to
Section 3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan.

         "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E-1 attached hereto.

         "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a two- to four-family dwelling, (iii) a one-family dwelling unit in a FNMA eligible condominium project, (iv) a one-family dwelling in a planned unit development, which is not a co-operative, or (v) a mobile or manufactured home (as defined in section 603(6) of the National Manufactured Housing Construction and Safety Standards Act of 1974).

         "Residual Certificate": The Class R Certificates.

         "Residual Interest": The sole Class of "residual interests" in each REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trustee or the Securities Administrator, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee or the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

         "S&P": Standard & Poor's Ratings Services, or any successor thereto, and if such company shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized statistical rating organization" as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

         "Sarbanes-Oxley Certification": As defined in Section 3.22(b).

         "Securities Administration Fee": With respect to any Distribution Date, the product of (x) one-twelfth of the Securities Administration Fee Rate and (y) the Pool Balance as of the opening of business on the first day of the related Due Period.

         "Securities Administration Fee Rate": With respect to any Distribution Date, 0.0125% per annum.

         "Securities Administration Office": The principal office of the Securities Administration at which at any particular time its securities administration business in connection with this Agreement shall be administered, which office at the date of execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager - ABFC Series 2002-WF2, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Servicer.

         "Securities Administrator": Wells Fargo Bank Minnesota, National Association, or its successor in interest, or any successor securities administrator appointed as herein provided.

         "Securities Administrator's SEC Certification": As defined in
Section 3.22(b).

         "Seller": Banc of America Mortgage Capital Corporation, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

         "Senior Certificates": The Class A-1, Class A-2 and Class AIO Certificates.

         "Servicer": Wells Fargo Home Mortgage, Inc., a California corporation, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

         "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer or which is 50% or more owned by the Servicer and (ii) which is qualified to service residential mortgage loans.

         "Servicer Event of Termination": One or more of the events described in
Section 7.01.

         "Servicer Prepayment Charge Payment Amount": The amount payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.24, which amount shall be equal to the difference between the amount of Prepayment Charge due by a Mortgagor before any waiver and the actual amount of the Prepayment Charge that was paid by the Mortgagor.

         "Servicer Purchase Price": As defined in Section 3.16.

         "Servicer Remittance Date": With respect to any Distribution Date, one Business Day prior to such Distribution Date.

         "Servicer's SEC Certification": As defined in Section 3.22(b).

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 3.08.

         "Servicing Fee": With respect to each Mortgage Loan (including each REO Property) and Distribution Date and for any calendar month, an amount equal to the equivalent of one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

         "Servicing Fee Rate": With respect to each Mortgage Loan, 0.50% per annum.

         "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Servicing Standard": The standards set forth in Section 3.01.

         "Similar Law": As defined in Section 5.02(d) hereof.

         "Startup Day": As defined in Section 9.01(b) hereof.

         "Stayed Funds": Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

         "Stepdown Date": The earlier to occur of (x) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and (y) the later to occur of (A) the Distribution Date in October 2005 and (B) the Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 32.00%.

         "Subordinated Certificates": The Class M-1, Class M-2, Class M-3, Class M-4, Class B, Class CE and Class R Certificates.

         "Subsequent Overcollateralization Amount": As of any Distribution Date, after the application of principal payments and Applied Realized Loss Amounts, an amount equal to the excess, if any of (a) the Pool Balance over (b) the sum of (i) the Certificate Principal Balance of each Class of Offered Certificates and (ii) the Remaining Initial Overcollateralization Amount.

         "Substitution Adjustment Amount": As defined in Section 2.03(d) hereof.

         "Tax Administrator" and "Tax Matters Person": The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The "Tax Matters Person" shall be the tax matters person appointed pursuant to Section 9.01(e) hereof. "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust in its capacity as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Termination Price": As defined in Section 10.01(a) hereof.

         "Trigger Event": With respect to any Distribution Date on or after the Stepdown Date, (i) if the three-month rolling average of 60+ Day Delinquent Loans (expressed as a percentage of the Pool Balance) equals or exceeds 50% of the Credit Enhancement Percentage for the Offered Certificates or (ii) if during such period the Cumulative Realized Loss Percentage exceeds the values defined below:

             Distribution Dates          Cumulative Realized Loss Percentage
             ------------------          -----------------------------------
       October 2005 - September 2006                    2.25%
       October 2006 - September 2007                    3.50%
       October 2007 - September 2008                    4.25%
       October 2008 - September 2009                    4.75%
           October 2009 and after                       5.00%

         "Trust": ABFC 2002-WF2 Trust, the trust created hereunder.

         "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which five REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof,
(iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

         "Trustee": Wachovia Bank, National Association, a national banking association, or any successor Trustee appointed as herein provided.

         "Underwriters": Banc of America Securities LLC, Countrywide Securities Corporation and Greenwich Capital markets, Inc., as underwriters with respect to the Offered Certificates.

         "United States Person" or "U.S. Person": (i) A citizen or resident of the United States, (ii) a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership, provided that, in the case of a partnership, none of the interests in such partnership are held directly or indirectly through one or more intermediate entities by a person that is not a U.S. Person for federal income tax purposes, (iii) an estate that is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more such U.S. Persons have the authority to control all substantial decisions of the trust, or, to the extent provided in applicable Treasury regulations, some trusts in existence on August 20, 1996 which have a valid election in place to be treated as U.S. Persons.

         "Unpaid Interest Shortfall Amount": For any Class of Certificates (other than the Class P, Class CE and Class R Certificates) and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest plus any Unpaid Interest Shortfall Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate for such Class for the related Interest Accrual Period (computed without regard to any Net WAC Rate), on the basis of the actual number of days in the related Interest Accrual Period over a 360-day year (or on the basis of a 360-day year comprised of twelve 30-day months, in the case of the Class A-1 Certificates and the Class AIO Certificates).

         "Value": With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available; except that, with respect to any Mortgage Loan that is a purchase money mortgage loan, the lesser of (i) the value thereof as determined by an independent appraisal made at the time of the origination of such Mortgage Loan, if any, and
(ii) the sales price of the related Mortgaged Property.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of the Offered Certificates (other than the Class AIO Certificates) shall be 98% of the aggregate voting rights of the Certificates, and shall be allocated among each such Class according to the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Offered Certificates then outstanding. The Voting Rights allocated to the Holders of the Class AIO Certificates shall be 1% of the aggregate voting rights of the Certificates. The Voting Rights allocated to each such Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Balances (or Notional Amounts, in the case of the Class AIO Certificates) of such Certificates; provided, however, that any Certificate registered in the name of the Servicer, the Securities Administrator, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights. The percentage of all the Voting Rights allocated among the Holders of the Class CE Certificate shall be 1%. The Class P and Class R Certificates shall have no Voting Rights.

         "Wells Fargo Prepayment Charge Matrix": The matrix, attached hereto as
Schedule I, setting forth the state-by-state guidelines for prepayment charge provisions to be included in mortgage loan documents with respect to mortgage loans originated and acquired by Wells Fargo Home Mortgage, Inc.

         "Written Order to Authenticate": A written order by which the Depositor directs the Trustee to issue the Certificates.

         Section 1.02 Accounting.

         Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01 Conveyance of Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

         In connection with such transfer and assignment, the Depositor does hereby deliver (or cause to be delivered) to, and deposit (or cause to be deposited) with the Trustee, or the Custodian on the Trustee's behalf, the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

   (i) the original Mortgage Note, endorsed either (A) in blank or (B) in the following form: "Pay to the order of Wachovia Bank, National Association., as Trustee under the Pooling and Servicing Agreement, dated as of September 1, 2002, without recourse", or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

   (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

   (iii) an original Assignment of Mortgage, in form and substance acceptable for recording; assigned either (A) in blank or (B) to "Wachovia Bank, National Association, as Trustee under the Pooling and Servicing Agreement, dated as of September 1, 2002, without recourse";

   (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments from the originator of the Mortgage Loan to Wells Fargo Home Mortgage, Inc. with evidence of recording thereon;

   (v)   the original or a certified copy of lender's title insurance policy;
         and

   (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

         The Servicer shall promptly (and in no event later than thirty days following the Closing Date) submit or cause to be submitted for recording, at the Depositor's expense and at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in Section 2.01(iii) above required to be recorded as provided below. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall cause the Seller or the Servicer to promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

         If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Seller or the Servicer in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller or the Servicer, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(v) above, the Seller shall deliver or cause to be delivered to the Trustee, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original to be delivered to the Trustee, promptly upon receipt thereof. The Depositor shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         Upon discovery or receipt of notice that any document in a Mortgage File is inconsistent with the information set forth on the related Mortgage Loan Schedule or that a document is missing from, a Mortgage File, or is materially mutilated, damaged or torn, the Seller shall have 120 days to cure such defect (or 90 days after the earlier of the Depositor's discovery or receipt of notification if such defect would cause the related Mortgage Loan not to be a "qualified mortgage" for REMIC purposes) or 365 days following the Closing Date, in the case of missing Mortgages or Assignments, or to deliver such missing document to the Trustee or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with
Section 2.03.

         No Assignments of Mortgage referred to in Section 2.01(iii) hereof shall be recorded unless subsequently required in connection with servicing a Mortgage Loan pursuant to this Agreement.

         The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

         Section 2.02 Acceptance by Trustee.

         The Trustee acknowledges the receipt of, subject to the provisions of
Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and the assignment of all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" delivered to the Trustee in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trustee shall execute and deliver (or cause the Custodian to execute and deliver) to the Servicer, the Securities Administrator and the Depositor on or prior to the Closing Date an Initial Certification in the form attached hereto as Exhibit F-1 hereto, certifying that it has received all documents required to be delivered to it pursuant to Section 2.01 of this Agreement, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan that has been paid in full, liquidated or otherwise released as of the date of such certification, and subject to any exceptions specifically identified in the exception report annexed to such certification).

         The Trustee, for the benefit of the Certificateholders, shall review (or cause the Custodian to review) each Mortgage File within 60 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 60 days of receipt and with respect to any Qualified Substitute Mortgage, within 60 days after the assignment thereof) and shall deliver (or cause the Custodial to deliver) to the Servicer, the Securities Administrator and the Depositor an Interim Certification in the form attached hereto as Exhibit F-2 certifying that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan that has been paid in full, liquidated or otherwise released as of the date of such certification, and subject to any exceptions specifically identified in the exception report annexed to such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement (other than any document listed in Section 2.01(vi) not reflected on the Mortgage Loan Schedule) are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1), (2), (5), (7), (10), (12), (18), (19), (20), (21), (22) and (25) of
the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

         Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Securities Administrator and the Servicer a Final Certification in the form attached hereto as Exhibit F-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

         If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing, materially mutilated, damaged or torn or containing information inconsistent with the information set forth in the Mortgage Loan Schedule, at the conclusion of its review the Trustee shall so notify the Seller, the Securities Administrator, the Depositor and the Servicer. In addition, upon the discovery by the Depositor, the Servicer, the Securities Administrator or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

         The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans and the Related Documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and the Related Documents, and that this Agreement shall constitute a security agreement under applicable law.

         Section 2.03 Repurchase or Substitution of Mortgage Loans.

         (a) Upon discovery or receipt of written notice that any document in a Mortgage File is materially inconsistent with the related Mortgage Loan Schedule, or that a document is missing from a Mortgage File or it is materially mutilated, damaged or torn, or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan, Prepayment Charge or the interest therein of the Certificateholders, the Trustee (or the Custodian, as applicable) shall promptly notify the Seller and the Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 120 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 120-day period (subject to Section 2.03(d)); provided that, in connection with any such breach that could not reasonably have been cured within such 120-day period, if the Seller shall have commenced to cure such breach within such 120-day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Sections 2.03(c) and 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

         With respect to the representations and warranties set forth in the Mortgage Loan Purchase Agreement that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, Prepayment Charge or the interest therein of the Certificateholders then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         It is understood and agreed that the representations and warranties set forth in the Mortgage Loan Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Seller set forth in this Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the Mortgage Loan Purchase Agreement.

         (b) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the value of any Mortgage Loan compared to what such value would have been had the representation, warranty or covenant not been breached, the Servicer shall cure such breach in all material respects.

         (c) Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Defective Mortgage Loan for which the Seller substitutes a Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Eligible Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Servicer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Servicer a certification with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Defective Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this

Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller, all applicable representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement, in each case as of the date of substitution.

         For any month in which the Seller substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment Amount"), if any, by which the aggregate Purchase Price of all such Defective Mortgage Loans exceeds the aggregate, as to each such Eligible Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Interest Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

         In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel, upon which the Trustee may conclusively rely, to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or
(b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

         (d) Upon discovery by the Seller, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. In addition, upon discovery that a Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs, the Seller shall cure the defect or make the required purchase or substitution no later than 90 days after the discovery of the defect. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a), if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

         Section 2.04 Representations, Warranties and Covenants of the Securities Administrator.

         The Securities Administrator hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders, and to the Depositor and the Servicer that as of the Closing Date or as of such date specifically provided herein:

         (i) The Securities Administrator is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Securities Administrator to conduct its business as it is presently conducted; the Securities Administrator has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Securities Administrator and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Securities Administrator, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Securities Administrator to make this Agreement valid and binding upon the Securities Administrator in accordance with its terms;

         (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Securities Administrator and will not result in the breach of any term or provision of the charter of the Securities Administrator or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Securities Administrator or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Securities Administrator or its property is subject;

         (iii) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Securities Administrator, constitute and will constitute valid, legal and binding obligations of the Securities Administrator, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

         (iv) The Securities Administrator does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it in this Agreement;

         (v) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Securities Administrator that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Securities Administrator, or in any material impairment of the right or ability of the Securities Administrator to carry on its business substantially as now conducted, or in any material liability on the part of the Securities Administrator, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Securities Administrator contemplated herein, or that would be likely to impair materially the ability of the Securities Administrator to perform under the terms of this Agreement;

         (vi) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Securities Administrator of or compliance by the Securities Administrator with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained; and

         (vii) Neither the statements of the Securities Administrator in this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Securities Administrator in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Servicer and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Securities Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

         Section 2.05 Representations, Warranties and Covenants of the Servicer.

         The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor and the Securities Administrator that as of the Closing Date or as of such date specifically provided herein:

         (i) The Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted, except for such licenses, certificates and permits the absence of which, individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, and is licensed, qualified and in good standing in the states where each Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

         (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the certificate or articles of incorporation or the bylaws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

         (iii) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Servicer, constitute and will constitute valid, legal and binding obligations of the Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

         (iv) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (v) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or that would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

         (vi) No consent, approval or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained;

         (vii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and

         (viii) As of July 1, 2002, all information relating to Prepayment Charges in the Data File and the Wells Fargo Prepayment Charge Matrix regarding the Prepayment Charges is complete and accurate in all material respects, and except for balloon payment Mortgage Loans originated in certain states specified in the Wells Fargo Prepayment Charge Matrix with restrictions on collection of Prepayment Charges, each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law. Prepayment Charges on the Mortgage Loans are applicable to prepayments resulting from both refinancings and sales of the related Mortgaged Properties and the terms of each such Prepayment Charge do not provide for a waiver or release during the term of the Prepayment Charge. No Mortgage Loan provides for the payment of a Prepayment Charge beyond the five-year term following the origination of the Mortgage Loan.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Securities Administrator and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Securities Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties hereto.

         Section 2.06 Representations and Warranties of the Depositor.

         The Depositor represents and warrants to the Trust, the Securities Administrator, the Servicer and the Trustee on behalf of the Certificateholders as follows:

         (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

         (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

         (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

         (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

         (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

         (vi) The Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

         (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

         (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

         (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

         Section 2.07 Issuance of Certificates and the Uncertificated Regular
                      Interests.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the receipt by it (or the Custodian, as bailee and Custodian of the Trustee) of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the Written Order to Authenticate executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates (other than the Class P, Class CE and Class R Certificates) in minimum dollar denominations or $25,000 and integral dollar multiples of $1 in excess. The Class P, Class CE and Class R Certificates are issuable only in minimum Percentage Interests of 25%. The Trustee acknowledges the issuance of the uncertificated REMIC 1 Regular Interests, the uncertificated REMIC 2 Regular Interests, the uncertificated REMIC 3 Regular Interests and the uncertificated REMIC 4 Regular Interests, and declares that it hold such regular interests as assets of REMIC 2, REMIC 3, REMIC 4, and REMIC 5, respectively. The Trustee acknowledges the issuance of the uncertificated REMIC 5 Components, and declares that it holds the same on behalf of the Holders of the Class CE Certificates. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

         Section 3.01 Servicer to Act as Servicer.

         The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of sub-prime mortgage servicers servicing similar mortgage loans in the same respective jurisdictions as the Mortgaged Properties, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement (the "Servicing Standards").

         Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; provided, however, that the Servicer shall not make future advances and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent) the Servicer shall not permit any modification with respect to any Mortgage Loan that would
(i) change the Mortgage Interest Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any REMIC as a REMIC or (iii) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G-2(b) of the Treasury Regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. By the execution of this Agreement, the Trustee hereby grants to the Servicer, a power of attorney to enable the Servicer to carry out its servicing and administrative duties hereunder.

         In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Certificateholders' reliance on the Servicer.

         The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust Fund or (ii) assert jurisdiction over the Trust Fund.

         Section 3.02 Collection of Mortgage Loan Payments.

         Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with the Servicing Standards set forth in this Agreement and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, where applicable, the Servicer will take special care in ascertaining and estimating annual Escrow Payments that, as provided in the Escrow Agreement, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 3.03 Realization Upon Defaulted Mortgage Loans.

         In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders.

         In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as it would exercise or use under the circumstances in the conduct of its own affairs and consistent with Applicable Regulations and the

Servicing Standards, including, without limitation, advancing funds for the payment of taxes and insurance premiums with respect to first lien Mortgage Loans.

         Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, stating that:

         A. such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

         B. there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

         The cost of the environmental audit report contemplated by this
Section 3.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.05(ii).

         If the Servicer determines, as described above, that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(ii).

         Section 3.04 Collection Account and Distribution Account.

         (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts. Each Collection Account shall be an Eligible Account.

         The Servicer shall deposit in the Collection Account on a daily basis within three Business Days of receipt, and retain therein, the following payments and collections received or made by it after the Cut-off Date with respect to the Mortgage Loans, without duplication:

             (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

             (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate less the Servicing Fee Rate;

             (iii) all Net Liquidation Proceeds;

             (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

             (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

             (vi) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13; and

             (vii) all Prepayment Charges collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans.

         Any interest paid on funds deposited in the Collection Account, subject to Section 3.25, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(v). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment penalties that are not Prepayment Charges, and assumption fees need not be deposited by the Servicer in the Collection Account.

         (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by the close of business New York time on the Servicer Remittance Date, (i) that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) then on deposit in the Collection Account, (ii) the amount of all Prepayment Charges collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans then on deposit in the Collection Account (other than any such Prepayment Charges received after the related Prepayment Period), (iii) any Servicer Prepayment Charge Payment Amount that became due during the related Prepayment Period and
(iv) the Credit Risk Manager Fee payable on the upcoming Distribution Date. These amounts may be sent via a single combined wire transfer. Except as otherwise provided in Section 3.04(f), amounts in the Distribution Account shall be deemed to be held on behalf of the related REMICs in accordance with the REMIC distributions set forth in Section 4.09. The Securities Administrator shall be entitled to cause the Trustee to withdraw from the Distribution Account any amounts owing to it pursuant to Section 3.30(c) (in its capacity as Auction Administrator), prior to the distribution of any amounts on deposit therein to the Certificateholders; provided, however, in the case of amounts owing to it other than the Securities Administration Fee, the Securities Administrator shall provide the Depositor with a written account of such amounts five Business Days prior to the withdrawal of such funds.

         (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.25. The Servicer shall give notice to the Trustee and the Securities Administrator of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer, the Securities Administrator and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

         (d) In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to the Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account in respect of REMIC 1:

             (i) any Advances, as required pursuant to Section 4.07;

             (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

             (iii) any Prepayment Charges or amounts in connection with the waiver of such Prepayment Charges, in each case required to be deposited pursuant to Section 3.24;

             (iv) any amounts required to be deposited in the Distribution Account pursuant to Sections 2.03, 3.04, 3.16, 3.23 or 4.07; and

             (v) any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

         (e) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall, unless such funds have been received from the Servicer, notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder. In addition, the Securities Administrator shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.25(b) in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

         (f) Any Prepayment Charges and Servicer Prepayment Charge Payment Amounts deposited pursuant to Section 3.04(a)(vii) shall not be assets of any REMIC created hereunder, but shall be considered assets of the Grantor Trust held by the Trustee for the benefit of the Class P Certificateholders. In addition, any Net WAC Rate Carryover Amounts that are paid with respect to the Class A, Class M, or Class B Certificates will be treated as first having been distributed with respect to the Class CE Certificates and then having been paid outside of the REMICs to the Class A, Class M, or Class B Certificateholders.

         Section 3.05 Permitted Withdrawals From the Collection Account.

         The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

         (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.04(b) or permitted to be so remitted pursuant to the first sentence of Section 3.04(d);

         (ii) to reimburse itself for Advances and Servicing Advances; the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent payments of (a) principal and/or interest respecting which any such Advance was made or (b) Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds respecting which any such Servicing Advance was made;

         (iii) to reimburse itself for unreimbursed Servicing Advances, any unpaid Servicing Fees and for unreimbursed Advances to the extent that such amounts are deemed to be Nonrecoverable Advances, and to reimburse itself for such amounts to the extent that such amounts are nonrecoverable from the disposition of REO Property pursuant to Section 3.03 or Section 3.13 hereof;

         (iv) to reimburse itself for any amounts paid pursuant to Section 3.03 (and not otherwise previously reimbursed);

         (v) to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to
    Section 3.04(ii);

         (vi) to reimburse itself for any amounts paid pursuant to Section 6.03 (and not otherwise previously reimbursed); and

         (vii) to clear and terminate the Collection Account upon the termination of this Agreement.

         The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         Section 3.06 Establishment of Escrow Accounts; Deposits in Escrow
                      Accounts.

         The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

         The Servicer shall deposit in the Escrow Account or Accounts on a daily basis within three Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

         Section 3.07 Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of Escrow Payments, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement, or (viii) to transfer to the Collection Account any Insurance Proceeds. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

         In the event the Servicer shall deposit in the Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Escrow Account, any provision herein to the contrary notwithstanding.

         Section 3.08 Payment of Taxes, Insurance and Other Charges; Collections
                      Thereunder; Primary Mortgage Insurance.

         (a) With respect to each Mortgage Loan subject to an Escrow Agreement, the Servicer shall maintain accurate records reflecting the status of taxes, which are or may become a lien upon the Mortgaged Property and the status of fire, flood (if applicable) and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Escrow Agreement or Applicable Regulations. To the extent that a Mortgage Loan is not subject to an Escrow Agreement, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

         (b) The Servicer shall maintain coverage under a primary mortgage insurance policy for all Mortgage Loans with Loan-to-Value Ratios at origination of 80% or greater, until the Loan-to-Value Ratio on any such Mortgage Loan is reduced to 78% or lower as a result of principal payments on such Mortgage Loan or based upon an appraisal of the related Mortgaged Property after the Closing Date. Notwithstanding anything to the contrary herein, the Servicer shall be responsible for the payment of all primary mortgage insurance premiums out of the Servicer's own funds, without any right to reimbursement therefor.

         Section 3.09 Transfer of Accounts.

         The Servicer may transfer the Collection Account or the Escrow Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Trustee, the Securities Administrator and the Depositor, a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

         Section 3.10 Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Principal Balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property,
(y) public liability insurance and, (z) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

         Section 3.11 Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of B:VI or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deliver to the Trustee for deposit in the Distribution Account the amount not otherwise payable under the blanket policy because of such deductible clause, which amount shall not be reimbursable to the Servicer from the Trust Fund. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

         Section 3.12 Fidelity Bond, Errors and Omissions Insurance.

         The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Selling and Servicing Guide or by FHLMC in the FHLMC Servicer's Guide. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Trustee.

         Section 3.13 Title, Management and Disposition of REO Property.

         (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee. Pursuant to the power of attorney granted in
Section 3.01, the Servicer is hereby authorized to acquire, transfer and dispose of any REO Property taken in the name of the Trustee pursuant to this Section
3.23 without further documentation of its authority as attorney in fact for the Trustee on behalf of the Trust.

         (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, an extension of the above-mentioned grace period, unless the Servicer obtains an Opinion of Counsel, addressed to the Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on "prohibited transactions" as defined in Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Collection Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.05.

         Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code; or (ii) subject any REMIC constituting part of the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and possession thereof and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

         With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall deposit or cause to be deposited, on a daily basis, within three Business Days of receipt, into the Collection Account, all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

         The Servicer shall furnish to the Securities Administrator and the Trustee, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month, if applicable. Such operation statement shall be accompanied by such other information as the Trustee shall reasonably request.

         The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders' interests.

         Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The Servicer shall be entitled to an REO Disposition Fee upon each REO Disposition, and may withhold and retain the REO Disposition Fee from Liquidation Proceeds. The proceeds from the REO Disposition, net of any payments to the Servicer as provided above, shall be deposited in the Collection Account and shall be distributed to the Trust in the month following receipt thereof in accordance with Section 4.01.

         Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC).

         Section 3.14 Due-on-Sale Clauses; Assumption and Substitution
                      Agreements.

         When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An Opinion of Counsel at the expense of the Servicer (which expense shall constitute a Servicing Advance) delivered to the Trustee and the Depositor to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (or the Custodian, as the case may be) the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee (or the Custodian, as the case may be) to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. Except as otherwise provided in
Section 3.01, in connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 3.15 Duties of the Credit Risk Manager.

         For and on behalf of the Depositor, the Credit Risk Manager shall provide reports and recommendations as to loss mitigation activities concerning Mortgage Loans that are past due, as to which there has been commencement of foreclosure, which are in default but as to which there has been forbearance in exercise of remedies, as to which any obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or which have become REO Properties. Such reports and recommendations will be based upon information provided pursuant to the Credit Risk Management Agreement. The Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans.

         The Credit Risk Manager may be removed at any time by a vote of Certificateholders holding Certificates evidencing at least 66 2/3% of the aggregate Voting Rights of the Certificates. After any such termination, the Credit Risk Manager shall have no further obligations hereunder, and shall no longer be entitled to the Credit Risk Manager Fee.

         Section 3.16 Optional Purchases of 60+ Day Delinquent Loans by
                      Servicer.

         The Servicer may, at its option, with the consent of the Depositor, repurchase any 60+ Day Delinquent Loan or any Mortgage Loan or REO Property for which the Servicer has accepted a deed in lieu of foreclosure. Prior to repurchase pursuant to this Section 3.16, the Servicer shall be required to continue to make monthly Advances pursuant to Section 4.07. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer shall purchase any such 60+ Day Delinquent Loan or REO Property that it elects to repurchase at a price equal to the Principal Balance of the Mortgage Loan (or of the related Mortgage Loan, in the case of REO Property) plus accrued interest thereon at the related Mortgage Interest Rate from the date to which interest has last been paid to the Trust Fund to the last day of the month in which the date of purchase occurs, plus any unreimbursed Servicing Advances and Advances (but only to the extent made by a different entity as Servicer) (the "Servicer Purchase Price"). The purchase price for the repurchased Mortgage Loan or REO Property shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to, or at the direction of, the Servicer, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish to it and as shall be necessary to vest in the Servicer any Mortgage Loan or REO Property released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File.

         Section 3.17 Trustee to Cooperate; Release of Files.

         (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes), the Servicer shall deliver to the Trustee (or the Custodian as the case may be) an executed copy of a completed "Request for Release" in the form of Exhibit E. Upon receipt of such Request for Release of Documents, the Trustee (or the Custodian as the case may be) shall promptly release the related Mortgage File, in trust to (i) the Servicer, or
(ii) such other party identified in the related Request for Release. No expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account or the Distribution Account, excepting therefrom recording fees that are not recovered from the related Mortgagor.

         (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Servicer and delivery to the Trustee (or the Custodian, as the case may be) of an executed copy of a "Request for Release" in the form of Exhibit E signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer. Such receipt shall obligate the Servicer to return the Mortgage File to the Trustee (or the Custodian, as the case may be) when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Trustee (or the Custodian, as the case may be) to the Servicer.

         (c) Subject to Section 3.01, the Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations, and (iii) removal, demolition or division of properties subject to Mortgages. No application for approval shall be considered by the Servicer unless: (w) either (A) it has received an Opinion of Counsel, addressed to the Trustee (which opinion shall not be an expense of the Trustee or the Trust Fund) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any REMIC constituting part of the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions or (B) other evidence satisfactory to the Servicer; (x) the provisions of the related Mortgage Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

         Section 3.18 Servicing Compensation.

         As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan (including REO Properties). The Servicer shall be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, modification or extension fees, late payment charges, or any other service-related fees, Insurance Proceeds and Liquidation Proceeds not required to be deposited in the Collection Account and similar items, to the extent collected from Mortgagors.

         Section 3.19 Annual Statement as to Compliance.

         (a) The Servicer, at its own expense, will deliver to the Trustee and the Securities Administrator, not later than February 28 following the end of each calendar year, commencing with 2002, a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year (or such shorter period in the case of the first such report) and of performance under this Agreement or similar agreements has been made under such officers' supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default. The Securities Administrator shall forward such certificate to the Depositor immediately upon receipt.

         (b) Delivery of such reports, information and documents to the Securities Administrator is for informational purposes only and the Trustee's, Securities Administrator's and Depositor's receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee, the Securities Administrator and the Depositor are entitled to rely exclusively on Officers' Certificates).

         Section 3.20 Annual Independent Certified Public Accountants' Reports.

         (a) Not later than February 28 following the end of each calendar year commencing with 2002, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee, the Securities Administrator and the Depositor a report stating that
(i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in either the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America or the Audit Program for Mortgages serviced by FHLMC, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. The Servicer shall furnish a copy of such report to the Trustee, the Securities Administrator, the Depositor and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request, provided that such statement has been delivered by the Servicer to the Trustee.

         (b) Delivery of such reports, information and documents to the Trustee and the Securities Administrator is for informational purposes only and the Trustee's and Securities Administrator's receipt of such shall not constitute constructive notice of any information contained therein or determinable, from information contained therein, including the Servicer's compliance with any of its covenants hereunder (as to which the Trustee and the Securities Administrator are entitled to rely exclusively on Officers' Certificates).

         Section 3.21 Access to Certain Documentation and Information Regarding
                      the Mortgage Loans.

         The Servicer shall provide to the Trustee, the Securities Administrator, Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

         Section 3.22 Reports Filed with Securities and Exchange Commission;
                      Annual Certification of Securities and Exchange Commission Filing.

         (a) The Securities Administrator and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended. The Securities Administrator shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Securities Adminstrator shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, the Depositor shall sign any Form 10-K with respect to which the Depositor signs a Sarbanes-Oxley Certification.

         (b) The Securities Administrator shall file a Form 8-K within 15 days after each Distribution Date, including a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Securities Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's annual statement of compliance described under Section 3.19 and the accountant's report described under Section 3.20, in each case to the extent they have been timely delivered to the Securities Administrator. If they are not so timely delivered, the Securities Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Securities Administrator. The Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Securities Administrator's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification of the Depositor in the form attached hereto as Exhibit P-1 (the "Sarbanes Oxley Certification"), which shall be signed by the senior officer of the Depositor in charge of its securitizations, and which the Depositor shall deliver to the Securities Administrator prior to March 30th of each year in which a Form 10-K is to be filed with respect to the Trust. Notwithstanding anything to the contrary herein, (i) if the Servicer, the Securities Administrator and the Depositor so agree, the Securities Administrator shall sign and file with any Form 10-K a certification in the form of Exhibit P-2 attached hereto (the "Securities Administrator's SEC Certification"), signed by the senior officer of the Securities Administrator in charge of its securities administration functions under this Agreement, as to items 1, 2 and 3 in the Sarbanes-Oxley Certification, and (ii) if the Servicer, the Securities Administrator and the Depositor so agree, the Servicer shall sign and deliver to the Securities Administrator, before March 30th in any year in which a Form 10-K is to be filed with respect to the Trust, a certification in the form of Exhibit P-3 attached hereto (the "Servicer's SEC Certification"), signed by the senior officer of the Servicer in charge of its servicing functions, as to items 4 and 5 in the Sarbanes-Oxley Certification. In any such event, the Depositor's Sarbanes-Oxley Certification need not include any items covered by a Securities Administrator's SEC Certification or a Servicer's SEC Certification, and if both a Securities Administrator's SEC Certification and a Servicer's SEC Certification are delivered, the Depositor need not sign and deliver a Sarbanes-Oxley Certification. The Securities Administrator, the Depositor and the Servicer shall cooperate reasonably to enable the Securities and Exchange Commission requirements with respect to the Trust to be met in the event the Securities and Exchange Commission issues additional interpretative guidance or promulgates rules or regulations, or in the event of any other change of law, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this
Section 3.22 to be conducted in a different manner than as described herein.

         (c) Prior to March 30th of each year in which a Form 10-K is to be filed with respect to the Trust, the Securities Administrator shall sign and deliver to the Depositor (or to the Servicer, if the Servicer is signing the Sarbanes-Oxley Certification) a certification in the form attached hereto as Exhibit P-4 for the benefit of the Depositor (or the Servicer) and its officers, directors and Affiliates as to items 1 through 3 of the Sarbanes-Oxley Certification; provided, however, that the Securities Administrator shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K. In addition, (i) the Securities Administrator shall indemnify and hold harmless the Depositor (or the Servicer, if the Servicer is signing the Sarbanes-Oxley Certification) and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator's obligations under this Section 3.22(c) or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer shall indemnify and hold harmless the Depositor, the Securities Administrator and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Servicer's obligations under
Section 3.19, Section 3.20 (including the inaccuracy of any of the items required to be delivered pursuant to Section 3.19 or Section 3.20) or this
Section 3.22(c) or the Servicer's negligence, bad faith or willful misconduct in connection therewith. The Servicer hereby acknowledges and agrees that the Depositor and the Securities Administrator are relying on the Servicer's performance of its obligations under Section 3.19 and Section 3.20 in order to perform their respective obligations under this Section 3.22.

         (d) Upon any filing with the Securities and Exchange Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

         (e) Prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall file a Form 15D Suspension Notification with respect to the Trust.

         Section 3.23 Obligations of the Servicer in Respect of Compensating
                      Interest.

         Not later than the close of business on each Servicer Remittance Date, the Servicer shall deliver to the Trustee for deposit in the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans for the related Distribution Date resulting from Principal Prepayments on the Mortgage Loans during the related Prepayment Period and (B) its aggregate Servicing Fee received in the related Due Period. The Servicer shall apply Compensating Interest to offset any Prepayment Interest Shortfalls on the Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date.

         Section 3.24 Prepayment Charges.

         (a) To the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii) such waiver is required under state or federal law. The Servicer shall not waive any Prepayment Charge unless it is waived in accordance with this Section 3.24(a).

         (b) The Servicer shall pay the amount of any Prepayment Charge (to the extent not collected and remitted to the Collection Account pursuant to Section 3.04(a)) to the Trustee, if (i) the representation in Section 2.05(viii) is breached and such breach materially and adversely affects the value of such Prepayment Charge or the interest therein of any Certificateholders or the Trustee, or (ii) the Servicer or any subservicer waives any Prepayment Charge other than as permitted under Section 3.24(a). The Servicer shall pay the amount of such Prepayment Charge (or portion thereof not collected), determined in accordance with the Wells Fargo Prepayment

Charge Matrix, by depositing such amount into the Collection Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account.

         Section 3.25 Investment of Funds in the Collection Account and the Distribution Account.

         (a) The Servicer may direct in writing any depository institution maintaining the Collection Account and the Securities Administrator may direct in writing any depository institution maintaining the Distribution Account (for purposes of this Section 3.25, each an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator or the Servicer, as applicable (in its capacity as such) or in the name of a nominee of the same. The Servicer or the Securities Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account) over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall at the direction of the Servicer or the Securities Administrator:

             (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

             (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds in the Collection Account shall be for the benefit of the Servicer. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. All income and gain realized from the investment of funds in the Distribution Account shall be for the benefit of the Securities Administrator. The Securities Administrator shall remit to the Trustee for deposit in the Distribution Account the amount of any loss incurred on Permitted Investments in the Distribution Account.

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         Section 3.26 Liability of Servicer; Indemnification.

         (a) Subject to clause (b) below and Section 6.03, the Servicer (except the Securities Administrator if it is required to succeed the Servicer hereunder) indemnifies and holds the Trustee, the Securities Administrator and the Depositor (and their respective officers, directors and Affiliates) and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Securities Administrator, the Depositor and any Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the Servicing Standards. The Servicer shall immediately notify the Trustee, the Securities Administrator, the Depositor and each Certificateholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Securities Administrator) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Securities Administrator, the Depositor and/or Certificateholder in respect of such claim. The provisions of this Section 3.26 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         (b) None of the Depositor, the Servicer, or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer for a breach of the Servicing Standard, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reasons of negligent disregard of its respective obligations or duties hereunder.

         The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or (in the case of the Servicer) a breach of the Servicing Standard in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

         Section 3.27 Reports of Foreclosure and Abandonment of Mortgaged
                      Properties.

         On or before April 30 of each year beginning in 2003, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code with the Internal Revenue Service and provide an Officer's Certificate certifying its compliance with this
Section 3.27 to the Trustee. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

         Section 3.28 No Personal Solicitation.

         From and after the Closing Date, each of the Servicer and the Securities Administrator hereby agrees that it will not directly solicit the borrower or obligor under any Mortgage Loan to refinance such Mortgage Loan, in whole or in part. Notwithstanding the foregoing, it is understood and agreed that offers to refinance a Mortgage Loan made within 30 days following receipt by the Servicer of a pay-off request or verification of mortgage and promotions undertaken by the Servicer or an Affiliate of the Servicer which are directed to the general public or segments thereof (including without limitation, bulk mailings, newspaper, radio, internet and television advertisements) shall not constitute solicitation under this Section 3.28.

         Section 3.29 Limitation of Liability of the Credit Risk Manager.

         Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Securities Administrator, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this

Agreement, in reliance upon information provided by the Servicer under the Credit Risk Management Agreement or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the applicable Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the applicable Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

         Section 3.30 Auction Administration Agreement; Auction Swap Agreement.

         (a) Concurrently with the execution and delivery hereof, the Depositor hereby directs the Securities Administrator (in such capacity, the "Auction Administrator") to execute and deliver the Auction Administration Agreement and the Auction Swap Agreement substantially in the forms attached hereto as Exhibits O and P, respectively, and theDepositor hereby directs the Trustee to execute the Auction Administration Agreement. Neither the Securities Administrator nor the Trustee shall have any duty to determine the adequacy of the Auction Administration Agreement or the Auction Swap Agreement.

         (b) Each Holder of a Class A-2 Certificate is deemed, by acceptance of such Certificate, (i) to authorize the Securities Administrator and the Trustee to execute and deliver the Auction Administration Agreement and, in the case of the Securities Administrator only, the Auction Swap Agreement, as their intermediary agents and (ii) to acknowledge and accept and agree to be bound by the provisions of the Auction Administration Agreement and, in the case of the Securities Administrator only, the Auction Swap Agreement.

         (c) The Auction Administrator, or any director, officer, employee or agent of the Auction Administrator, shall be indemnified and held harmless by the Trust against any loss, liability or expense (not including expenses and disbursements incurred or made by the Auction Administrator, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Auction Administrator's performance in accordance with the provisions of this Agreement and the Auction Administration Agreement) incurred by the Auction Administrator arising out of or in connection with the acceptance or administration of its obligations and duties under the Auction Administration Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Auction Administrator under this Agreement or the Auction Administration Agreement or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Auction Administrator in the performance of its duties hereunder or under the Auction Administration Agreement or by reason of the Auction Administrator's reckless disregard of its obligations and duties hereunder or under the Auction Administration Agreement. Any amounts payable to the Auction Administrator, or any director, officer, employee or agent of the Auction Administrator, in respect of the indemnification provided by this Section 3.30(c), or pursuant to any other right of reimbursement from the Trust Fund that the Auction Administrator, or any director, officer, employee or agent of the Auction Administrator, may have hereunder in its capacity as such, may be withdrawn by the Trustee for the benefit of the Auction Administrator from the Distribution Account as set forth in Section 3.04(b).

         (d) For federal tax return and information reporting, the right of the Holders of the Class A-2 Certificates to receive payments under the Auction Swap Agreement in respect of any swap proceeds shall be assigned a value of zero.

                                   ARTICLE IV

                                  FLOW OF FUNDS

         Section 4.01 Interest Distributions and Credit Risk Manager Fee.

         No later than 11:00 AM Eastern Time on each Distribution Date, the Securities Administrator shall furnish instructions to the Trustee reporting the amount of the related Interest

Remittance Amount and the amount of the related Credit Risk Manager Fee, and instructing the Trustee as to how to apply such Interest Remittance Amount in accordance with clauses (i) through (viii) below. The Trustee shall remit the Credit Risk Manager Fee for such Distribution Date to the Credit Risk Manager out of funds remitted by the Securities Administrator to the Trustee therefor pursuant to Section 3.04(b)(iv). On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Interest Remittance Amount, to the extent available in the Distribution Account, and apply it in the following order of priority (based upon the information provided to it by the Securities Administrator pursuant to the preceding sentence, upon which the Trustee may conclusively rely), and the calculations required to be made by the Trustee, to the extent available:

             (i) concurrently, to the Class A-1, Class A-2 and Class AIO Certificates, pro rata, the applicable Accrued Certificate Interest for such Distribution Date;

             (ii) concurrently, to the Class A-1, Class A-2 and Class AIO Certificates, pro rata, the applicable Unpaid Interest Shortfall Amount for the Class A-1, Class A-2 and Class AIO Certificates, respectively;

             (iii) to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

             (iv) to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

             (v) to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

             (vi) to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

             (vii) to the Class B Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

             (viii) the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above will be applied as described under Section 4.02(b) hereof and will be included in the Monthly Excess Cashflow Amount.

         Section 4.02 Distributions of Principal and Monthly Excess Cashflow
                      Amounts.

         (a) No later than 11:00 AM Eastern Time on each Distribution Date, the Securities Administrator shall furnish instructions to the Trustee reporting the amount of the related Principal Distribution Amount, and instructing the Trustee as to how to apply such Principal Distribution Amount in accordance with clause
(i) or (ii) below, as applicable. On each Distribution Date, the Trustee shall make the following distributions in the following order of priority (based upon the information provided to it by the Securities Administrator pursuant to the preceding sentence, and the calculations required to be made by the Securities Administrator), in reduction of the Certificate Principal Balances of the Classes to which such amounts are paid, to the extent of the Principal Distribution Amount:

             (i) for any Distribution Date before the Stepdown Date or with respect to which a Trigger Event is in effect:

                 (A) to the Holders of the Class A-1 Certificates, 100% of the Principal Distribution Amount until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

                 (B) to the Holders of the Class A-2 Certificates, 100% of the remaining Principal Distribution Amount until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

                 (C) to the Holders of the Class M-1 Certificates, 100% of the remaining Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                 (D) to the Holders of the Class M-2 Certificates, 100% of the remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

                 (E) to the Holders of the Class M-3 Certificates, 100% of the remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

                 (F) to the Holders of the Class M-4 Certificates, 100% of the remaining Principal Distribution Amount until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

                 (G) to the Holders of the Class B Certificates, 100% of the remaining Principal Distribution Amount, until the Certificate Principal Balance of the Class B Certificates has been reduced to zero; and

                 (H) any amount of the Principal Distribution Amount remaining after making all of the distributions in clauses (A) (B), (C), (D),
         (E), (F) and (G) shall be applied as set forth in Section 4.02(b).

            (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect:

                 (A) to the Holders of the Class A-1 Certificates, the lesser of
         (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

                 (B) to the Holders of he Class A-2 Certificates, the lesser of
         (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed pursuant to clause (A) above and (y) the Class A Principal Distribution Amount remaining after distributions pursuant to clause (A) above, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero.

                 (C) to the Holders of the Class M-1 Certificates, the lesser of
         (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed pursuant to clauses (A) and (B) above and (y) the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                 (D) to the Holders of the Class M-2 Certificates, the lesser of
         (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed pursuant to clauses (A), (B) and (C) above and (y) the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

                 (E) to the Holders of the Class M-3 Certificates, the lesser of
         (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed pursuant to clauses (A), (B), (C) and (D) above and
         (y) the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

                 (F) to the Holders of the Class M-4 Certificates, the lesser of
         (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed pursuant to clauses (A), (B), (C), (D) and (E) above and (y) the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

                 (G) to the Holders of the Class B Certificates, the lesser of
         (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed pursuant to clauses (A), (B), (C), (D), (E) and (F) above and (y) the Class B Principal Distribution Amount, until the Certificate Principal Balance of the Class B Certificates has been reduced to zero; and

                 (H) any amount of the Principal Distribution Amount remaining after making all of the distributions in clauses (A), (B), (C), (D),
         (E), (F) and (G) above shall be applied as set forth in Section
         4.02(b).

         (b) On each Distribution Date, any Monthly Excess Cashflow Amount shall be distributed, to the extent available, in the following order of priority on such Distribution Date:

             (i) to pay the Extra Principal Distribution Amount for such Distribution Date in accordance with Section 4.02(a);

             (ii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-1 Certificates;

             (iii) to pay the applicable Unpaid Interest Shortfall Amount on the Class M-1 Certificates, if any;

             (iv) to reimburse the Holders of the Class M-1 Certificates for any Realized Losses that have been allocated to the Class M-1 Certificates and not previously reimbursed;

             (v) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-2 Certificates; (vi) to pay the applicable Unpaid Interest Shortfall Amount on the Class M-2 Certificates, if any;

             (vii) to reimburse the Holders of the Class M-2 Certificates for any Realized Losses that have been allocated to the Class M-2 Certificates and not previously reimbursed;

             (viii) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-3 Certificates;

             (ix) to pay the applicable Unpaid Interest Shortfall Amount on the Class M-3 Certificates, if any;

             (x) to reimburse the Holders of the Class M-3 Certificates for Realized Losses that have been allocated to the Class M-3 Certificates and not previously reimbursed;

             (xi) to pay any remaining unpaid Accrued Certificate Interest for such Distribution Date for the Class M-4 Certificates;

             (xii) to pay the applicable Unpaid Interest Shortfall Amount on the Class M-4 Certificates, if any;

             (xiii) to reimburse the Holders of the Class M-4 Certificates for Realized Losses that have been allocated to the Class M-4 Certificates and not previously reimbursed;

             (xiv) to pay any remaining Accrued Certificate Interest for such Distribution Date for the Class B Certificates;

             (xv) to pay the applicable Unpaid Interest Shortfall Amount on the Class B Certificates, if any;

             (xvi) to reimburse the Holders of the Class B Certificates for Realized Losses that have been allocated to the Class B Certificates and not previously reimbursed;

             (xvii) to pay the Net WAC Rate Carryover Amount, if any, for the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates, in that order, in each case until such amount is paid in full for such Class; and

             (xviii) to the Class CE Certificates, the Class CE Distributable Amount for such Distribution Date.

         On each Distribution Date, there shall be distributed to the Holders of the Class R Certificates in respect of the Class R-1 Interest, any remaining amount in the Distribution Account on such date after the application pursuant to Sections 4.01, 4.02(a), 4.02(b)(i)-(xviii) and 4.02(c). To the extent that any amounts remain in a REMIC other than REMIC 1 after payment of all amounts due under this Agreement, such amounts will be distributed to the related Residual Interest.

         (c) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Servicer in connection with the Principal Prepayment in full of any of the Mortgage Loans or any Servicer Prepayment Charge Payment Amount and shall distribute such amounts to the Holders of the Class P Certificates.

         Section 4.03 Allocation of Losses.

         Realized Losses shall be allocated first against the Remaining Initial Overcollateralization Amount and second to the Subsequent Overcollateralization Amount, until the Overcollateralization Amount has been reduced to zero. Any Applied Realized Loss Amount will be allocated against the Class B, Class M-4, Class M-3, Class M-2, and Class M-1 Certificates, in that order and until the respective Certificate Principal Balances thereof are reduced to zero. No allocation of Realized Losses shall be made to the Class P, Class A-1, Class A-2 or Class AIO Certificates.

         Section 4.04 Method of Distribution.

         The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Certificates, by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of such Certificates the aggregate initial Certificate Principal Balance of which is in excess of $5,000,000 (or, in the case of a Class CE, Class P or Class R Certificate, the Percentage Interest evidenced by which is greater than a 66% Percentage Interest of the Certificates of its Class), or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

         Section 4.05 Distributions on Book-Entry Certificates.

         Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry

Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

         Section 4.06 Statements.

         (a) On each Distribution Date, based, as applicable, on the Mortgage Loan information contained in the Remittance Report, the Securities Administrator shall make available on its internet website, initially located at "www.ctslink.com," a statement (a "Distribution Date Statement") as to the distributions to be made on such Distribution Date:

             (i) the Principal Distribution Amount and the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal, separately identified and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

             (ii) the Interest Remittance Amount and the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest or Class CE Distributable Amount, separately identified;

             (iii) the Overcollateralization Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Monthly Excess Cashflow Amount for such Distribution Date;

             (iv) the aggregate amount of servicing compensation received by the Servicer during the related Collection Period;

             (v) the aggregate amount of Advances for the related Due Period;

             (vi) the Pool Balance at the close of business at the end of the related Due Period;

             (vii) the number, weighted average remaining term to maturity and weighted average Mortgage Interest Rate of the Mortgage Loans as of the related Due Date;

             (viii) the number and aggregate unpaid principal balance of Mortgage Loans (a) 30 to 59 days past due on a contractual basis, (b) 60 to 89 days past due on a contractual basis, (c) 90 or more days past due on a contractual basis, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

             (ix) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

             (x) cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Collection Period;

             (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

             (xii) the aggregate amount of Realized Losses incurred during the related Collection Period, and the cumulative amount of Realized Losses and the Cumulative Realized Loss Percentage;

             (xiii) the Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses or Applied Realized Loss Amounts, as applicable, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses or Applied Realized Loss Amounts, and the Notional Amount of the Class AIO Certificates for that Distribution Date;

             (xiv) the Accrued Certificate Interest in respect of each Class of Offered Certificates for such Distribution Date, and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

             (xv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.23, and the amount of Relief Act Shortfalls applied to reduce the Interest Remittance Amount for each Class for such Distribution Date;

             (xvi) the amount of the Securities Administration Fee paid;

             (xvii) the aggregate amount of the Credit Risk Manager Fee paid;

             (xviii) any Overcollateralization Deficiency Amount after giving effect to the distributions of principal on such Distribution Date;

             (xix) whether a Trigger Event has occurred and is continuing;

             (xx) the Available Funds;

             (xxi) the Pass-Through Rate at which interest accrues for each Class of Certificates for such Distribution Date and the Formula Rate at which interest will accrue for such Class (other than the Class A-1, and AIO Certificates and, for the first 24 Distribution Dates, the Class A-2 Certificates) for the next Distribution Date, and the Pass-Through Rate for the Class A-1, Class A-2 and Class AIO Certificates for the next Distribution Date;

             (xxii) the Liquidation Report for such Distribution Date;

             (xxiii) the aggregate Principal Balance of Mortgage Loans purchased by the Seller during the related Collection Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan;

             (xxiv) the aggregate Principal Balance of the Mortgage Loans repurchased by the Depositor during the related Collection Period in connection with Section 3.16;

             (xxv) the amount of Unpaid Interest Shortfall Amount and Net WAC Rate Carryover Amount payable on each Class for such Distribution Date, separately identifying the portion of each that consists of interest accrued on previous such amounts, the amounts paid on each Class on such Distribution Date in respect of such items, and the amount of Unpaid Interest Shortfall Amount and Net WAC Rate Carryover Amount that will be payable on each Class on the next Distribution Date; and

             (xxvi) the amount of all reimbursements of Realized Losses previously allocated to reduce the Certificate Principal Balance of any Class of Certificates that were reimbursed on such Distribution Date, and the remaining amount of any Realized Losses that have been so allocated and not yet reimbursed, for each Class.

         Assistance in using the Securities Administrator's website can be obtained by calling the Securities Administrator's customer service desk at
(301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

         The Securities Administrator's obligations pursuant to this
Section 4.06 are limited to the extent of its receipt of all necessary information from the Servicer. The Securities Administrator may fully rely upon and shall have no liability with respect to information with respect to the Mortgage Loans provided by the Servicer.

         In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed in a separate Section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, a statement containing the information set forth in subclauses (i), (ii), (xi), (xii), (xxiii) and (xxiv) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, plus other information as the Securities Administrator may determine and advise the Trustee to be necessary and/or to be required by the Internal Revenue Service or by federal or state laws, rules or regulations to enable such Certificateholders to prepare their tax returns for such calendar year. Such obligations of the Trustee and the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee or the Securities Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (c) On each Distribution Date, the Securities Administrator shall make available on its website the same information to the Class R Certificateholders as that provided to the Regular Certificateholders in respect of such Distribution Date with such other information as the Securities Administrator deems necessary or appropriate. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Class R Certificateholders by the Securities Administrator pursuant to any requirements of the Code as from time to time in force.

         Section 4.07 Remittance Reports; Advances.

         (a) On the 15th calendar day of each month, or the preceding Business Day if such 15th calendar day is not a Business Day, the Servicer shall deliver to the Securities Administrator by telecopy (or by such other means as the Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. On the same date as delivery of the Remittance Report, the Servicer shall deliver or cause to be delivered to the Securities Administrator in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Securities Administrator may reasonably request or order in order for the Securities Administrator to perform the calculations necessary to make the distributions contemplated by Section 4.01,
4.02 and 4.03 and to prepare the statements to Certificateholders contemplated by Section 4.06. The Securities Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

         (b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.07(d), the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for the such Balloon Mortgage Loan.

         On or before the close of business New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.07, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit into the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 and
4.02 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Servicer and the Securities Administrator by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

         (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the earlier of such time as the Trust acquires title to the related Mortgaged Property or such Mortgage Loan is paid in full by the Mortgagor or disposed of by the Trust, or until the recovery of all Liquidation Proceeds thereon.

         (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor and the Trustee.

         Section 4.08 [Reserved].

         Section 4.09 REMIC Distributions.

         (a) REMIC 5. Interest (and in the case of the Class T5-4 Interest, principal) shall be deemed distributed to each Class of REMIC 5 Components as follows: (i) the Class T5-4, Class T5-11, Class T5-12 and Class T5-13 Interests shall be entitled to all distributions on the Class T4-4, Class T4-11, Class T4-12 and Class T4-13 Interests, respectively; and (ii) the Class T5-A1IO, Class T5-A2IO, Class T5-M1IO, Class T5-M2IO, Class T5-M3IO, Class T5-M4IO and Class T5-BIO Interests shall be entitled to a specified portion of interest payments consisting of the excess of interest distributable on each of the Class T4-A1, Class T4-A2, Class T4-M1, Class T4-M2, Class T4-M3, Class T4-M4, and Class T4-B Interests over interest distributable on the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4 and Class B Certificates, respectively. The Class AIO Certificates shall be entitled to any interest distributions in respect of the Class T4-AIO Interests. Any shortfalls of interest, including any Realized Losses allocated to reduce the Subsequent Overcollateralization Amount, shall be borne, first, by the REMIC 5 Components, pro rata based on interest accrued, before being allocated to the Class T5 P&I Certificates (in reverse order of seniority). Realized Losses allocated to the Class T5-4 Interest shall equal Realized Losses allocated to the Class T4-4 Interest pursuant to Section 4.09(b). The Class CE Interest shall be deemed to receive the aggregate of the amounts distributable in respect of the REMIC 5 Components. Any portion of the Available Funds remaining in REMIC 5 on a Distribution Date shall be distributed to the Class R Certificates in respect of the Class R-5 Interest.

         (b) REMIC 4. On each Distribution Date, the timing and amounts of principal and interest distributions and allocations of Applied Realized Loss Amounts and Realized Loss Amortization Amounts on the Classes of REMIC 4 Regular Interests identified as Corresponding Classes shall be identical to the timing, amounts and allocations in respect of Corresponding Classes of REMIC 5 Regular Interests pursuant to Section 4.09(a). The Class T4-4 Interest shall be entitled to all distributions on the Class T3-4 Interest. The Class T4-AIO Interest shall be entitled to interest in respect of any interest distributions on the Class T3-AIO Interest. Interest shortfalls will reduce interest payable, first, on the Class T4-4 Interest, to the same extent that interest shortfalls are allocable to the Class T3-4 Interest; second, on the Class T4-11, Class T4-12 and Class T4-13 Interests, pro rata; third, on the Class T4-B, Class T4-M4, Class T4-M3, Class T4-M2 and Class T3-M1 Interests, in that order; and fourth, on the Class T4-A1 and Class T4-A2 Interests, pro rata; provided, that the portion of the interest payable on the Class T4-B, Class T4-M4, Class T4-M3, Class T4-M2, Class T4-M1, Class T4-A1, and Class T4-A2 Interests attributable to the Class T5-BIO, Class T5-M4IO, Class T5-M3IO, Class T5-M2IO, Class T5-M1IO, Class T5-

A1IO, and Class T5-A2IO Interests shall bear interest shortfalls pro rata and prior to the allocation of any remaining shortfalls to such Interests. Amounts of principal and interest distributed in respect of, and Realized Losses allocated to, the Class T4-4 Interest shall equal the allocations made to the Class T3-4 Interest, reduced by any allocation of interest shortfalls to the Class T4-4 Interest pursuant to the preceding sentence. Amounts in the Distribution Account deemed distributed in respect of the REMIC 4 Regular Interests shall be treated as held by REMIC 5 for distribution in accordance with Sections 4.09(a). Any portion of Available Funds remaining in REMIC 4 on a Distribution Date shall be distributed to the Class R Certificates in respect of the Class R-4 Interest.

         (c) REMIC 3. On each Distribution Date, the timing and amounts of principal distributions and allocations of Realized Losses on each Class of REMIC 3 Regular Interests shall be identical to the timing, amounts and allocations in respect of the corresponding Classes of REMIC 2 Regular Interests pursuant to Section 4.09(d). For these purposes, the Class T3-1 and Class T3-11 Interests correspond to the Class T2-1 Interest, the Class T3-2 and Class T3-12 Interests correspond to the Class T2-2 Interest, the Class T3-3 and Class T3-13 Interests correspond to the Class T2-3 Interest, and the Class T3-4 Interest corresponds to the Class T2-4 Interest. Interest will accrue on each of the Class T3-1, Class T3-2 and Class T3-3 Interests at the REMIC 3 Pass-Through Rate. Interest will accrue on each of the Class T3-11, Class T3-12 and Class T3-13 Interests at the excess, if any, of the Net WAC Rate over the REMIC 3 Pass-Through Rate. Interest will accrue on the Class T3-4 Interest at the Net WAC Rate. The Class T3-AIO Interest shall be entitled to interest in respect of any interest distributions on the Class T2-1AIO, Class T2-2AIO and Class T2-3AIO Interests. Any shortfalls of interest will be allocated, first, to the Class T3-4 Interest to the extent that interest shortfalls are allocated to the Class T2-4 Interest; second, pro rata, to the Class T3-11, Class T3-12 and Class T3-13 Interests; and third, pro rata, to the Class T3-1, Class T3-2 and Class T3-3 Interests. Amounts in the Distribution Account deemed distributed in respect of the REMIC 3 Regular Interests shall be treated as held by REMIC 4 for distribution in accordance with Section 4.09(b). Any portion of Available Funds remaining in REMIC 3 on a Distribution Date shall be distributed to the Class R Certificates in respect of the Class R-3 Interest.

         (d) REMIC 2. On each Distribution Date, the REMIC 2 Regular Interests, other than the Class T2-1AIO, Class T2-2AIO and Class T2-3AIO Interests, shall receive distributions of principal in respect of the Class T1-1 and T1-2 Interests. The REMIC 2 Regular Interests shall receive distributions of interest from the Class T1-1 and Class T1-2 Interests. Amounts with respect to interest shall accrue at the Net WAC Rate with respect to each of the Class T2-1, Class T2-2, Class T2-3 and Class T2-4 Interest. Amounts with respect to interest shall accrue (i) at a rate equal to 2.50% for the Distribution Dates in October 2002 through March 2005 and thereafter at a rate of zero with respect to the Class T2-1AIO Interest, (ii) at a rate equal to 2.00% for the Distribution Dates in October 2002 through May 2004 and thereafter at a rate of zero with respect to the Class T2-2AIO Interest, and (iii) at a rate equal to 1.50% for the Distribution Dates in October 2002 through July 2003 and thereafter at zero with respect to the Class T2-3AIO Interest. Any shortfalls of interest will be allocated, first, to the Class T2-4 Interest, and second, to the Class T2-1, Class T2-2 and Class T2-3 Interests, pro rata based on interest accrued. Amounts in reduction of principal balance of the REMIC 2 Regular Interests shall be allocated to the Class T2-1, Class T2-2 and Class T2-3 Interests in the aggregate in an amount equal to the Principal Remittance Amount less the lesser of Overcollateralization Release Amount and the Remaining Initial Overcollateralization Amount. Such aggregate amount shall be allocated so that the principal balance of the Class T2-1, Class T2-2 and Class T2-3 Interests equal the amounts specified in the definitions thereof in Article I. The portion of the Principal Remittance Amount equal to the lesser of the Overcollateralization Release Amount and the Remaining Initial Overcollateralization Amount shall be allocated to reduce the principal balance of the Class T2-4 Interest, until it is reduced to zero. Realized Losses shall be allocated first to the Class T2-4 Interest, until such Class is reduced to zero, and then pro rata to the Class T2-1, Class T2-2 and Class T2-3 Interests so that their principal balances equal the amounts specified in the respective definitions thereof in Article I. Such amounts with respect to principal and any Realized Losses with respect to principal shall reduce the principal balances of the REMIC 2 Regular Interests so that, in the aggregate, such balances correspond to the Pool Balance of the Mortgage Loans as of the last day of the related Due Period. Amounts in the Distribution Account deemed distributed in respect of the REMIC 2 Regular Interests shall be treated as held by REMIC 3 for distribution in accordance with Section 4.09(c). Any amounts remaining in REMIC 2 on a Distribution Date shall be distributed to the Class R Certificates in respect of the Class R-2 Interest.

         (e) REMIC 1. On each Distribution Date, the REMIC 1 Regular Interests shall receive distributions of interest and principal equal in the aggregate to amounts distributable pursuant to Sections 4.01 and

4.02 (other than to the Class R Certificates in respect of the Class R-1 Interest) from amounts on deposit in the Distribution Account. Such amounts with respect to interest shall accrue on each of the REMIC 1 Regular Interests at a rate equal to the Net WAC Rate. Any shortfalls of interest will be allocated, first, to the Class T1-2 Interest, and second, to the Class T1-1 Interest, based on interest accrued. Amounts in reduction of principal balance of the REMIC 1 Regular Interests shall be allocated to the Class T1-2 Interest and then in reduction of the Class T1-1 Interest. Such amounts with respect to principal and any Realized Losses with respect to principal shall reduce the principal balances of the Class T1-1 and Class T1-2 Interests so that, in the aggregate, such balances correspond to the Pool Balance of the Mortgage Loans as of the last day of the related Due Period. Amounts in the Distribution Account deemed distributed in respect of the REMIC 1 Regular Interests shall be treated as held by REMIC 2 for distribution in accordance with Section 4.09(d). Any amounts remaining in REMIC 1 on a Distribution Date shall be distributed to the Class R Certificates in respect of the Class R-1 Interest.

         (f) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 4.09 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

                                   ARTICLE V

                                THE CERTIFICATES

         Section 5.01 The Certificates.

         Each of the Class A-1, Class A-2, Class AIO, Class M-1, Class M-2, Class M-3, Class M-4, Class B, Class P, Class CE, and Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Offered Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof. The Class P, Class CE and Class R Certificates are issuable only in minimum Percentage Interests of 25%.

         The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Offered Certificates shall be Book-Entry Certificates. The Class CE and Class R Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

         Section 5.02 Registration of Transfer and Exchange of Certificates.

         (a) The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided and shall maintain the Certificate Register at the offices of the Trustee designated from time to time for such purposes. As of the Closing Date, the Trustee designates the Corporate Trust Office for such purpose.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to the initial Depository, by, or on behalf of, the Depositor; or to, and deposited with the Certificate Custodian, on behalf of the Depository, if directed to do so pursuant to instructions from the Depository. Except as provided in paragraph
(c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

         (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of each Class of Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (i) and (ii) above, or the Servicer's expense, in the case of (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the

Certificate Registrar, the Servicer, the Securities Administrator, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (d) Except with respect to the initial transfer of the Private Certificates between or among the Depositor, the Seller, their affiliates or both, no transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, either (i) in the case of a transfer made in reliance upon Rule 144A under the 1933 Act, the proposed transferee shall deliver to the Trustee a completed investment letter, in substantially the form attached hereto as Exhibit J-2 or (ii) in the case of any other transfer, either (A) the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor, or (B) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J-1) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee and the Securities Administrator shall have received a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, the Securities Administrator and the Depositor (such requirement is satisfied only by the Trustee's and the Securities Administrator's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code, or any materially similar provisions of applicable federal, state or local law ("Similar Law") nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer. For purposes of the preceding sentence, such representation shall be deemed to have been made to the Trustee and the Securities Administrator by the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Trustee and the Securities Administrator shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law shall be void and of no effect.

         Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

             (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

             (ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

             (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                  A. an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                  B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

             (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. Neither the Trustee nor the Securities Administrator shall be under any liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee and the Securities Administrator received the documents specified in clause
    (iii). The Trustee and the Securities Administrator shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

             (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee and the Securities Administrator shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee or the Securities Administrator determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee or the Securities Administrator and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

             (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Securities Administrator will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Securities Administrator shall be entitled to reasonable compensation for providing such information from the person to whom it is provided.

         The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee and the Securities Administrator, in form and substance satisfactory to the Trustee and the Securities Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

         (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

         Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04 Persons Deemed Owners.

         The Servicer, the Depositor, the Trustee, the Securities Administrator, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Securities Administrator, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and 4.02 and for all other purposes whatsoever, and none of the Servicer, the Trust, the Securities Administrator, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         Section 5.05 Appointment of Paying Agent.

         (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and 4.02 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Rating Agencies.

         (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it. Any Paying Agent shall be afforded the same protection as given to the Trustee.

                                   ARTICLE VI

                         THE SERVICER AND THE DEPOSITOR

         Section 6.01 Liability of the Servicer and the Depositor.

         The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

         Section 6.02 Merger or Consolidation of, or Assumption of the
                      Obligations of, the Servicer or the Depositor.

         Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer.

         Section 6.03 Limitation on Liability of the Servicer and Others.

         Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor only pursuant to Section 3.04. The Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

         Section 6.04 Servicer Not to Resign.

         Subject to the provisions of Section 7.01 and Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and the Securities Administrator in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the Securities Administrator; and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Securities Administrator shall have assumed the Servicer's responsibilities and obligations hereunder or the Securities Administrator shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Securities Administrator.

         Section 6.05 Delegation of Duties.

         In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01 and Section 3.24. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

                                  ARTICLE VII

                                     DEFAULT

         Section 7.01 Servicer Events of Termination.

         (a) Any one of the following events constitutes a Servicer Event of
Termination:

             (i) (A) The failure by the Servicer to make any Advance, or (B) any other failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement; in each case, which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights; or

             (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Servicer; or

             (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

             (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days;

    or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

         (b) Upon the occurrence of any Servicer Event of Termination, and in each and every such case, so long as such Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Distribution Date, the Trustee may terminate all of the rights and obligations of the Servicer under this Agreement and the Securities Administrator, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii),
(iv) and (v) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency and the Depositor. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Securities Administrator pursuant to and under this Section; and, without limitation, the Securities Administrator is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Servicer agrees to cooperate with the Securities Administrator (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Securities Administrator of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Securities Administrator (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account or any Escrow Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer (all unreimbursed Advances and Servicing Advances previously made by the Servicer shall be deducted from all such funds prior to remittance of the remaining funds to the Trustee). All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the servicing to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

         In connection with any failure by the Servicer to make any remittance required to be made by the Servicer to the Distribution Account on the day and by the time such remittance is required to be made under the terms of this Agreement (without giving effect to any grace or cure period), the Servicer shall pay to the Securities Administrator for the account of the Securities Administrator interest at the rate published in The Wall Street Journal as the "Prime Rate" on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made.

         Section 7.02 Securities Administrator to Act; Appointment of Successor.

         (a) Within 90 days of the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to
Section 7.01 or 6.04, the Securities Administrator (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, immediately upon assuming the duties as a successor Servicer, the Securities Administrator (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Securities Administrator is unwilling to act as successor Servicer or (ii) if the Securities Administrator is legally unable so to act, the Securities Administrator shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Securities Administrator is prohibited by law from so acting, the Securities Administrator shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to
Section 3.18 (or such other compensation as the Securities Administrator and such successor shall agree, not to exceed the Servicing Fee). The successor servicer shall be entitled to withdraw from the Collection Account all costs and expenses associated with the transfer of the servicing to the successor servicer, including the reasonable costs and expenses incurred by the Securities Administrator associated with such transfer. The appointment of a successor servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.12 or to indemnify the Trustee and the Securities Administrator pursuant to Section 3.26, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement or for any of obligations to repurchase Mortgage Loans. The Securities Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Securities Administrator, to the Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.12.

         Section 7.03 Waiver of Defaults.

         The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII; provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Securities Administrator and the Rating Agencies.

         Section 7.04 Notification to Certificateholders.

         (a) Upon any termination or appointment of a successor the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Securities Administrator and the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

         (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the Securities Administrator and all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

         Section 7.05 Survival of Servicer Liabilities.

         Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

         Section 8.01 Duties of Trustee and Securities Administrator.

         The Trustee, prior to the occurrence of a Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, and the Securities Administrator, each undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If a Servicer Event of Termination has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, the Trustee and the Securities Administrator shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller or the Depositor hereunder. If any such instrument is found not to conform on their face in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

         No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

             (i) prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator and conforming to the requirements of this Agreement;

             (ii) neither the Trustee nor the Securities Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Securities Administrator, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining or investigating the facts related thereto;

             (iii) neither the Trustee nor the Securities Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Trustee or the Securities Administrator, under this Agreement; and

             (iv) neither the Trustee nor the Securities Administrator shall be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of
    Section 7.01 or any Servicer Event of Termination unless a Responsible Officer of the Trustee nor the Securities Administrator, respectively, obtains actual knowledge of such failure or the

    Trustee nor the Securities Administrator, respectively, receives written notice of such failure from the Servicer or the Majority Certificateholders.

         Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Securities Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         Section 8.02 Certain Matters Affecting the Trustee and the Securities
                      Administrator.

         (a) Except as otherwise provided in Section 8.01:

             (i) the Trustee and the Securities Administrator may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to the reasonable regulations as the Trustee may prescribe;

             (ii) the Trustee and the Securities Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

             (iii) neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act;

             (iv) neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

             (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, not reasonably assured to the Trustee or the Securities Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination following the occurrence of a Servicer Event of Termination shall be paid by the Servicer or, if paid by the Trustee or the Securities Administrator, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

             (vi) neither the Trustee nor the Securities Administrator shall be accountable, or shall have any liability, and neither of them makes any representation as to any acts or omissions hereunder of the Servicer until, in the case of the Securities Administrator, such time as the Securities Administrator may be required to act as Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Securities Administrator as successor Servicer;

             (vii) each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, or a custodian or Independent Contractor in connection with REO Property; provided that neither the Trustee nor the Securities Administrator shall be responsible for any misconduct or negligence on the part of any agent or Independent Contractor or custodian appointed and supervised, or attorney appointed with due care; and

             (viii) the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act.

         Section 8.03 Trustee and Securities Administrator Not Liable for
                      Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator assumes any responsibility for the correctness of the same. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates, in the case of the Trustee) or of any Mortgage Loan or Related Document. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than the Securities Administrator's responsibility if the Securities Administrator shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than the Securities Administrator's responsibility if the Securities Administrator shall assume the duties of the Servicer pursuant to
Section 7.02); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation (except, in the case of the Trustee, after receipt of notice of any non-compliance therewith or any breach thereof); any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than the Securities Administrator's responsibility if the Securities Administrator shall assume the duties of the Servicer pursuant to Section 7.02), or any Mortgagor; any action of the Servicer (other than the Securities Administrator's responsibility if the Securities Administrator shall assume the duties of the Servicer pursuant to
Section 7.02), taken in the name of the Trust; the failure of the Servicer to act or perform any duties required of it as agent of the Trust hereunder (other than the Securities Administrator's responsibility if the Securities Administrator shall assume the duties of the Servicer pursuant to Section 7.02); or any action by the Trustee or the Securities Administrator taken at the instruction of the Servicer (other than the Securities Administrator's responsibility if the Securities Administrator shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee or the Securities Administrator of its obligation to perform their respective duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

         Section 8.04 Trustee and Securities Administrator May Own Certificates.

         Each of the Trustee and the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee or Securities Administrator and may transact any banking and trust business with the Seller, the Servicer, the Depositor or their Affiliates.

         Section 8.05 Trustee and Securities Administrator Fees and Expenses.

         The Securities Administrator shall be entitled to the Securities Administration Fee plus investment income on funds on deposit in the Distribution Account as set forth in Section 3.25. This shall constitute compensation to the Securities Administrator for its activities hereunder and for the performance of its duties as Auction Administrator pursuant to this Agreement and the Auction Administration Agreement. The fees and expenses of the Trustee shall be paid in accordance with a side letter agreement between the Trustee and the Securities Administrator. The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to the Securities Administrator the Securities Administration Fee pursuant to Section 4.01(i). The Trust shall reimburse the Trustee and the Securities Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), pursuant to Section 4.01(ii), except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee or Securities Administrator hereunder. In addition, the Trustee, the Securities Administrator and their respective officers, directors, employees and agents shall be indemnified by the Trust from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee or the Securities Administrator under this Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the Trustee or Securities Administrator in the performance of their respective duties hereunder or by reason of the Trustee's or the Securities Administrator's, as the case may be, reckless disregard of obligations and duties hereunder. Subject to the provisions of this
Article VIII, the Trustee and its officers, directors, employees and agents shall be indemnified by the Securities Administrator from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred by the Trustee in connection with or arising out of the acts or omissions of the Securities Administrator under this Agreement. Subject to the provisions of this
Article VIII, the Securities Administrator and its officers, directors, employees and agents shall be indemnified by the Trustee from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred by the Securities Administrator in connection with or arising out of the acts or omissions of the Trustee under this Agreement. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee or Securities Administrator hereunder.

         Section 8.06 Eligibility Requirements for Trustee and Securities
                      Administrator.

         Each of the Trustee and the Securities Administrator shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of BBB by Fitch and S&P and Baa3 by Moody's and a long term debt rating of at least A1 or better by Moody's, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee and the Securities Administrator (other than the initial Trustee or Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee or Securities Administrator at the time such Trustee or Securities Administrator is appointed Trustee or Securities Administrator, at such entity's expense, to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or Securities Administrator shall resign immediately in the manner and with the effect specified in Section 8.07.

         Section 8.07 Resignation or Removal of Trustee and Securities
                      Administrator.

         The Trustee or the Securities Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Securities Administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Securities Administrator and one copy to the successor Trustee or Securities Administrator. If no successor Trustee or Securities Administrator shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

         If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as the case may be. If the Depositor or the Servicer removes the Trustee or the Securities Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee or Securities Administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee or Securities Administrator.

         The Majority Certificateholders may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Servicer, the Depositor, the Securities Administrator and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or Securities Administrator in accordance with this Section.

         Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or Securities Administrator as provided in Section 8.08.

         Section 8.08 Successor Trustee and Successor Securities Administrator.

         Any successor Trustee or Securities Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Rating Agencies, the Servicer and to its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities Administrator shall become effective, and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator. The Depositor, the Servicer and the predecessor Trustee or Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee or Securities Administrator all such rights, powers, duties and obligations.

         No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Securities Administrator shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

         Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 8.08, the successor Trustee or Securities Administrator shall mail notice of the appointment of a successor Trustee or Securities Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

         Section 8.09 Merger or Consolidation of Trustee or Securities
                      Administrator.

         Any entity into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any entity succeeding to the business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10 Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

             (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

             (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

             (iii) the Securities Administrator and the Trustee, acting jointly, may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Rating Agencies, the Securities Administrator and the Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         Section 8.11 Limitation of Liability.

         The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         Section 8.12 Trustee May Enforce Claims Without Possession of
                      Certificates.

         (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

         (b) The Trustee shall afford the Seller, the Depositor, the Servicer, the Securities Administrator and each Certificateholder upon two Business Days notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Servicer, the Securities Administrator and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Servicer, the Depositor, the Securities Administrator and such Certificateholder and shall make available to the Seller, the Servicer, the Depositor, the Securities Administrator and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor, the Servicer, the Securities Administrator and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         Section 8.13 Suits for Enforcement.

         In case a Servicer Event of Termination or other default by the Servicer hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

         Section 8.14 Waiver of Bond Requirement.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

         Section 8.15 Waiver of Inventory, Accounting and Appraisal Requirement.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

         Section 8.16 Appointment of Custodian.

         The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian will be a depositary institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and afforded the same protections hereunder as the Trustee.

                                   ARTICLE IX

                     REMIC AND GRANTOR TRUST ADMINISTRATION

         Section 9.01 REMIC Administration.

         (a) The Trustee shall make or cause to be made REMIC elections for each of REMIC 1, REMIC 2, REMIC 3, REMIC 4, and REMIC 5 as set forth in the Preliminary Statement on Forms 1066 as prepared by the Securities Administrator or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The Securities Administrator shall prepare such Forms 1066 and any other appropriate federal tax or information return and deliver them to the Trustee on a timely basis for the Trustee's execution. The Trustee shall execute and file such forms. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

         (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of Section 860G(a)(9) of the Code.

         (c) The Securities Administrator shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) that are attributable to the negligence or willful misconduct of the Servicer in fulfilling its duties hereunder. The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Trust Fund pursuant to Sections 4.01(ii) and 8.05 and from the Servicer for expenses described in clause (ii) above.

         (d) The Securities Administrator shall prepare or cause to be prepared, sign and file or cause to be filed, each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator. The Securities Administrator will apply for an Employer Identification Number from the Internal Revenue Service via a form SS-4 or any other acceptable method for all REMICs and other tax entities and will also file a Form 8811 with respect to all such REMICs with the Internal Revenue Service.

         (e) The Holder of the Class R Certificates holding the largest Percentage Interest shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each REMIC, and the Securities Administrator is irrevocably designated as and shall act as attorney-in-fact and agent for such Tax Matters Person for each REMIC (the "Tax Administrator"). The Securities Administrator, as agent for the Tax Matters Person, shall perform, on behalf of each REMIC, all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

         (f) The Trustee, the Securities Administrator, the Servicer, and the Holders of Residual Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Securities Administrator, the Servicer, nor the Holder of any Residual Certificate shall take any action or cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Securities Administrator, the Trustee and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action), upon which they may conclusively rely, to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Securities Administrator, the Trustee and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause such REMIC to take any such action as to which the Securities Administrator, the Trustee or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

         (g) In the event that any REMIC engages in any transactions that cause it to be subject to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the prohibited contributions tax as defined in Section 860G(d) of the Code, or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code, such tax will be borne (i) by the Trustee or the Securities Administrator, if the Trustee or the Securities Administrator, respectively, has breached its obligations with respect to REMIC compliance under this Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under this Agreement, and (iii) otherwise by the REMIC, with a resulting reduction in amounts otherwise distributable to Holders of the Certificates. In the event that any other tax not described in the preceding sentence is imposed on a REMIC by any taxing authority, the Securities Administrator shall instruct the Trustee to pay, and the Trustee shall pay, any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in each REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to Holders of the other Certificates, as the case may be.

         (h) The Securities Administrator, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each REMIC on a calendar year and on an accrual basis.

         (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Eligible Substitute Mortgage Loans.

         (j) Neither the Trustee, the Securities Administrator, nor the Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

         Section 9.02 Prohibited Transactions and Activities.

         Neither the Seller, the Depositor, the Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC pursuant to
Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

         Section 9.03 Indemnification with Respect to Certain Taxes and Loss of
                      REMIC Status.

         In the event that any REMIC formed hereunder fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer, the Trustee, or the Securities Administrator of its duties and obligations set forth herein, such person shall indemnify the Holder of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that no such person shall be liable for any such Losses attributable to the action or inaction of the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which such person has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer, the Trustee, or the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer, the Trustee, or the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates). Any Losses not borne by the Servicer, the Trustee, or the Securities Administrator shall be borne by the related REMIC, with a resulting reduction in amounts otherwise distributable to Holders of the Offered Certificates.

         Section 9.04 REO Property.

         (a) Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provision of this Agreement, the Servicer, acting on behalf of the Trust hereunder, shall not rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has advised the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

         (b) The Servicer shall make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Servicer shall dispose of any REO Property before the close of the third calendar year beginning after the year of its acquisition by the Trust Fund unless the Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, any REMIC may hold REO Property for a longer period without adversely affecting its REMIC status or causing the imposition of a Federal or state tax upon any REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value as determined in good faith by the Servicer for such longer period as such extension permits (the

"Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property by September 30 of the third year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the applicable period, (i) purchase such REO Property at a price equal to the REO Property's fair market value as determined in good faith by the Servicer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the applicable period.

         Section 9.05 Grantor Trust Administration.

         The parties intend that the portions of the Trust Fund consisting of
(i) the right of the Class P Certificates to receive Prepayment Charges and Servicer Prepayment Charge Payment Amounts, (ii) the Basis Risk Rights, (iii) the Auction Swap Rights, and (iv) the regular interest components of the Offered Certificates (other than the Class A-IO Certificates) shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall furnish or cause to be furnished to the Holders of the Offered Certificates (other than the Class A-IO Certificates) and the Class P Certificates, and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, their allocable shares of income with respect to the property held by the Grantor Trust, at the time or times and in the manner required by the Code.

                                   ARTICLE X

                                   TERMINATION

         Section 10.01 Termination.

         (a) The respective obligations and responsibilities of the Servicer, the Depositor, the Securities Administrator and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth and other than as set forth in Section 7.05) shall terminate upon written notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the Majority Class CE Certificateholders or the Servicer of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         The Majority Class CE Certificateholders may, at its option, or if such option is not exercised by the Majority Class CE Certificateholders, the Servicer may, terminate the Trust Fund and retire the Offered Certificates on the next succeeding Distribution Date upon which the aggregate current Pool Balance is less than 10% of the aggregate Pool Balance of the Mortgage Loans as of the Cut-off Date by purchasing all of the outstanding (i) Mortgage Loans in the Trust Fund at a price equal to the sum of the outstanding Principal Balance of the Mortgage Loans and except to the extent previously advanced by the Servicer, accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and (ii) REO Properties in the Trust Fund at a price equal to their fair market value as determined in good faith by the Servicer (the "Termination Price"). If such option is not exercised by the Majority Class CE Certificateholders on the first applicable Distribution Date, the Servicer may exercise such option, but only upon providing at least sixty days prior written notice to the Majority Class CE Certificateholders and the Seller of the Servicer's intention to terminate the Trust Fund and the applicable Distribution Date for such termination. Upon receipt of such notice, the Majority Class CE Certificateholders may exercise their option to terminate the Trust Fund on or before the Distribution Date selected by the Servicer in accordance with the procedures set forth in this Section 10.01.

         In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deliver to the Trustee for deposit in the Distribution Account all amounts then on deposit in the Collection Account

(less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.07), which deposit shall be deemed to have occurred immediately following such purchase.

         Any such purchase shall be accomplished by delivery to the Trustee for deposit into the Distribution Account as part of Available Funds on the Determination Date before such Distribution Date of the Termination Price.

         (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving written notice of such date from the Servicer, by letter to the Certificateholders and the Securities Administrator mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the 15th day of the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

         (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Sections 4.01 and 4.02 for such Distribution Date.

         (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Class R Certificateholders for payment.

         Section 10.02 Additional Termination Requirements.

         (a) In the event that the Servicer exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

             (i) The Trustee shall designate a date within 90 days prior to the final Distribution Date as the date of adoption of plans of complete liquidation of each of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and REMIC 5 and shall specify such date in the final federal income tax return of each REMIC;

             (ii) After the date of adoption of such plans of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Servicer for cash; and

             (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, all cash on hand (other than cash retained to meet claims), in the order of priority provided by Sections 4.02 and 4.09 to the Certificates and the uncertificated regular and residual interests, and the Trust shall terminate at such time.

         (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) designate such date of adoption of plans of complete liquidation and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plans of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01 Amendment.

         This Agreement may be amended from time to time by the Depositor, the Servicer, the Securities Administrator and the Trustee, and without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action listed in clause (i) through (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Servicer, the Securities Administrator and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Servicer and the Trustee.

         In addition, this Agreement may be amended from time to time by the Depositor, the Servicer, the Securities Administrator and the Trustee, with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

         Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel upon which it may conclusively rely, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding, that the execution of the amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution of the amendment have been satisfied.

         Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Each of the Trustee and the Securities Administrator may, but shall not be obligated to, enter into any amendment pursuant to this 11.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

         Section 11.02 Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         Section 11.03 Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04 Governing Law; Jurisdiction.

         This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The

City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

         Section 11.05 Notices.

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first Class mail, postage prepaid, or by express delivery service, to (a) in the case of the Trustee, Wachovia Bank, National Association, 401 South Tryon Street, 12th Floor, NC1179, Charlotte, NC 28288-1179, Attention: Structured Finance Trust Services - ABFC 2002-WF2, or such other address as may hereafter be furnished to the Depositor, the Securities Administrator and the Servicer in writing by the Trustee, (b) in the case of the Depositor, Asset Backed Funding Corporation, 100 North Tryon Street, 11th Floor, Charlotte, N.C. 28255
Attention: ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2, or such other address as may be furnished to the Servicer, the Securities Administrator and the Trustee in writing by the Depositor, (c) in the case of the Securities Administrator, Wells Fargo Bank Minnesota, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager-ABFC, Series 2002-WF2, or to such other address as may hereafter be furnished to the Depositor, the Servicer and the Trustee by the Securities Administrator, and in the case of the Servicer, Wells Fargo Home Mortgage, Inc., Legal Dept. - MACX 2401-06T, 1 Home Campus, Des Moines, Iowa 50328, Attention:
General Counsel and Wells Fargo Home Mortgage, Inc. Investor Services MAC #X2401-042, John B. Brown, or such other address as may be furnished to the Depositor, the Securities Administrator and the Trustee in writing by the Servicer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first Class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

         Section 11.06 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07 Article and Section References.

         All article and Section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         Section 11.08 Notice to the Rating Agencies.

         (a) Each of the Trustee and the Securities Administrator shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or Securities Administrator, as the case may be, has actual knowledge:

             (i) any material change or amendment to this Agreement;

             (ii) the occurrence of any Servicer Event of Termination that has not been cured or waived;

             (iii) the resignation or termination of the Servicer, the Securities Administrator or the Trustee;

             (iv) the final payment to Holders of the Certificates of any Class;

             (v) any change in the location of any Account; and

             (vi) if the Securities Administrator is acting as successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Securities Administrator to make Advances.

         (b) In addition, the Securities Administrator shall promptly furnish to each Rating Agency copies of the following:

                  (A) each annual statement as to compliance of the Servicer described in Section 3.19 hereof;

                  (B) each annual independent public accountants' servicing report as to the Servicer described in Section 3.20 hereof; and

                  (C) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

         Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first Class mail, postage prepaid, or by express delivery service to Standard & Poor's, 55 Water Street, 15th Floor, New York, NY 10041, Attention: Leslie Albergo; Fitch, Inc., State Street Plaza, New York, New York 10004, Attention:
Christopher Schiavone; and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Monitoring Group.

         Section 11.09 Further Assurances.

         Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

         Section 11.10 Benefits of Agreement.

         Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 11.11 Acts of Certificateholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Securities Administrator and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

         IN WITNESS WHEREOF, the Depositor, the Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                ASSET BACKED FUNDING CORPORATION, as
                                  Depositor


                                    By:      /s/ Jeffrey P. Hare
                                        ----------------------------------------
                                        Name:    Jeffrey P. Hare
                                        Title:   Vice President


                                WELLS FARGO HOME MORTGAGE, INC., as
                                  Servicer


                                    By:      /s/ Trisha Lowe
                                        ----------------------------------------
                                        Name:    Trisha Lowe
                                        Title:   Vice President


                                WACHOVIA BANK, NATIONAL ASSOCIATION,
                                  solely as Trustee and not in its
                                  individual capacity


                                    By:      /s/ Bryon Tinnin
                                        ----------------------------------------
                                        Name:    Bryon Tinnin
                                        Title:   Assistant Vice President


                                WELLS FARGO BANK MINNESOTA, NATIONAL
                                  ASSOCIATION, as Securities Administrator


                                    By:      /s/ Amy Doyle
                                        ----------------------------------------
                                        Name:    Amy Doyle
                                        Title:   Vice President



             [SIGNATURE PAGE TO THE POOLING AND SERVICING AGREEMENT]

STATE OF NC                )
                           ) ss.:
COUNTY OF Meck             )


         On the 25th day of September, 2002 before me, a notary public in and for said State, personally appeared Jeffrey P. Hare known to me to be a Vice President of Asset Backed Funding Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

                                  /s/ Stella Bennett
                                  My comm. expires: 7-11-2006

STATE OF NC                )
                           ) ss.:
COUNTY OF Meck             )


         On the 25th day of September, 2002 before me, a notary public in and for said State, personally appeared Bryon Tinnin, known to me to be Asst. Vice President of Wachovia Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

                                  /s/ Stella Bennett
                                  My comm. expires: 7-11-2006

STATE OF Maryland          )
                           ) ss.:
COUNTY OF Frederick        )


         On the 26th day of September, 2002 before me, a notary public in and for said State, personally appeared Trisha Lowe, known to me to be a Vice President of Wells Fargo Home Mortgage, Inc., a California corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited partnership, and acknowledged to me that such limited partnership executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public


                                  /s/ Samantha Donini
                                  My comm. expires: 2-1-2006

STATE OF MD                )
                           ) ss.:
COUNTY OF Howard           )


         On the 26th day of September, 2002 before me, a notary public in and for said State, personally appeared Amy Doyle, known to me to be Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                  Notary Public

                                  /s/ Peter A. Gobell
                                  My comm. expires: 2-28-2005

                                   EXHIBIT A-1

                        FORM OF THE CLASS A-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                  ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-WF2, CLASS A-1

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-WF2, Class A-1                                   Initial Certificate Principal Balance of this
                                                             Certificate: $[  ]

Pass-Through Rate: 2.705%                                    Servicer:  Wells Fargo Home Mortgage, Inc.

Date of Pooling and Servicing Agreement and
Cut-off Date:  September 1, 2002                             Trustee: Wachovia Bank, National Association

First Distribution Date:  October 25, 2002                   Securities Administrator: Wells Fargo Bank
                                                             Minnesota, National Association
Final Scheduled Distribution Date:
February 25, 2012                                            CUSIP:  04542B BS 0

Closing Date:  September 26, 2002                            ISIN No. US04542BB07

Original Class  Certificate  Principal Balance of            No. __
the Class A-1 Certificates:  $29,072,000


                                     A-1-1

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator, and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.


                                     A-1-2

         Interest will accrue on the Class A-1 Certificates during each Interest Accrual Period at a rate equal to the lesser of (i) 2.705% and (ii) the Net WAC Rate for the related Distribution Date.

         This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-1 Certificates.

         The Class A-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.


                                     A-1-3

         The Depositor, the Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-1-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        -------------------

                                       WACHOVIA BANK, NATIONAL
                                       ASSOCIATION,
                                       as Trustee


                                       By:
                                           -------------------------------------
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

                                       WACHOVIA BANK, NATIONAL
                                       ASSOCIATION,
                                       as Certificate Registrar


                                       By:
                                           -------------------------------------
                                                    Authorized Signatory

Date of authentication:
                         -------------------


                                     A-1-5

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ________________
          of survivorship and not as                            (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) ____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2, Class A-1 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________

Dated:


                                         ______________________________________
                                         Signature by or on behalf of assignor


                                         ______________________________________
                                         Signature Guaranteed


                                     A-1-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to_____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     A-1-7

                                   EXHIBIT A-2

                        FORM OF THE CLASS A-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PURSUANT TO THE AUCTION ADMINISTRATION AGREEMENT AND SWAP AGREEMENT (EACH AS DEFINED IN THE AGREEMENT), THE HOLDER OF THIS CERTIFICATE WILL BE REQUIRED TO SURRENDER THIS CERTIFICATE PRIOR TO THE DISTRIBUTION DATE IN SEPTEMBER 2004 TO THE CERTIFICATE REGISTRAR FOR THE REGISTRATION OF TRANSFER TO A THIRD-PARTY INVESTOR, AND IN EXCHANGE THEREFOR THE HOLDER OF THIS CERTIFICATE WILL RECEIVE, TO THE EXTENT RECEIVED PURSUANT TO THE AUCTION ADMINISTRATION AGREEMENT AND THE SWAP AGREEMENT, THE PAR PRICE (AS DEFINED IN THE AUCTION ADMINISTRATION AGREEMENT) FOR THIS CERTIFICATE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                  ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-WF2, CLASS A-2

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-WF2, Class A-2                                   Initial Certificate Principal Balance of this
                                                             Certificate: $[  ]
Pass-Through Rate: Variable
                                                             Servicer:  Wells Fargo Home Mortgage, Inc.

                                     A-2-1

Date of Pooling and Servicing Agreement and
Cut-off Date:  September 1, 2002                             Trustee: Wachovia Bank, National Association

First Distribution Date:  October 25, 2002                   Securities  Administrator:  Wells Fargo Bank Minnesota,
                                                             National Association
Final Scheduled Distribution Date:
May 25, 2032                                                 CUSIP:  04542B BT 8

Closing Date:  September 26, 2002                            ISIN No. US04542BBT89

Original Class  Certificate  Principal Balance of            No. __
the Class A-2 Certificates:  $189,463,000

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class A-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator, and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement.

                                     A-2-2

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Class A-2 Certificates will accrue interest at a fixed rate of 2.858% for the Interest Accrual Period relating to each Distribution Date through the Distribution Date occurring in September 2004 and will accrue interest for the Interest Accrual Periods relating to each Distribution Date occurring after the Distribution Date in September 2004 at a rate equal to the lesser of (i) the lesser of (a) LIBOR plus 0.75% per annum (or LIBOR plus 1.125% per annum, after the Optional Termination Date) and (b) the Maximum Cap Rate for the related Distribution Date, and (ii) the Net WAC Rate for the related Distribution Date.

         Pursuant to the Auction Administration Agreement and the Swap Agreement (each as defined in the Agreement), the Holder of this Certificate will be required to surrender this Certificate prior to the Distribution Date in September 2004 to the Certificate Registrar for registration of transfer to a third-party investor, and in exchange therefor the holder of this Certificate will receive, to the extent received pursuant to the Auction Administration Agreement and the Swap Agreement, the Par Price (as defined in the Auction Administration Agreement) for this Certificate.

         This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A-2 Certificates.

         The Class A-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     A-2-3

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

                                     A-2-4

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-2-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        -------------------

                                           WACHOVIA BANK, NATIONAL
                                           ASSOCIATION,
                                           as Trustee


                                           By:
                                               ---------------------------------
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

                                            WACHOVIA BANK, NATIONAL
                                            ASSOCIATION,
                                            as Certificate Registrar


                                            By:
                                                --------------------------------
                                                       Authorized Signatory

Date of authentication:
                         -------------------


                                     A-2-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ________________
          of survivorship and not as                            (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2, Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________

Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed


                                     A-2-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of __________________________, account number _________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to_______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     A-2-8

                                   EXHIBIT A-3

                        FORM OF THE CLASS AIO CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

                  ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-WF2, CLASS AIO

evidencing a beneficial ownership interest in a portion of a trust fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-WF2, Class AIO                    Initial Notional Amount of this
                                              Certificate:  [   ]

Pass-Through Rate:  Variable                  Percentage Interest:  [   ]

Date of Pooling and Servicing Agreement       Servicer: Wells Fargo Home Mortgage, Inc.
and Cut-off Date:  September 1, 2002
                                              Trustee:  Wachovia Bank, National Association
First Distribution Date:  October 25, 2002
                                              Securities Administrator:  Wells Fargo Bank Minnesota,
Final Scheduled Distribution Date:            National Association
March 25, 2005
                                              CUSIP:  04542B BU 5
Closing Date:  September 26, 2002
                                              ISIN No.:  US04542BBU52
Initial Aggregate Notional Amount of the
Class AIO Certificates as of the Closing
Date:  $26,016,000                            No. ___


                                     A-3-1

                  ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                                    CLASS AIO

THIS CERTIFICATE IS NOT ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL ON ANY MORTGAGE LOANS IN THE TRUST

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class AIO Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class AIO Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class AIO Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class AIO Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                                     A-3-2

         Interest will accrue on the Notional Amount of the Class AIO Certificates at the applicable Pass-Through Rate, which will be: (A) for the Distribution Dates in October 2002 through July 2003, 6.00% per annum, (B) for the Distribution Dates in August 2003 through May 2004, 4.50% per annum, (C) for the Distribution Dates in June 2004 through March 2005, 2.50% per annum, and (D) for the Distribution Date in April 2005 and thereafter, 0.00% per annum.

         This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

         The Class AIO Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Class AIO Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                     A-3-3

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-3-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        -------------------

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                    Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class AIO Certificates referred to in the within-mentioned Agreement.

Dated:
        -------------------


                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION,
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                                    Authorized Signatory


                                     A-3-5

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        ___________________
          of survivorship and not as                             (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Mortgage Loan Asset Backed Certificates, Series 2002-WF2, Class AIO Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:


                                           _____________________________________
                                           Signature by or on behalf of assignor


                                           _____________________________________
                                           Signature Guaranteed


                                     A-3-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _________________, account number __________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to_______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.


                                     A-3-7

                                    EXHIBIT B

                           FORM OF CLASS B CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A,-1, CLASS A-2, CLASS AIO, CLASS M-1, CLASS M-2, CLASS M-3 AND CLASS M-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THE CLASS B CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES. EACH PURCHASER OF A CLASS B CERTIFICATE, OTHER THAN THE INITIAL PURCHASER OF THE CLASS B CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.

          ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES SERIES 2002-WF2,
                                    CLASS B

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-WF2, Class B                         Initial Certificate Principal Balance of this
                                                 Certificate: $[  ]
Pass-Through Rate:  Variable
                                                 Servicer:  Wells Fargo Home Mortgage, Inc.
Date of Pooling and Servicing Agreement and
Cut-off Date: September 1, 2002                  Trustee: Wachovia Bank, National Association

First Distribution Date:  October 25, 2002       Securities Administrator:  Wells Fargo Bank Minnesota,
                                                 National Association
Final Scheduled Distribution Date:
October 25, 2029                                 CUSIP:  04542B BZ 4

Closing Date: September 26, 2002                 ISIN NO. US04542BBZ40

Original Class  Certificate  Principal Balance   No. ___
of the Class B Certificates as of the Closing
Date: $1,951,000

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that ______________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class B Certificates) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Class B Pass-Through Rate for the first Interest Accrual Period will be 6.31063% per annum. For any subsequent Interest Accrual Period, a per annum rate equal to the lesser of: (i) the lesser of (a) LIBOR plus 4.50% per annum and (b) the Maximum Cap Rate for the related Distribution Date, and (ii) the Net WAC Rate for the related Distribution Date.

         This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class B Certificates.

         The Class B Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         This certificate is subordinated in right of payment to the Class A-1, Class A-2, Class AIO, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates as described in the Pooling and Servicing Agreement referred to herein.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        -------------------

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION,
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                                 Authorized Signatory

Date of authentication:
                        --------------------

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - Custodian
                                                             ---------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        __________________
          of survivorship and not as                              (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2, Class B Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:


                                          ______________________________________
                                          Signature by or on behalf of assignor


                                          ______________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________, account number ____________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT C-1

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN FIVE SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS R CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN") OR ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THE CLASS R CERTIFICATE ON BEHALF OF, AS A NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN.


                                     C-1-1

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A FORM OF ERISA REPRESENTATION AND A RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT AND (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) AN AGENT OF A DISQUALIFIED ORGANIZATION OR (E) ANY OTHER ENTITY IDENTIFIED AS A DISQUALIFIED ORGANIZATION UNDER THE CODE AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.



                                     C-1-2

                  ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                            SERIES 2002-WF2, CLASS R

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-WF2, Class R                        Percentage Interest:  100%

Date of Pooling and  Servicing  Agreement and   Servicer:  Wells Fargo Home Mortgage, Inc.
Cut-off Date: September 1, 2002
                                                Trustee:  Wachovia Bank, National Association
First Distribution Date:  October 25, 2002
                                                Securities  Administrator:  Wells Fargo Bank Minnesota,
Maturity Date:  N/A                             National Association

Closing Date:  September 26, 2002               No. ___

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that _______________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

                                     C-1-3

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class R Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

         The Class R Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                                     C-1-4

         The Class R Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, either (i) in the case of a transfer made in reliance on Rule 144A under the 1933 Act, that the proposed transferee delivers to the Trustee a completed investment letter in substantially the form attached to the Agreement as Exhibit J-2, or (ii) in the case of any other transfer, that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in substantially the forms of Exhibit L and Exhibit J-1 attached to the Agreement, respectively, certifying to the Depositor and the Trustee the facts surrounding the transfer as described in Section 5.02 of the Agreement, or that the Depositor and the Trustee shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Securities Administrator, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Securities Administrator, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator, the Depositor, the Certificate Registrar, the Servicer, and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         The Trustee shall, as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, an affidavit in the form of Exhibit K attached to the Agreement executed by the proposed transferee to the effect that, among other things, such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee.

         No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.


                                     C-1-5

         The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust to cease to qualify as five separate REMICs or cause the imposition of a tax upon the Trust.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-1-6

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        -------------------

                                          WACHOVIA BANK, NATIONAL
                                          ASSOCIATION,
                                          as Trustee


                                          By:
                                              ----------------------------------
                                                       Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:
        -------------------


                                          WACHOVIA BANK, NATIONAL
                                          ASSOCIATION,
                                          as Certificate Registrar


                                          By:
                                              ----------------------------------
                                                    Authorized Signatory




                                     C-1-7

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common                  UNIF GIFT MIN ACT -  Custodian
                                                                       ---------
                                                                       (Cust) (Minor)
TEN ENT  -  as tenants by the entireties                               under Uniform Gifts
                                                                       to Minors Act
JT TEN   -  as joint tenants with right                                ________________
            of survivorship and not as                                     (State)
            tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2, Class R Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


________________________________________________________________________________

Dated:



                                          -------------------------------------
                                          Signature by or on behalf of assignor


                                          -------------------------------------
                                          Signature Guaranteed



                                     C-1-8

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or _________________________________, as its agent.




                                     C-1-9

                                   EXHIBIT C-2

                          FORM OF CLASS M-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2 AND CLASS AIO CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THE CLASS M-1 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES. EACH PURCHASER OF A CLASS M-1 CERTIFICATE, OTHER THAN THE INITIAL PURCHASER OF THE CLASS M-1 CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.



                                     C-2-1

                  ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-WF2, CLASS M-1

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-WF2, Class M-1                        Initial Certificate Principal Balance of this
                                                  Certificate: $[  ]
Pass-Through Rate:  Variable
                                                  Servicer:  Wells Fargo Home Mortgage, Inc.
Date of Pooling and  Servicing  Agreement
and Cut-off Date: September 1, 2002               Trustee: Wachovia Bank, National Association

First Distribution Date:  October 25, 2002        Securities  Administrator:  Wells Fargo Bank Minnesota,
                                                  National Association
Final Scheduled Distribution Date:
March 25, 2032                                    CUSIP:  04542B BV 3

Closing Date: September 26, 2002                  ISIN No. US04542BBV36

Original Class Certificate Principal Balance      No. ___
of the Class M-1 Certificates as of the
Closing Date:  $14,309,000


DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     C-2-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Class M-1 Pass-Through Rate for the first Interest Accrual Period will be 2.53063% per annum. For any subsequent Interest Accrual Period, a per annum rate equal to the lesser of (i) the lesser of (a) LIBOR plus 0.72% per annum (or LIBOR plus 1.080% per annum, after the Optional Termination Date) and
(b) the Maximum Cap Rate for the related Distribution Date, and (ii) the Net WAC Rate for the related Distribution Date.

         This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-1 Certificates.

         The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                                     C-2-3

         This certificate is subordinated in right of payment to the Class A-1, Class A-2 and Class AIO Certificates as described in the Pooling and Servicing Agreement referred to herein.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

                                     C-2-4

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     C-2-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        -------------------

                                          WACHOVIA BANK, NATIONAL
                                          ASSOCIATION,
                                          as Trustee


                                          By:
                                              ----------------------------------
                                                      Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class M-1 Certificates referred to in the within-mentioned Agreement.

                                             WACHOVIA BANK, NATIONAL
                                             ASSOCIATION,
                                             as Certificate Registrar


                                             By:
                                                 -------------------------------
                                                       Authorized Signatory

Date of authentication:
                        --------------------



                                     C-2-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common                       UNIF GIFT MIN ACT -  Custodian
                                                                           ---------
                                                                           (Cust) (Minor)
TEN ENT -  as tenants by the entireties                                    under Uniform Gifts
                                                                           to Minors Act
JT TEN  -  as joint tenants with right                                     ________________
           of survivorship and not as                                          (State)
           tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2, Class M-1 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


________________________________________________________________________________

Dated:



                                     -------------------------------------
                                     Signature by or on behalf of assignor



                                     -------------------------------------
                                     Signature Guaranteed


                                     C-2-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________
________________________________________________________________________________
for the account of __________________________, account number _________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or __________________________, as its agent.




                                     C-2-8

                                   EXHIBIT C-3

                          FORM OF CLASS M-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS AIO AND CLASS M-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THE CLASS M-2 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES. EACH PURCHASER OF A CLASS M-2 CERTIFICATE, OTHER THAN THE INITIAL PURCHASER OF THE CLASS M-2 CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.



                                     C-3-1

                  ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-WF2, CLASS M-2

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-WF2, Class M-2                          Initial Certificate Principal Balance of this
                                                    Certificate: $[  ]
Pass-Through Rate:  Variable
                                                    Servicer: Wells Fargo Home Mortgage, Inc.
Date of Pooling and  Servicing  Agreement and
Cut-off Date: September 1, 2002                     Trustee: Wachovia Bank, National Association

First Distribution Date:  October 25, 2002          Securities  Administrator: Wells Fargo Bank Minnesota,
                                                    National Association
Final Scheduled Distribution Date:
February 25, 2032                                   CUSIP:  04542B BW 1

Closing Date:  September 26, 2002                   ISIN No. US04542BBW19

Original Class Certificate Principal Balance        No. ___
of  the Class M-2 Certificates as of the
Closing Date:  $13,008,000


DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that ___________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     C-3-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Class M-2 Pass-Through Rate for the first Interest Accrual Period will be 3.21063% per annum. For any subsequent Interest Accrual Period, a per annum rate equal to the lesser of: (i) the lesser of (a) LIBOR plus 1.40% per annum (or LIBOR plus 2.10% per annum, after the Optional Termination Date) and
(b) the Maximum Cap Rate for the related Distribution Date, and (ii) the Net WAC Rate for the related Distribution Date.

         This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-2 Certificates.

         The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                                     C-3-3

         This certificate is subordinated in right of payment to the Class A-1, Class A-2, Class AIO and Class M-1 Certificates as described in the Pooling and Servicing Agreement referred to herein.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

                                     C-3-4

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     C-3-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        -------------------

                                       WACHOVIA BANK, NATIONAL
                                       ASSOCIATION,
                                       as Trustee


                                       By:
                                           -------------------------------------
                                                      Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class M-2 Certificates referred to in the within-mentioned Agreement.

                                       WACHOVIA BANK, NATIONAL
                                       ASSOCIATION,
                                       as Certificate Registrar


                                       By:
                                           -------------------------------------
                                                    Authorized Signatory

Date of authentication:
                        --------------------



                                     C-3-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                      ---------
                                                                      (Cust) (Minor)
TEN ENT -  as tenants by the entireties                               under Uniform Gifts
                                                                      to Minors Act
JT TEN  -  as joint tenants with right                                ________________
           of survivorship and not as                                      (State)
           tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2, Class M-2 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


________________________________________________________________________________

Dated:



                                    -------------------------------------
                                    Signature by or on behalf of assignor



                                    -------------------------------------
                                    Signature Guaranteed



                                     C-3-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________
________________________________________________________________________________
for the account of ____________________________, account number________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ______________________________, as its agent.




                                     C-3-8

                                   EXHIBIT C-4

                          FORM OF CLASS M-3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS AIO, CLASS M-1 AND CLASS M-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THE CLASS M-3 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES. EACH PURCHASER OF A CLASS M-3 CERTIFICATE, OTHER THAN THE INITIAL PURCHASER OF THE CLASS M-3 CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.



                                     C-4-1

                  ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-WF2, CLASS M-3

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-WF2, Class M-3                          Initial Certificate Principal Balance of this
                                                    Certificate: $[  ]
Pass-Through Rate:  Variable
                                                    Servicer:  Wells Fargo Home Mortgage, Inc.
Date of Pooling and  Servicing  Agreement and
Cut-off Date: September 1, 2002                     Trustee: Wachovia Bank, National Association

First Distribution Date:  October 25, 2002          Securities  Administrator:  Wells Fargo Bank Minnesota,
                                                    National Association
Final Scheduled Distribution Date:
November 25, 2031                                   CUSIP:  04542B BX 9

Closing Date:  September 26, 2002                   ISIN No. US04542BBX91

Original Class Certificate Principal Balance        No. ___
of the Class M-3 Certificates as of the
Closing Date:  $7,805,000


DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that ___________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-3 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     C-4-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Class M-3 Pass-Through Rate for the first Interest Accrual Period will be 3.66063% per annum. For any subsequent Interest Accrual Period, a per annum rate equal to the lesser of: (i) the lesser of (a) LIBOR plus 1.850% per annum (or LIBOR plus 2.775% per annum, after the Optional Termination Date) and
(b) the Maximum Cap Rate for the related Distribution Date, and (ii) the Net WAC Rate for the related Distribution Date.

         This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-3 Certificates.

         The Class M-3 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                                     C-4-3

         This certificate is subordinated in right of payment to the Class A-1, Class A-2, Class AIO, Class M-1 and Class M-2 Certificates as described in the Pooling and Servicing Agreement referred to herein.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

                                     C-4-4

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     C-4-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        -------------------

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION,
                                        as Trustee


                                        By:
                                            -----------------------------------
                                                     Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class M-3 Certificates referred to in the within-mentioned Agreement.

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION,
                                        as Certificate Registrar


                                        By:
                                            ------------------------------------
                                                     Authorized Signatory

Date of authentication:
                        --------------------



                                     C-4-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common                  UNIF GIFT MIN ACT - Custodian
                                                                     ---------
                                                                     (Cust) (Minor)
TEN ENT -  as tenants by the entireties                              under Uniform Gifts
                                                                     to Minors Act
JT TEN  -  as joint tenants with right                               ________________
           of survivorship and not as                                     (State)
           tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2, Class M-3 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


________________________________________________________________________________

Dated:



                                      -------------------------------------
                                      Signature by or on behalf of assignor



                                      -------------------------------------
                                      Signature Guaranteed



                                     C-4-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________
________________________________________________________________________________
for the account of ___________________________, account number ________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or ___________________________, as its agent.



                                     C-4-8

                                   EXHIBIT C-4

                          FORM OF CLASS M-4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS AIO, CLASS M-1, CLASS M-2 AND CLASS M-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND CERTAIN OTHER PROPERTY.

THE CLASS M-4 CERTIFICATES ARE ONLY OFFERED FOR SALE, AND ARE ONLY TRANSFERABLE TO PLAN INVESTORS IF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES. EACH PURCHASER OF A CLASS M-4 CERTIFICATE, OTHER THAN THE INITIAL PURCHASER OF THE CLASS M-4 CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.



                                     C-5-1

                  ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                           SERIES 2002-WF2, CLASS M-4

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-WF2, Class M-4                         Initial Certificate Principal Balance of this
                                                   Certificate: $[  ]
Pass-Through Rate:  Variable
                                                   Servicer:  Wells Fargo Home Mortgage, Inc.
Date of Pooling and  Servicing  Agreement and
Cut-off Date: September 1, 2002                    Trustee: Wachovia Bank, National Association

First Distribution Date:  October 25, 2002         Securities  Administrator: Wells Fargo Bank Minnesota,
                                                   National Association
Final Scheduled Distribution Date:
March 25, 2031                                     CUSIP:  04542B BY 7

Closing Date:  September 26, 2002                  ISIN No. US04542BBY74

Original Class Certificate Principal Balance       No. ___
of the Class M-4 Certificates as of the
Closing Date:  $3,252,000


DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that ___________ is the registered owner of a Percentage Interest (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the Original Class Certificate Principal Balance of the Class M-4 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     C-5-2

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding the related Distribution Date (the "Record Date"); provided, however, that if any such Certificate becomes a Definitive Certificate, the Record Date for such Certificate shall be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs, from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-4 Certificates the aggregate Initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         The Class M-4 Pass-Through Rate for the first Interest Accrual Period will be 3.96063% per annum. For any subsequent Interest Accrual Period, a per annum rate equal to the lesser of: (i) the lesser of (a) LIBOR plus 2.150% per annum (or LIBOR plus 3.225% per annum, after the Optional Termination Date) and
(b) the Maximum Cap Rate for the related Distribution Date, and (ii) the Net WAC Rate for the related Distribution Date.

         This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-4 Certificates.

         The Class M-4 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                                     C-5-3

         This certificate is subordinated in right of payment to the Class A-1, Class A-2, Class AIO, Class M-1, Class M-2 and Class M-3 Certificates as described in the Pooling and Servicing Agreement referred to herein.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

                                     C-5-4

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.





                                     C-5-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        -------------------

                                         WACHOVIA BANK, NATIONAL
                                         ASSOCIATION,
                                         as Trustee


                                         By:
                                             -----------------------------------
                                                      Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class M-4 Certificates referred to in the within-mentioned Agreement.

                                         WACHOVIA BANK, NATIONAL
                                         ASSOCIATION,
                                         as Certificate Registrar


                                         By:
                                             -----------------------------------
                                                      Authorized Signatory

Date of authentication:
                        --------------------



                                     C-5-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common                    UNIF GIFT MIN ACT - Custodian
                                                                        ---------
                                                                        (Cust) (Minor)
TEN ENT  -  as tenants by the entireties                                under Uniform Gifts
                                                                        to Minors Act
JT TEN   -  as joint tenants with right                                 ________________
            of survivorship and not as                                       (State)
            tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2, Class M-4 Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:



                                     -------------------------------------
                                     Signature by or on behalf of assignor



                                     -------------------------------------
                                     Signature Guaranteed


                                     C-5-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________
________________________________________________________________________________
for the account of _______________________________, account number_____________, or, if mailed by check, to _____________________________________________________
Applicable statements should be mailed to _____________________________________.
This information is provided by _______________________________________________, assignee named above, or _________________________, as its agent.



                                     C-5-8

                                   EXHIBIT C-6

                          FORM OF CLASS CE CERTIFICATES

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND IN CERTAIN OTHER PROPERTY.

THIS CLASS CE CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS CE CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CLASS CE CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN") OR ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THE CLASS CE CERTIFICATE ON BEHALF OF, AS A NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN.



                                     C-6-1

                  ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                            SERIES 2002-WF2, CLASS CE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate and adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-WF2, Class CE                        Percentage Interest: 100%

Date of Pooling and  Servicing  Agreement and    Servicer: Wells Fargo Home Mortgage, Inc.
Cut-off Date: September 1, 2002
                                                 Trustee: Wachovia Bank, National Association
First Distribution Date:  October 25, 2002
                                                 Securities  Administrator:  Wells Fargo Bank Minnesota,
Final Scheduled Distribution Date:               National Association
May 25, 2032
                                                 No. ___
Closing Date:  September 26, 2002

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class CE Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

                                     C-6-2

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class CE Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

         The Class CE Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                                     C-6-3

         The Class CE Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, either (i) in the case of a transfer made in reliance on Rule 144A under the 1933 Act, that the proposed transferee delivers to the Trustee a completed investment letter in substantially the form attached to the Agreement as Exhibit J-2, or (ii) in the case of any other transfer, that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in substantially the forms of Exhibit L and Exhibit J-1 attached to the Agreement, respectively, certifying to the Depositor and the Trustee the facts surrounding the transfer as described in Section 5.02 of the Agreement, or that the Depositor and the Trustee shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Securities Administrator, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Securities Administrator, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator, the Depositor, the Certificate Registrar, Servicer and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                                     C-6-4

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



                                     C-6-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        -------------------

                                         WACHOVIA BANK, NATIONAL
                                         ASSOCIATION,
                                         as Trustee


                                         By:
                                             -----------------------------------
                                                     Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class CE Certificates referred to in the within-mentioned Agreement.

Dated:
        -------------------


                                         WACHOVIA BANK, NATIONAL
                                         ASSOCIATION,
                                         as Certificate Registrar


                                         By:
                                             -----------------------------------
                                                    Authorized Signatory


                                     C-6-6

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common                    UNIF GIFT MIN ACT - Custodian
                                                                       ---------
                                                                       (Cust) (Minor)
TEN ENT -  as tenants by the entireties                                under Uniform Gifts
                                                                       to Minors Act
JT TEN  -  as joint tenants with right                                 ________________
           of survivorship and not as                                      (State)
           tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2, Class CE Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


________________________________________________________________________________

Dated:



                                       -------------------------------------
                                       Signature by or on behalf of assignor



                                       -------------------------------------
                                       Signature Guaranteed



                                     C-6-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________
________________________________________________________________________________
for the account of ____________________________, account number _______________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or __________________________, as its agent.




                                     C-6-8

                                   EXHIBIT C-7

                           FORM OF CLASS P CERTIFICATE

THIS CLASS P CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN") OR ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THE CLASS P CERTIFICATE ON BEHALF OF, AS A NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN.

                  ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                            SERIES 2002-WF2, CLASS P

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional fixed-rate adjustable-rate one- to four-family first lien mortgage loans formed and sold by

                        ASSET BACKED FUNDING CORPORATION

Series 2002-WF2, Class P                       Percentage Interest:  100%

Date of Pooling and Servicing Agreement        Servicer:  Wells Fargo Home Mortgage, Inc.
and Cut-off Date:  September 1, 2002
                                               Trustee: Wachovia Bank, National Association
First Distribution Date:  October 25, 2002
                                               Securities  Administrator:  Wells Fargo Bank  Minnesota,
Final Scheduled Distribution Date:             National Association
May 25, 2032
                                               No. ___
Closing Date:  September 26, 2002


                                     C-7-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ASSET BACKED FUNDING CORPORATION, THE SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that __________________________________ is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Asset Backed Funding Corporation (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer, the Securities Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), from Prepayment Charges and Servicer Prepayment Charge Payment Amounts in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Certificate Registrar in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class P Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Certificate Registrar may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as ABFC Mortgage Loan Asset-Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

         The Class P Certificates are limited in right of payment to Prepayment Charges received on the Mortgage Loans and Servicer Prepayment Charge Payment Amounts, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.


                                     C-7-2

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer, the Securities Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to the Voting Rights identified in the agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Class P Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee shall require, in order to assure compliance with such laws, either (i) in the case of a transfer made in reliance on Rule 144A under the 1933 Act, that the proposed transferee delivers to the Trustee a completed investment letter in substantially the form attached to the Agreement as Exhibit J-2, or (ii) in the case of any other transfer, that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in substantially the forms of Exhibit L and Exhibit J-1 attached to the Agreement, respectively, certifying to the Depositor and the Trustee the facts surrounding the transfer as described in Section 5.02 of the Agreement, or that the Depositor and the Trustee shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Securities Administrator, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Securities Administrator, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator, the Depositor, the Certificate Registrar, the Servicer and any Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                                     C-7-3

         No transfer of a Certificate or any interest therein may be made to employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code or any person who is directly or indirectly purchasing the Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Servicer, the Securities Administrator, the Trustee and the Certificate Registrar and any agent of the Depositor, the Servicer, the Securities Administrator, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Securities Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the Cut-off Date Aggregate Principal Balance.

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     C-7-4

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
        -------------------

                                         WACHOVIA BANK, NATIONAL
                                         ASSOCIATION,
                                         as Trustee


                                         By:
                                             -----------------------------------
                                                           Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class P Certificates referred to in the within-mentioned Agreement.

Dated:
        -------------------


                                         WACHOVIA BANK, NATIONAL
                                         ASSOCIATION,
                                         as Certificate Registrar


                                         By:
                                             -----------------------------------
                                                           Authorized Signatory



                                     C-7-5

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common                   UNIF GIFT MIN ACT - Custodian
                                                                     ---------
                                                                       (Cust) (Minor)
TEN ENT - as tenants by the entireties                                 under Uniform Gifts
                                                                       to Minors Act
JT TEN  - as joint tenants with right                                  ________________
          of survivorship and not as                                        (State)
          tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) _____________________________________________
a Percentage Interest equal to ____% evidenced by the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2 Class P Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:


________________________________________________________________________________
Dated:


                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed


                                     C-7-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________
________________________________________________________________________________
for the account of ____________________________, account number _______________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to ______________________________________
This information is provided by _______________________________________________, the assignee named above, or __________________________, as its agent.




                                     C-7-7

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE


                   Copy On File With Securities Administrator

                                    EXHIBIT E

                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To: Wachovia Bank, National Association 401 South Tryon Street, 12th Floor NC 1179 Charlotte, North Carolina 28288-1179 Attn: Structured Finance Trust Services - ABFC 2002-WF2

         Re: Pooling and Servicing Agreement dated as of September 1, 2002 among Asset Backed Funding Corporation, as depositor, Wells Fargo Bank Minnesota, National Association, as securities administrator, Wells Fargo Home Mortgage, Inc., as servicer, and Wachovia Bank, National Association, as trustee.

         All capitalized terms used herein shall have the means ascribed to them in the Pooling and Servicing Agreement (the "Agreement") referenced above.

         In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one):
--------------------------------------------

_____ 1.  Mortgage Paid in Full

_____ 2.  Foreclosure

_____ 3.  Substitution

_____ 4.  Other Liquidation (Repurchases, etc.)

_____ 5.  Nonliquidation    Reason:
                                    -----------------------------


                         [SIGNATURES ON FOLLOWING PAGE]

                                  Servicer:  Wells Fargo Home Mortgage, Inc.

                                  By:
                                      ----------------------------------------
                                  (authorized signer)

                                  Address:  Legal Dept. - MACX 2401-06T
                                  1 Home Campus
                                  Des Moines, Iowa 50328

                                  Date:
                                       ---------------------------------------
Custodian

Wachovia Bank, National Association

         Please acknowledge the execution of the above request by your signature and date below:

---------------------------------                    ---------------------------
         Signature                                   Date


Documents returned to Custodian:


---------------------------------                    ---------------------------
         Custodian                                   Date

                                   EXHIBIT F-1

                          FORM OF INITIAL CERTIFICATION

                                                                 _________, 20__

Asset Backed Funding Corporation
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Wells Fargo Home Mortgage, Inc.
Legal Department - MAC X2401-06T
1 Home Campus
Des Moines, Iowa  50328

Wells Fargo Bank Minnesota, National Association
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention:  Client Manager - ABFC 2002-WF2

Re: ABFC 2002-WF2 Trust Mortgage Loan Asset-Backed Certificates, Series 2002-WF2

Ladies and Gentlemen:

         The undersigned, as Trustee, hereby certifies that except as noted on the schedule of exceptions attached hereto as Schedule A, it has received a Mortgage File with respect to each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit D to the Agreement (as defined below), which contains each of the Mortgage Loan Documents required to be included in the Mortgage File, as set forth in Section 2.01 of the Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 2002, among Asset Backed Funding Corporation, as depositor, Wells Fargo Home Mortgage, Inc., as servicer, Wells Fargo Bank Minnesota, National Association, as securities administrator, and the undersigned, as trustee.

         The Trustee further certifies as to each Mortgage Note that the Mortgage Note bears an original of an endorsement as set forth in clause (i) of
Section 2.01 of the Agreement.

         Except as described herein, the Trustee has made no independent examination of any documents contained in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in any Mortgage Files or any of the Mortgage Loans listed on the Mortgage Loan Schedule attached as Exhibit D to the Agreement or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.





                                     F-1-1

                            [SIGNATURE PAGE FOLLOWS]















                                     F-1-2

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement.

                                            WACHOVIA BANK, NATIONAL
                                            ASSOCIATION,
                                            as Trustee

                                            By:
                                                 -------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------















                                     F-1-3

                       Schedule A to Initial Certification
                       -----------------------------------

                                   EXCEPTIONS

























                                     F-1-4

                                   EXHIBIT F-2

                          FORM OF INTERIM CERTIFICATION


                                                                 _________, 20__


Asset Backed Funding Corporation             Wells Fargo Home Mortgage, Inc.
100 North Tryon Street                       Legal Department - MAC X2401-06T
Charlotte, North Carolina 28255              1 Home Campus
                                             Des Moines, Iowa  50328

Wells Fargo Bank Minnesota, National Association
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention:  Client Manager - ABFC 2002-WF2

Re:  ABFC Trust 2002-WF2 Asset-Backed Certificates Series 2002-WF2

Ladies and Gentlemen:

         The undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit D to the Agreement (as defined below) (other than any Mortgage Loan which has been liquidated or otherwise released to the Trustee or its designee) it has reviewed the Mortgage File and has determined that, except as noted on the schedule of exceptions attached hereto as Schedule A: (i) all documents required to be included in the Mortgage File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on such examination, and only as to such documents, the Mortgage Loan information set forth on the Mortgage Loan Schedule attached as Exhibit D to the Agreement, as described in clauses (1), (2), (5), (7), (10), (12), (18), (19),
(20), (21), (22), and (25) of the definition of "Mortgage Loan Schedule" in
Section 1.01 of the Agreement, with respect to the Mortgage Loan accurately reflects information set forth in the related Mortgage File. The undersigned further certifies that the Trustee's review of each Mortgage File included each of the procedures set forth in Section 2.02 of the Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 2002, among Asset Backed Funding Corporation, as depositor, Wells Fargo Home Mortgage, Inc., as servicer, Wells Fargo Bank Minnesota, National Association, as securities administrator, and the undersigned, as Trustee.

         Except as described herein, the Trustee has made no independent examination of any documents contained in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in any Mortgage File or any of the Mortgage Loans listed on the Mortgage Loan Schedule attached as Exhibit D to the Agreement or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                     F-2-1

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement.

                                           WACHOVIA BANK, NATIONAL
                                           ASSOCIATION,
                                            as Trustee


                                           By:
                                               ---------------------------------

                                           Its:
                                               ---------------------------------









                                     F-2-2

                      Schedule A - to Interim Certification
                      -------------------------------------

                                   EXCEPTIONS




















                                     F-2-3

                                   EXHIBIT F-3

                           FORM OF FINAL CERTIFICATION

                                                                 _________, 20__

Asset Backed Funding Corporation                Wells Fargo Home Mortgage, Inc.
100 North Tryon Street                          Legal Department - MAC X2401-06T
Charlotte, North Carolina 28255                 1 Home Campus
                                                Des Moines, Iowa  50328

Wells Fargo Bank Minnesota, National Association
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention:  Client Manager - ABFC 2002-WF2

Re:  ABFC Trust 2002-WF2 Asset-Backed Certificates Series 2002-WF2

Ladies and Gentlemen:

         The undersigned, as Trustee, hereby certifies that, except as noted on the schedule of exceptions attached hereto as Schedule A, it has received for each Mortgage Loan listed on the Mortgage Loan Schedule attached as Exhibit D to the Agreement (as defined below) (other than a Mortgage Loan that has been liquidated or otherwise released to the Trustee or its designee), a complete Mortgage File that includes each of the documents required to be included in the Mortgage File, as set forth in Section 2.01 of the Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 2002, among Asset Backed Funding Corporation, as depositor, Wells Fargo Home Mortgage, Inc., as servicer, Wells Fargo Bank Minnesota, National Association, as securities administrator and the undersigned, as Trustee.

         The Trustee has made no independent examination of any documents contained in any Mortgage File beyond the review specifically required in the Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File or any of the Mortgage Loans listed on the Mortgage Loan Schedule attached as Exhibit D to the Agreement, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any guarantee agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Agreement.

                                           WACHOVIA BANK, NATIONAL
                                           ASSOCIATION,
                                             as Trustee

                                           By:
                                               ---------------------------------

                                           Its:
                                               ---------------------------------



                                     F-3-1

                       Schedule A - to Final Certification
                       -----------------------------------

                                   EXCEPTIONS


























                                     F-3-2

                                    EXHIBIT G

                        MORTGAGE LOAN PURCHASE AGREEMENT


                   Copy On File With Securities Administrator

                                    EXHIBIT H

                             AFFIDAVIT OF LOST NOTE

         I, ________________ being duly sworn, do hereby state under oath that:

1. I as _______________ [title] of Wells Fargo Home Mortgage, Inc., (the "Seller"), am authorized to make this Affidavit on behalf of the seller.

2. The Seller is the current payee under the following described mortgage note (the Note"):

                                    Loan No:        ((LoanNumber))

                                    Borrower(s):    ((BorrowersNames))

                                    Original Amount:  $((LoanAmt))

                                    Rate of Interest: ((InterestRate))%

         Address of Mortgaged Property:    ((Address)),((City)),((State))((Zip))

3.       The Note was not located after a thorough and diligent search.

4. Attached hereto is a true and correct copy of the Note, endorsed in blank by Lender.

5. The Seller hereby agrees to indemnify and hold harmless, its successors, and assigns, against any loss, from the unavailability of the original Note, provided that in no event shall the Seller be liable for special or consequential damages with respect to the foregoing, including but not limited to, any claim for lost profits.

                                             EXECUTED THIS ___ day of ______, on
                                             behalf of the Seller by:

                                             -----------------------------------
                                             [Name]

         On ____ day of _____________, before me appeared Heather Partin to me personally known, who being, duly sworn did say that she is the Vice President of Wells Fargo Home Mortgage Inc., and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said Patricia Staples acknowledged this instrument to be the free act of deed of said corporation.


                  ----------------------------------------------
                  Notary Public in and for the State of Maryland


                  My Commission expires:
                                         -----------------------

                                    EXHIBIT I

                          FORM OF ERISA REPRESENTATION

Asset Backed Funding Corporation
100 North Tryon Street
Charlotte, North Carolina  28255

Wachovia Bank, National Association
401 South Tryon Street, 12th Floor NC 1179
Charlotte, North Carolina  28288-1179
Attn:  Structured Finance Trust Services - ABFC 2002-WF2

         Re:      ABFC Mortgage Loan Asset-Backed Funding Certificates,
                  Series 2002-WF2

Ladies and Gentlemen:

         1. [The undersigned is the ___________________ of _________________
(the "Transferee") a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.] [The undersigned,
___________________, is the transferee (the "Transferee").]

         2. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") dated as of December 1, 2002, among Asset Backed Funding Corporation, as depositor (the "Depositor"), Wells Fargo Home Mortgage, Inc., as servicer, Wells Fargo Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and the Certificate Registrar (as defined in the Agreement) have received a certificate from such transferee in the form hereof.

         3. The Transferee either (x) (i) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (ii) (except in the case of the Class A-2 (prior to the Distribution Date in September 2004), Class P, Class R or Class CE Certificates) is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (y) (except in the case of a Class R Certificate) shall deliver to the Certificate Registrar and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Certificate Registrar, and upon which the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in the assets of the Trust Fund being deemed to be plan assets, will not be subject to the prohibited transaction provisions of ERISA or the Code, and will not subject the Trustee, the Securities Administrator or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Securities Administrator or the Depositor.

         Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

         IN WITNESS WHEREOF, the Transferee has executed this certificate.


                                         --------------------------------------
                                         [Transferee]


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT J-1

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

Asset Backed Funding Corporation
100 North Tryon Street
Charlotte, North Carolina  28255

Wachovia Bank, National Association
401 South Tryon Street, 12th Floor NC1179
Charlotte, North Carolina 28288-1179
Attn:  Structured Finance Trust Services - ABFC 2002-WF2

         Re:   ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2
               -------------------------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2 (the "Certificates"), we certify that
(a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we agree that the Certificates must be held indefinitely by us and we acknowledge that we are able to bear the economic risk of investment in the Certificates, (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of
Section 5 of the Act, (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement and (h) we acknowledge that the Certificates will bear a legend setting forth the applicable restrictions on transfer.

                                                Very truly yours,


                                                [NAME OF TRANSFEREE]


                                                By:
                                                    ----------------------------
                                                         Authorized Officer


                                     J-1-1

                                   EXHIBIT J-2

                       FORM OF RULE 144A INVESTMENT LETTER

                                     [DATE]


Asset Backed Funding Corporation
100 North Tryon Street
Charlotte, North Carolina  28255

Wachovia Bank, National Association
401 South Tryon Street, 12th Floor NC1179
Charlotte, North Carolina 28288-1179
Attn:  Structured Finance Trust Services - ABFC 2002-WF2

         Re:  ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2
              -------------------------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2 (the "Certificates"), we certify that
(a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, and who executes a certification in the form of this letter and a certification in the form of either Annex 1 or Annex 2 attached hereto, or (ii) pursuant to another exemption from registration under the Securities Act.

                                            Very truly yours,


                                            [NAME OF TRANSFEREE]

                                            By:
                                                --------------------------------
                                                    Authorized Officer


                                     J-2-1

                                                          ANNEX 1 TO EXHIBIT J-2
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act") because (i) the Buyer owned and/or invested on a discretionary basis $ 1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ___ Bank. The Buyer (a) is a national bank or banking institution as defined in Section 3(a)(2) of the 1933 Act organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and not more than 18 months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements are attached hereto.

         ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution referenced in Section 3(a)(5)(A) of the 1933 Act, which is supervised and examined by a State or Federal authority having supervisory authority over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and not more than 18 months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements are attached hereto.

-----------------
1    Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     J-2-2

         ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Buyer is an insurance company, as defined in
         Section 2(13) of the 1933 Act, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

         ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(
         1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------

         iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer did not include any of the securities referred to in this paragraph.

         iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                                     J-2-3

         v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         vi. Will the Buyer be purchasing the                 ______     ______
             Certificates only for the Buyer's own account?     YES        NO

         If the answer to the foregoing question is "NO," the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         vii. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                          [SIGNATURE ON FOLLOWING PAGE]


                                     J-2-4

                                            ------------------------------------
                                            Print Name of Buyer


                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:


                                            Date:
                                                  ------------------------------





                                     J-2-5

                                                          ANNEX 2 TO EXHIBIT J-2
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

         [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and
(ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

         ___ The Buyer owned $_____ in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____ in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more Registered Investment Companies, except for a unit investment trust whose assets consist solely of shares of one or more Registered Investment Companies (provided that each series of a "series company," as defined in Rule 18f-2 under the 1940 Act, shall be deemed to be a separate investment company) that have the same investment adviser (or, in the case of unit investment trusts, the same depositor) or investment advisers (or depositors) that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     J-2-6

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit,
(iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, or owned by the Buyer's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Buyer is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule I 44A.

         ____     ____     Will the Buyer be purchasing the Transferred Owner
          Yes      No      Trust Certificates only for the Buyer's own account?

         6. If the answer to the foregoing question is "NO," the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of the Transferred Owner Trust Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       -----------------------------------------
                                       Print Name of Buyer or Adviser


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                       IF AN ADVISER:


                                       Print Name of Buyer

                                       Date:
                                            ------------------------------------


                                     J-2-7

                                    EXHIBIT K

                 FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT

          ABFC MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2002-WF2


STATE OF          )
                  )                   ss.:
COUNTY OF         )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is [an officer of] , the proposed Transferee of an Ownership Interest in a Class R Certificates (the "Certificates") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Asset Backed Funding Corporation, as depositor, Wells Fargo Home Mortgage, Inc., as servicer, Wells Fargo Bank Minnesota, National Association, as securities administrator, and Wachovia Bank, National Association, as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificates to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificates if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificates including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificates. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificates, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth in this Exhibit K to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificates.

         8. The Transferee's taxpayer identification number is ________.

         9. The Transferee is a U.S. Person as defined in the Pooling and Servicing Agreement.

         10. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor are we acting on behalf of such a plan.

         11. The Transferee is aware that the Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         12. The Transferee has filed all required federal and state income tax returns and has paid all federal and state income tax due and intends to file and pay all such returns and taxes in the future.

         13. The Transferee historically has paid its debts as they come due and fully intends to be financially able to pay its debts, including any and all tax liabilities, as they become due.

         14. The Transferee understands that, as the holder of an Ownership Interest in a Certificate, it may incur tax liabilities in excess of any cash flows generated by such Ownership Interest and intends to pay all taxes associated with holding such Ownership Interest as such taxes become due.

         15. The Transferee agrees that it will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or of another U.S. taxpayer.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20 .


                                             [NAME OF TRANSFEREE]


                                             By:
                                                 -------------------------------
                                                  Name:
                                                  Title:


[Corporate Seal]

ATTEST:



[Assistant] Secretary


         Personally appeared before me the above-named ________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ________________________of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

                     Subscribed and sworn before me this ____day of ____, 20___.



                                               ---------------------------------
                                               NOTARY PUBLIC


                                               My Commission expires the____day
                                               of_______, 20____.

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Asset Backed Funding Corporation
100 North Tryon Street
Charlotte, North Carolina  28255

Wachovia Bank, National Association
401 South Tryon Street, 12th Floor NC 1179
Charlotte, North Carolina  28288-1179
Attn:  Structured Finance Trust Services - ABFC 2002-WF2

         Re:  ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2
              -------------------------------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the ABFC Mortgage Loan Asset-Backed Certificates, Series 2002-WF2 (the "Certificates"), we certify that
(a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class R Certificate is to impede the assessment or collection of tax.


                                             Very truly yours,


                                             [---------------------]


                                             By:
                                                 -------------------------------

                                    EXHIBIT M

                              DEPOSITORY AGREEMENT


                   Copy on File With Securities Administrator

                                    EXHIBIT N

                    MONTHLY INFORMATION DELIVERED BY SERVICER

1. With respect to the Mortgage Pool, the number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Collection Period.

2. With respect to the Mortgage Pool, the amount of all curtailments which were received during the related Collection Period.

3. With respect to the Mortgage Pool, the aggregate amount of principal portion of all Monthly Payments received during the related Collection Period.

4. With respect to the Mortgage Pool, the amount of interest received on the Mortgage Loans during the related Collection Period.

5. With respect to the Mortgage Pool, the aggregate amount of the Advances made and recovered with respect to such Distribution Date.

6. With respect to the Mortgage Pool, the delinquency and foreclosure information and the amount of Mortgage Loan Losses during the related Collection Period.

7. With respect to the Mortgage Pool, the weighted average maturity, the weighted average Mortgage Interest Rate and the weighted average Net Mortgage Interest Rate as of the last day of the Collection Period preceding the related Accrual Period.

8. The Servicing Fees paid and Servicing Fees accrued during the related Collection Period.

9. The amount of all payments or reimbursements to the Servicer paid or to be paid since the prior Distribution Date (or in the case of the first Distribution Date, since the Closing Date).

10. The Pool Balance as of the beginning and as of the end of the preceding Collection Period.

11. With respect to the Mortgage Pool, the number of Mortgage Loans outstanding at the beginning and at the end of the related Collection Period.

12. The aggregate interest accrued on the Mortgage Loans at their respective Mortgage Interest Rates for the related Collection Period.

13. The amount deposited in the Collection Account which may not be withdrawn therefrom pursuant to an Order of a United States Bankruptcy Court of competent jurisdiction imposing a stay pursuant to Section 362 of U.S. Bankruptcy Code.

14. The aggregate Realized Losses since the Cut-off Date as of the end of the related Collection Period.

15. The Overcollateralization Amount, the Overcollateralization Targeted Amount, any Overcollateralization Deficiency and any Overcollateralization Release Amount, in each case after giving effect to distributions on such Distribution Date.

                                   SCHEDULE I

                           PREPAYMENT CHARGE SCHEDULE




























                                  SCHEDULE I-1

                                    EXHIBIT O

                    FORM OF AUCTION ADMINISTRATION AGREEMENT

                   Copy on File With Securities Administrator

                                   EXHIBIT P-1

                     FORM SARBANES-OXLEY CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                               ABFC 2002-WF2 Trust
                     Mortgage Loan Asset-Backed Certificates
                                 Series 2002-WF2

I, [identify the certifying individual], certify, in connection with that certain Pooling and Servicing Agreement, dated as of September 1, 2002, among Asset Backed Funding Corporation, as depositor (the "Depositor"), Wells Fargo Home Mortgage, Inc., as servicer (the "Servicer"), Wells Fargo Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"), that I am the senior officer of the Depositor in charge of its securitizations, and that:

         1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of Asset Backed Funding Corporation (the "Depositor") relating to the above-referenced trust;

         2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

         3. Based on my knowledge, the servicing information required to be provided to the Securities Administrator by the Servicer under the Pooling and Servicing Agreement referred to above is included in these reports;

         4. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

         5. I have disclosed to the Depositor's certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.



Date: -------------------------

-------------------------------
[Signature]
[Title]

                                   EXHIBIT P-2

                    FORM DEPOSITOR'S SEC CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                               ABFC 2002-WF2 Trust
                     Mortgage Loan Asset-Backed Certificates
                                 Series 2002-WF2

I, [identify the certifying individual], certify, in connection with that certain Pooling and Servicing Agreement, dated as of September 1, 2002, among Asset Backed Funding Corporation, as depositor (the "Depositor"), Wells Fargo Home Mortgage, Inc., as servicer (the "Servicer"), Wells Fargo Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"), that I am the senior officer of the Securities Administrator in charge of its securities administration functions under the Pooling and Servicing Agreement referred to above, and that:

         1. I have reviewed the attached annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of Asset Backed Funding Corporation (the "Depositor") relating to the above-referenced trust;

         2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report; and

         3. Based on my knowledge, the servicing information required to be provided to the Securities Administrator by the Servicer under the Pooling and Servicing Agreement referred to above is included in these reports.



Date: -------------------------

-------------------------------
[Signature]
[Title]

                                   EXHIBIT P-3


                   FORM OF SERVICER'S SEC CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                               ABFC 2002-WF2 Trust
                     Mortgage Loan Asset-Backed Certificates
                                 Series 2002-WF2

I, [identify the certifying individual], certify that I am the senior officer of Wells Fargo Home Mortgage, Inc. (the "Servicer") in charge of its servicing functions, and that, in connection with that certain Pooling and Servicing Agreement, dated as of September 1, 2002, among Asset Backed Funding Corporation, as depositor (the "Depositor"), Wells Fargo Home Mortgage, Inc., as servicer (the "Servicer"), Wells Fargo Bank Minnesota, National Association, as securities administrator (the "Securities Administrator"), and Wachovia Bank, National Association, as trustee (the "Trustee"):


         1. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

         2. I have disclosed to the Depositor's certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.



Date: -------------------------

-------------------------------
[Signature]
[Title]

                                   EXHIBIT P-4


                            FORM CERTIFICATION TO BE
              PROVIDED TO DEPOSITOR BY THE SECURITIES ADMINISTRATOR


                               ABFC 2002-WF2 Trust
                     Mortgage Loan Asset-Backed Certificates
                                 Series 2002-WF2

I, [identify the certifying individual], a [title] of Wells Fargo Bank Minnesota, National Association, as Securities Administrator of the Trust (the "Securities Administrator"), hereby certify to Asset Backed Funding Corporation (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, in connection with that certain Pooling and Servicing Agreement, dated as of September 1, 2002, among the Depositor, the Securities Administrator, Wells Fargo Home Mortgage, Inc., as servicer (the "Servicer"), and Wachovia Bank, National Association, as trustee (the "Trustee"), that:

         1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced Trust;

         2. Based on my knowledge, the information in these distribution reports prepared by the Securities Administrator, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

         3. Based on my knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement is included in these reports;



                               Date:
                                    ---------------------------------------
                               Wells Fargo Bank Minnesota, National Association, as Securities Administrator


                               By:
                                   ----------------------------------------
                               [Signature]
                               [Title]

                                    EXHIBIT Q

                         FORM OF AUCTION SWAP AGREEMENT


                   Copy On File With Securities Administrator
























                                      Q-1